Exhibit 99.1

***	indicates material that has been omitted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission. A complete copy of this agreement, including the redacted portions so indicated, has been filed separately with the Securities and Exchange Commission.
ENGINEERING, PROCUREMENT SERVICES AND CONSTRUCTION
AGREEMENT
BY AND BETWEEN
KiOR Columbus, LLC (“Owner”)
AND
Kellogg Brown & Root LLC (“Contractor”)

EXHIBITS:
Exhibit “A” — Scope of Work
Exhibit ‘B” — Compensation
Exhibit “C” — Health, Safety and Environment
Exhibit “D” — Contract Schedule
Exhibit “E” — Procurement Work Process

i

Terms and Conditions
This Engineering, Procurement Services, and Construction Agreement (“Agreement”) is made effective as of the 5th of January, 2011 (“Effective Date”), by and between:
Kellogg Brown & Root LLC, a Delaware corporation, having its principal office at 601 Jefferson, Houston, TX 77002 (“Contractor”), of the one part.
and
KiOR Columbus, LLC, a Delaware limited liability company, and having its principal office at 13001 Bay Park Rd., Pasadena, Texas, U.S.A. 77507 (“Owner”), of the other part, each of whom may be referred to as a “Party” and who collectively may be referred to as the “Parties”.
WHEREAS, Owner desires to enter into an agreement with Contractor to provide for the engineering, procurement services, and construction of a biomass processing unit to be located at a Site in Columbus, MS (“Project”); and
WHEREAS, Contractor represents it has the necessary personnel, experience, competence and legal right to perform and is ready, willing and able to perform all necessary engineering, procurement services and construction described in Exhibit A Scope of Work and desires to undertake such performance and assistance under the terms and conditions hereinafter set forth.
NOW THEREFORE IN CONSIDERATION OF THE MUTUAL PROMISES AND OBLIGATIONS SET OUT IN THIS AGREEMENT, THE PARTIES AGREE AS FOLLOWS:
1.	DEFINITIONS
As used in this Agreement, the following terms when written with an initial capital letter, shall have the meanings hereinafter set forth unless the context would otherwise clearly indicate:
1.1	“Affiliates” of a Party shall mean any other entity controlling, controlled by or under common control with such Party, “control” for this purpose meaning at least 50% equity ownership, or the legal power to control the management policies of the controlled Party.

1.2	“Certificate of Final Acceptance” shall mean the certificate issued by Owner to the Contractor as described in Article 13.2 signifying that all provisions of Article 13.1 have been satisfied and all Work has been performed, notwithstanding Contractor’s obligations which survive Mechanical Completion of the entire Project.

1.3	“Certificate of Mechanical Completion” shall mean that certificate issued by Contractor and approved by Owner signifying that all Work under this Agreement has been satisfactorily performed, as more fully described in Article 12.1, and the Project is ready for Commissioning and Start-Up by Owner.

1.4	“Change” shall mean (i) an application by Contractor for a change in Contract Schedule or Contract Price based upon some changed condition or (ii) an authorization in writing by Owner to implement a Change in the Work or Project in accordance with the provisions of Article 5. A “Change” is the work to be performed by Contractor as defined in the Change Order, when approved by Owner.

1.5	“Commencement Date” shall mean the date specified in writing by Owner to Contractor as the date upon which Contractor is authorized to proceed with Work.

1.6	“Commissioning and Start Up” shall mean the performance of activities by Owner following Date of Mechanical Completion required to achieve start-up of the Facility.

1.7	“Compensation” shall have the meaning set forth in Article 6.1.

1.8	“Contract Price” shall mean the estimate of all sums payable by Owner to Contractor as provided in Article 6.6.

1.9	“Contract Schedule” shall mean the schedule of all Work to be performed by Contractor, as mutually agreed and presented in Exhibit D.

1.10	“Date of Final Acceptance” shall mean the date certified in the Certificate of Final Acceptance.

1.11	“Date of Mechanical Completion” shall mean the date certified in the Certificate of Mechanical Completion as described in Article 12.1, below.

1.12	“Drawings and Specifications” shall mean all documents prepared by Contractor as required by the Scope of Work.

1.13	“Final Acceptance” shall have the meaning set forth in Article 13.2.

1.14	“Hazardous Materials” means any substance that under Applicable Law is considered to be hazardous or toxic or is or may be required to be remediated, including (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls and processes and certain cooling systems that use chlorofluorocarbons, (ii) any chemicals, materials or substances which are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” or any words of similar import pursuant to Applicable Law, (iii) any other chemical, material, substance or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Instrumentality

1.15	“Owner’s Other Contractors” shall mean those individuals (other than employees of Contractor or its subsidiaries or Affiliates), firms or corporations having a direct contract with Owner for the supply of services only or the supply of services and equipment and materials to perform any of the Work. “Contract” shall mean the contract between Owner and Owner’s Other Contractors or Owner’s Suppliers.

1.16	“Owner Supplied Materials” shall have the meaning set forth in Article 2.3.2(a).

1.17	“Owner’s Suppliers” shall mean those individuals (other than employees of Contractor or its subsidiaries or Affiliates), firms or corporations having a direct contract with Owner for the supply of equipment and materials to incorporation into the Work. “Contract” shall mean the contract between Owner and Owner’s Suppliers or Owner’s Other Contractors.

1.18	“Representative” shall mean the individual designated by a Party to act for it in connection with this Agreement.

1.19	“Scope of Work” shall mean the Contractor’s scope of work attached hereto as Exhibit A which defines the technical requirements and responsibilities for the Project

1.20	“Site” shall mean the site where the Facility will be located.

1.21	“Standard of Care” shall mean that degree of skill, care, attention, business administration, judgment, trade and professional experience with all relevant measurements, laws, regulations, customs and practices relating to all phases of the Work on a facility similar to the Project, normally exercised by professional United States industrial engineering and construction firms when constructing projects of similar nature and complexity to the Project under similar conditions.

1.22	“Subcontractor” shall mean those individuals (other than employees of Contractor or its subsidiaries or Affiliates), firms or corporations having a direct contract with Contractor for the supply of services only or the supply of services and equipment and materials to perform any of the Work. “Subcontract” shall mean the contract between Contractor and its Subcontractor.

1.23	“Vendor” shall mean those individuals, firms, or corporations having a purchase order from Owner for supply of any equipment and/or materials for the Work and/or Project.

1.24	“Warranty Period” shall have the meaning set forth in Article 14.2.

1.25	“Work” shall mean the engineering, procurement services, and construction of Facility by Contractor including providing, as necessary, project management, engineering, procurement services, construction, labor, construction tools, construction equipment, construction supplies, temporary structures and facilities and transportation, including, hauling, unloading and handling to, at and from the Site to the extent provided in this Agreement and Exhibit A Scope of Work.

2.	THIS AGREEMENT

2.1	This Agreement consists of these signed Terms and Conditions, the Exhibits listed below and all drawings, standards, specifications and other documents referred to in the Exhibits or in any of the documents referenced in them, and shall take precedence in the order set forth below in the event of any conflict or inconsistency:
This Agreement (Terms and Conditions) Any amendments or a Change to this Agreement
Exhibit A    Scope of Work
Exhibit B    Compensation
Exhibit C    Health, Safety and Environment
Exhibit D    Contract Schedule
Exhibit E    Procurement Work Process
2.2	Contractor shall provide ail Work, on a reimbursable basis, in strict accordance with the Agreement. The Work shall also include the transportation and installation of Owner Supplied Materials.

2.3	Scope of Work

Contractor shall be solely responsible for the engineering, procurement services and construction means, methods, techniques, sequences, procedures, safety and security programs in connection with the performance of the Work as provided in Exhibit A Scope of Work attached hereto and incorporated herein.
2.3.1	Engineering
Contractor shall provide all engineering and design services necessary for completion of the Facility in conformity with the Agreement, including (a) preparation of (i) conceptual design and (ii) the engineering and detailed design necessary to describe the Project, (b) provision of specifications and criteria for the detailed design of equipment, materials and systems by suppliers for incorporation into the Facility, and (c) preparation of drawings, plans, bills of material, schedules and estimates.
2.3.2	Procurement Services
Notwithstanding any other Article herein, Contractor may procure equipment, materials, and services for Owner “as agent for” Owner. When Contractor provides such services “as agent for” Owner, the following provisions of this Article 2.3.2 shall govern:
(a)	All purchases of materials (other than small construction tools and construction consumables) and equipment (including construction materials other than of a minor nature) (such materials and equipment being known as “Owner Supplied Materials”) and services including the applicable purchase order and/or contract terms therefor shall be subject to Owner approval. Owner will be responsible for providing to Contractor full information as to Owner’s requirements for the procurement services to be performed hereunder. In performing such procurement services, Contractor will exercise its best efforts to obtain reasonable guarantees and warranties favorable to Owner from service contractors (“Owner’s Other Contractors”) and from the suppliers (“Owner’s Suppliers”) of all plant, equipment and other manufactured items to be procured hereunder for Owner, and

Contractor will cooperate with Owner in its enforcement of such warranties and guarantees obtained.
(b)	Contractor’s liability to Owner as a result of any claims that result from or are in any way connected with the acts or omissions of any service contractor or manufacturer pursuant to the management of any contract entered into by Owner and such service contractor or manufacturer, or the breach of any such contract by such service contractor or manufacturer, shall be limited solely to Owner’s recoveries from such service contractor or manufacturer.

(c)	Contractor shall perform its Work in accordance with the requirements of Exhibit E Procurement Work Process attached hereto and incorporated herein.

(d)	Owner’s obligations shall include, but are not limited to, approval of the ITB packages, approval of purchase orders, selection of the winning bidder, execution of the purchase order and payment of invoices including the cost of the equipment or materials, insurance, freight charges, spare parts, and any required vendor representatives, as applicable.
2.3.3 Construction
Contractor shall develop a project construction plan and construct the Facility in accordance with such plan, Exhibit A and the Agreement. Contractor shall install Owner Supplied Materials and manage Owner’s Other Contractors in the performance of their services as provided in 2.3.2(a) and in accordance with the relevant requirements of the Agreement. Contractor shall establish and maintain project management controls systems and provide construction management services in accordance with the standards of performance set forth in the Agreement.

2.4	Prior to the Date of Mechanical Completion, all materials and equipment incorporated or intended to be incorporated into the Project, shall be prominently marked (or stored in secured areas which are prominently marked) as the sole and exclusive property of Owner. However, Contractor, to the extent required under Article 16., shall maintain sufficient insurance against the loss of or damage to such property of Owner and shall bear the responsibility of preserving, safeguarding and maintaining such property until the Date of Mechanical Completion or transfer of care, custody or control of a portion of the material and equipment in the Project pursuant to Article 12.1

2.5	Terminology Clarification
2.5.1	Unless otherwise expressly stated in this Agreement, any authorization, approval, or acceptance by OWNER or the Representative required under this Agreement must be in writing.

2.5.2	Unless specifically stated otherwise, “days” means business days, “weeks” means calendar weeks, and “months” means calendar months.

2.6	The Work shall be executed in strict accordance with the Agreement and no material deviations from the requirements thereof shall be made without the prior approval of OWNER.

2.7	Contractor assumes full responsibility for having familiarized itself with the nature and extent of the Agreement, the Work and observable local conditions that may in any way affect Contractor’s performance under the Agreement as they exist on the Effective Date of this Agreement. Contractor represents that prior to Commencement Date it will visually examine the existing facility, the Site, its surroundings and apparent local conditions. Any information furnished by OWNER with respect to conditions at the Site has been covered in the Scope of Work. In the event actual conditions deviate from such information, Contractor shall notify the OWNER of the impact of such differing conditions.

2.8	Contract Schedule

2.8.1	The Contractor shall update the Contract Schedule, attached hereto as Exhibit D, to reflect current Work status and to measure progress in the Contractor’s performance of the Work.

2.8.2	Contractor shall use all reasonable efforts to complete all Work and achieve Mechanical Completion in accordance with the dates set forth in the Contract Schedule, subject to adjustment as provided herein. Contractor shall not be liable for damages for failure to achieve schedule milestones, including but not limited to Mechanical Completion, unless liquidated damages have been expressly agreed to elsewhere in this Agreement, and then only to the extent agreed upon.

2.8.3	In the event the performance of the Work has not progressed to or reached the level of completion specified in the Contract Schedule, Owner shall have the right, following consultation and agreement with Contractor, to direct the Contractor to take commercially reasonable measures necessary to expedite the progress of engineering, procurement services and construction by any or each of the following: (i) working additional shifts or overtime, (ii) supplying additional manpower, equipment, and facilities and/or (iii) other similar measures. Any such activities to expedite the Work shall constitute a cost of the Work to Owner and shall continue until the progress of the Work complies with the stage of completion required by the Owner.
3.	CONTRACTOR OBLIGATIONS

3.1	Contractor shall appoint one or more Contractor Representative(s) for the duration of the Agreement, who shall be involved in the overall management of the Agreement and the Work. Contractor’s Representative shall be:

Name: Jeremy Ford Job Title: Manager, Business Development Contact Information: Phone: 713-753-8232; Fax: 713-753-2064; Email: jeremy.ford@kbr.com

Contractor may remove or replace any Contractor Representative at any time, save that it shall promptly notify Owner of such removal and replacement and provide the name and contact information of the replacement. There shall be a Contractor Representative appointed at all times during the Term of this Agreement.

3.2	When the Agreement is signed by both Parties, Contractor shall, in accordance with and subject to the terms and conditions of this Agreement:
(a)	perform the Work in accordance with the specifications, commercial terms and conditions and estimated schedule;

(b)	furnish sufficient labor and supervision, office space and equipment as required to ensure completion of the Work; and

(c)	obtain all permits, licenses and other governmental authorizations, specifically required for construction, which are necessary for the performance of the Work at the performance locations, which authorizations must be obtained in Contractor’s name, provided that the costs associated with all such permits, licenses and authorizations and the manhours involved in obtaining them shall be fully reimbursable to Contractor in accordance with the provisions of this Agreement and that Owner shall render such assistance as Contractor may require in obtaining them.
3.3	Contractor agrees to observe and comply with and warrants with respect to those matters for which the Contractor has responsibility hereunder, that the Work itself will conform to all applicable local, state and Federal statutes, laws, ordinances, regulations, rules and codes applicable to the Work. Contractor shall indemnify and save Owner harmless against any and all fines and penalties imposed by governmental authorities which Owner may be responsible for or pay out to the extent caused by Contractor’s failure to comply with any such statutes, laws, ordinances, codes, rules or regulations.

3.4	If any part of the Work depends upon the work of another contractor or of Owner for proper execution or results, Contractor shall visually inspect the interface points to said other work and promptly inform the Owner’s Representative of any apparent defects that render such work unsuitable to accept connection to the Work, or of any apparent discrepancies between such interface points and the requirements of the Agreement.

3.5	Contractor shall maintain at the Site where the Work is performed, the necessary personnel, facilities, support, material, construction equipment in good operating condition, and all other things required to properly, safely and expeditiously prosecute the Work to completion in accordance with the Standard of Care.

3.6	Contractor shall assign the Key Personnel identified in Exhibit E, to competently direct, design, manage and supervise the performance of the Work. Said Key Personnel shall be maintained on the Work as required until their work is completed, provided however, Contractor shall be free to replace any of its project personnel in the event that Contractor has a reasonable concern with respect to the performance of such personnel, provided that reasonable continuity of Key Personnel is maintained. Owner agrees that Contractor may, as appropriate, have detailed engineering and/or other services performed by the Affiliates of Contractor. In such event, Contractor shall guarantee and be liable and responsible for all Work performed by its Affiliates to the same extent as if the Contractor had performed such Work under this Agreement and Owner shall look solely to Contractor for Owner’s rights and remedies under this Agreement with respect to the Work. Notwithstanding any agreement that may exist between such Affiliate of Contractor and Contractor, any such Affiliate performing any portion of the Work shall not be deemed a “Subcontractor” under this Agreement.

3.7	Contractor agrees that Owner’s Representative shall at all reasonable times have access to the Work wherever it is in preparation or progress, including at the manufacturer’s shop, and Contractor shall provide safe and proper facilities for both access and inspection.

3.8	Contractor agrees to confine its apparatus and operations and the storage of its materials and equipment to limits indicated by statutes, laws, ordinances, codes, rules, regulations, permits and directions of Owner’s Representative so as not to unreasonably encumber the Site or Owner’s Facility.

3.9	Contractor agrees to inform Owner well in advance of the time contemplated for Work within any operating Owner Facility. After a plan acceptable to Owner has been formulated, Contractor shall keep in close contact with the performance of the Work to see that it is executed in accordance with the agreed procedure.

3.10	Contractor agrees at all times to enforce strict discipline and good order among its employees assigned to or involved in the Work and shall not employ on the Work anyone whose work is unsatisfactory, any unfit person, or anyone not skilled in his/her assigned function.

3.11	Contractor agrees to perform activities at the Site on the basis of the scheduled workweek which will be agreed with Owner. If Contractor wishes to perform Work outside of this scheduled workweek, Owner must be prior advised one business day in advance in order to provide support, as required, to Contractor.

3.12	Contractor shall, in compliance with applicable laws, arrange for the removal, transportation and disposal of any Hazardous Material transported onto the Facility Site by or on behalf of Contractor Group, or created, used or handled as part of Contractor Group’s activities in performance of the Work at the Site. To the extent any materials contain Hazardous Materials that existed at, on or in the Site prior to the commencement by Contractor of the Work, or that are brought onto the Site by any Person other than Contractor Group, the Owner is responsible for the selection of the disposal facilities at with said Hazardous Materials will be disposed, for signing the manifests as generator and obtaining any permits required for the transportation of the Hazardous Materials. Contractor shall notify Owner immediately upon the discovery of a release of Hazardous Material in a reportable quantity on or from the Site.

3.13	Certain items in the Scope of Work may be noted as being furnished by Owner. Contractor, as part of the Work, shall provide, on a reimbursable basis, approved storage facilities, unload, provide receipts for and store all materials, equipment and other items furnished by Owner or others for Project or erection by Contractor, if such items are already in storage, Contractor shall take custody of them when directed by the Owner’s Representative. Contractor shall check, account for, care for and protect such items in the same manner as if such items were to be furnished by Contractor under this Agreement.

3.14	Drawings and Specifications
3.14.1	Contractor will furnish Owner with, and Owner shall own all right, title and interest to, all Drawings and Specifications, except Contractor’s FCC Technical Information embedded in such Drawings and Specifications, including all engineering, procurement services and construction documents prepared by Contractor, as required by the Scope of Work (“Drawings and Specifications”).

3.14.2	Contractor shall keep in good order and available to Owner at all reasonable times, in Contractor’s office and at the Site, the most recent released set of all Drawings and Specifications. Owner shall have the right at any reasonable time to have access to the Drawings and Specifications to examine and comment upon any drawing which has been prepared by the Contractor or its Subcontractors for the Agreement.
4.	OWNER OBLIGATIONS

4.1	Owner shall appoint one or more Owner Representative(s) for the duration of the Agreement, who shall be Contractor’s primary point of contact for matters relating to the Agreement and the Work. Owner’s Representative shall be:

Name: Ed Smith Job Title: Engineering Director Contact Information: ed.smith@kior.com 713-540-3166

Owner may remove or replace any Owner Representative at any time, save that it shall promptly notify Contractor of such removal and replacement and provide the name and contact information of the replacement. There shall be an Owner Representative appointed and available to make timely decisions and approvals at all times during the Term of this Agreement.

4.2	For the duration of the Agreement, Owner shall, in accordance with and subject to the terms and conditions of this Agreement, perform all Owner obligations set forth in this Agreement in such time and manner as to facilitate the execution of the Work, including the following:
(a)	obtain all permits, licenses, governmental authorizations, third party access rights, and other approvals which must be obtained in Owner’s name and which are necessary for the performance of the Work. Owner may request Contractor’s assistance, where necessary, in obtaining such permits, licenses and authorisations and shall reimburse Contractor for any such assistance in accordance with the terms of this Agreement;

(b)	obtain the necessary legal rights to the Project site, and allow Contractor access, subject to Owner’s normal security control and safety procedures, to the Project Site and to the utilities as required for the performance of the Work;

(c)	promptly notify Contractor in writing of any project delays, funding status changes, and any other anticipated or desired changes to any of agreed-upon relevant requirements, standards, specifications and procedures through issuance of a Change, and to ensure such information is accurate and complete to enable Contractor to rely upon them in performance of its Work;

(d)	promptly provide Contractor with complete, accurate, and timely information, data and drawings necessary for Contractor to perform the Work, upon which Contractor may rely in its performance of the Work, including contracting with local consultants to provide necessary data;

(e)	process Contractor invoices and pay Contractor on time and in accordance with the payment terms of this Agreement, and

(f)	review, approve and reject Drawings and Specifications, within ten (10) days, in accordance with the Scope of Work.

(g)	selection of the disposal facilities at which said Hazardous Materials will be disposed, sign the manifests as generator and obtain any permits required for the transportation of the Hazardous Materials.
5.	CHANGES

5.1	Any change made in accordance with this Article 5, to any specification, direction, schedule, or other requirement in the performance of the specific Scope of Work contained in Exhibit A, shall be agreed and recorded in a mutually signed document (“Change”).

5.2	A Change may be proposed either by Owner, in accordance with Article 5.5, or Contractor, in accordance with this Article 5.2 and Article 5.6. Contractor shall be entitled to a Change in the event that changes (including delays, denials, additional work, additional costs, or other impacts) to Exhibit A are necessary due to factors outside of Contractor’s reasonable control, including (without limitation):
(a)	changes in the Work including, without limitation, under Article 14.5;

(b)	changes in approvals, access, permits, licences, authorizations, laws, codes, or standards at any level and from any person or organization (including action, inaction, denials, appeals, and work-arounds);

(c)	changes in taxation as set forth in Article 7.3;

(d)	impacts resulting from an event of Force Majeure under Article 26;

(e)	impacts resulting from errors, omissions, incompleteness, or otherwise from any rely-upon information received from or on behalf of Owner;

(f)	third party contractors, consultants, advisors, etc. hired by Owner;

(g)	impacts, costs, and additional Work required by any potential lenders or investors of Owner;

(h)	impacts caused from Owner’s rejection of any subcontractor or consultant proposed by Contractor (unless reasonably rejected), or Contractor’s reasonable objection to any subcontractor or consultant proposed by Owner.

(i)	delays to the Work in progress not caused by Contractor Group.
5.3	The purpose of the Change mechanism is:
(a)	to enable the Parties to request and mutually agree in writing upon changes in the scope, cost and performance of the Work to be performed under a Change;

(b)	to enable the Parties to record their agreement to adjustments in the estimated financial budget; and

(c)	in the interests of effective management of the Agreement, to record mutually agreed modifications to the Work, estimated schedule, man-hour budget, financial budget and any other details as may need to be modified from time to time, and the reasons for the modification.
Where adjustments are to be made to the estimated financial budget, they shall be calculated at the rates set forth in Exhibit B — Compensation for that type of Work, or if such rates are not in Exhibit B Compensation then at Contractor’s standard rates then in effect for Work of that nature.

5.4	It is expressly agreed and understood by and between the Parties that:
(a)	Contractor shall not be required to undertake any modification in any Work until a mutually agreed Change has been executed in accordance with Article 5.7; and

(b)	the provisions of this Article 5 shall be without prejudice to Contractor’s entitlement to Compensation, as defined in, and in accordance with, Article 6.1.
5.5	At any time, Owner may propose in writing to Contractor changes to the Work as long as those changes are within the general scope of this Agreement. The procedure for issuing an Owner-proposed Change shall be as follows:
(a)	Owner shall notify Contractor in writing of its request for the change, and its reasons for the request, to the Work being provided. Owner shall attach to its notice a draft Change setting out the modifications and its reasons for them, and its proposed commercial terms for implementing the Change.

(b)	Contractor shall review the draft Change, make any comments it feels are necessary to Owner’s proposed modifications and, subject to those comments, shall record on the draft Change the effects of the modifications on any other aspects of the Work (including, without limitation, the estimated schedule, man-hour budget and financial budget). Contractor may also make any revisions to the commercial terms which are appropriate and state its reasons for such revision. Contractor will then send the amended draft Change back to Owner.

(c)	If Owner agrees to Contractor’s revisions to the draft Change, it shall ask Contractor to finalize the Change and arrange execution in accordance with Article 5.7.

(d)	If Owner does not agree to Contractor’s amendments to the draft Change, the Parties shall commence negotiation of the terms of the draft Change until a satisfactory position is reached, upon which the steps in Article 5.5(c) shall be followed.
5.6	At any time, Contractor may propose in writing to Owner modifications to the Work or any other items described in Exhibit A, as long as those modifications are within the general scope of this Agreement. The procedure for issuing a Contractor-proposed Change shall be as follows:
(a)	Contractor shall notify Owner in writing of its request for a modification in the Work being provided under this Agreement. Contractor shall attach to its notice a draft Change setting out the requested modifications and the reasons for them, and its proposed commercial terms for implementing the modification. If there is a contractual entitlement to a Change under Article 5.2 or the impact has already occurred, Contractor shall state such in its request and provide an estimate or statement of the commercial impacts.

(b)	Owner shall review the draft Change, make any comments it feels are necessary to Contractor’s proposed modifications and, subject to those comments, shall record such on the draft Change, taking into consideration the effects of the modifications on any other aspects of the Work (including, without limitation, the estimated schedule, man-hour budget and financial budget). No later than five (5) days after receipt of the original draft from Contractor, Owner will then send the amended draft Change back to Contractor.

(c)	If Contractor agrees to Owner’s amendments to the draft Change, it shall finalize the Change and arrange execution in accordance with Article 5.7.

(d)	If Contractor does not agree to Owner’s amendments to the draft Change, the Parties shall commence negotiation of the terms of the draft Change until a satisfactory position is reached, upon which the steps in Article 5.6(c) shall be followed.

(e)	Notwithstanding the above, Contractor has the right to decline any Change (in whole or in part) issued by Owner. No Change may be commenced until it is executed by both Parties. Owner’s approvals of a Contractor-initiated Change under Article 5.2 shall not be unreasonably withheld or delayed.
5.7	A Change shall be executed by both Parties signing duplicate originals. Each Party shall retain one of the duplicate originals.

6.	COMPENSATION

6.1	As compensation for Contractor’s performance of the Work, including all of Contractor’s reimbursable manhour rates and other costs, charges and expenses, as set out in Exhibit B — Compensation and elsewhere in this Agreement (collectively all such amounts owed to Contractor being “Compensation”), Owner shall pay Contractor Compensation in the following manner:
(a)	Contractor shall prepare and deliver to Owner an invoice, setting out Contractor’s Compensation for either the previous four week period or previous two week period, as the case may be.

(b)	within 15 calendar days of issuance of the invoice, Owner shall pay to Contractor the invoiced amount under Article 6.1(a), with payment being sent by wire transfer (unless otherwise specified by Contractor in writing) to the following bank account set forth in Article 6.3:
6.2	In the event that Owner is in default of its obligations to make any undisputed payment which is properly due and owing to Contractor in accordance with Article 6.1 (and in the absence of a written dispute initiated in writing by a Party under Article 25 of this Agreement in relation to the payment), then thirty (30) calendar days after such payment is due and owing, Contractor shall be entitled to suspend its performance of the Work. The suspension may take effect no earlier than ten (10) calendar days after receipt by Owner of the said notice of intent to suspend, unless Owner’s default on payment has been remedied in full. Contractor shall be reimbursed by Owner for all reasonable costs incurred by it as a result of any such default and suspension and the necessary adjustments shall be recorded in a Change. In the event of any such suspension based on non-payment or other default by Owner, Contractor shall resume its performance of the Work as soon as is practicable upon Owner having made the overdue payment or otherwise cured the default to Contractor’s reasonable satisfaction. If any period of suspension by Contractor exceeds thirty (30) consecutive days, Contractor has the right to terminate this Agreement by written notice to Owner, to be deemed effective upon receipt of the notice by Owner. Contractor shall be paid, in addition to any amounts owed under the Agreement, any costs of closing out of the Work and demobilization, as well as any costs of collecting the amounts past due (including attorney fees and court or arbitration costs). Contractor is entitled to take any action at law or equity, including arbitration, or pursue any remedy available under this Agreement, to collect such amounts.

6.3	Contractor’s nominated bank account details are:

Kellogg Brown & Root LLC
Citibank N.A.
New York, NY 10043
ABA Routing No. 021000089
SWIFT: CITIUS33
Account No. ***
(Please note Contractor invoice number on payment)
6.4	Subject to Article 6, any and all payments to be made by Owner to Contractor under or in connection with this Agreement shall be made without any set-off, retainage, counterclaim, restrictions or conditions and free and clear of currency control and net, and without deduction or withholding for offsets or withholdings or charges, levies, imposts, duties, charges, fees, deductions or withholdings, of any nature, and whatever called now or hereafter imposed, levied, collected or withheld or assessed in any jurisdiction from or to which a payment is made, or any political sub-division thereof or by any taxing authority thereof or therein, unless such deduction or withholding is required by law. If a withholding is required by some applicable law, Owner shall notify Contractor in writing prior to making any withholdings and the Parties shall confirm the legal requirements and agree as to a procedure in a Change for implementing such change.

6.5	Owner may dispute (in whole or in part) any invoice issued by Contractor under Article 6.1 upon written notice to Contractor specifying the detailed basis for the dispute including any contractual basis, within fifteen (15) calendar days of the date of receipt of the invoice, otherwise such invoice shall be deemed accepted in full. If any portion of a statement is disputed, upon expiration of the 15-day period, the undisputed portion of the statement shall be deemed accepted in full. In the event of any duly-notified dispute, Contractor shall remain entitled to be paid the undisputed amount specified in any invoice without delay in accordance with the terms of this Agreement. Upon written notice of such dispute within the specified time period, Contractor and Owner shall enter into discussions to resolve the dispute as soon as possible. If, as a result of a dispute, or for any other reason, the Parties agree in writing to adjust the amount owed to Contractor in an invoice, the adjusted value shall form part of the next reconciliation exercise in accordance with the procedures set out in Articles 6.1, as appropriate. Where the Parties are unable to resolve any such dispute, the dispute resolution procedure in Article 25 is to be followed. If the amount in dispute is over $500,000 (Five Hundred Thousand US Dollars), Contractor has the right to suspend the Work until the dispute is resolved. If Owner is in material breach of this Agreement, or there are any undisputed amounts over 30 days past due exceeding $10,000, Contractor has the right to withhold delivery of any work products until any breach is cured, or all past due amounts are paid in full.

6.6	Contractor’s estimate of Contractor’s total cost of the Project for the engineering, procurement services and construction is $60,695,000.00 (“Contract Price”) and is based on the terms, rates and scope provided in this Agreement and Exhibits A and B. Contractor shall provide a(i) written notification to Owner upon expending 80% of the Contract Price and (ii) an updated estimate of the anticipated total installed cost consisting of Contractor’s costs, Owner Supplied Materials and the cost of Owner’s

Other Contractors. Additional notifications/milestones to be negotiated separately upon completion of the First Unit design.

6.7	In the event an incentive program will be utilized for the Project, the terms and parameters will be negotiated and incorporated as an amendment to this Agreement.

7.	TAXES

7.1	In accordance with Article 6.4 above, Contractor is providing its Work net, free and clear of any taxes. Contractor shall, as required by law, charge Owner service tax, value-added tax or goods and services tax at the prevailing tax rate on the performance of its Work as may be required by any laws applicable to the Work, and such taxes shall be on Owner’s account. Any VAT or other such charges applied on Contractor’s Work will be added to Contractor’s invoices to Owner. Owner shall provide Contractor with any tax exemption certificate, as necessary, so Contractor can obtain the allowed exemptions.

7.2	Notwithstanding any provisions to the contrary in this Agreement, the rates and prices quoted in this Agreement do not take into account any taxes, duties, levies or charges of any kind assessed or otherwise levied in any jurisdiction but not limited to the relevant authorities or a subdivision thereof, in the place where the Work is being performed, or any other country claiming jurisdiction on Contractor. In the event any of the aforesaid taxes become payable, the rates and prices quoted in this Agreement shall be increased or re-grossed to include such taxes. Owner shall accordingly report and pay such taxes to the relevant authorities such that the net payment to Contractor remains the same as if no such taxes had been assessed or levied. Owner shall provide Contractor with original receipts for any such paid amounts no later than thirty (30) days from the date of payment to the relevant authorities. Owner shall release, defend, indemnify and hold harmless CONTRACTOR and its Affiliates from and against any taxes, duties, levies, fees, charges or other similar amounts which Owner is responsible for paying, and has failed to pay, to any governmental or taxing authority with respect to its own operations, this Agreement or the Work.

7.3	In the event of any changes in the taxation laws, decrees, rulings, practices or regulations (including enforcement or interpretation) of any place of business operation or incorporation of any Party or any member of its Group (as defined in Article 9.1 below) and/or applicable tax treaties or protocols, or any changes in the interpretation of the same which are made, published or otherwise become effective after the date of this Agreement and which cause additional or increased costs to Contractor on the performance of the Work, Owner and Contractor shall review the effects of the changes and will by mutual agreement in a Change revise Contractor’s rates and prices to provide revised Compensation for any resulting adverse impacts in the Contractor’s costs. “Affiliates” under this Agreement, for both Parties, shall mean any corporation, firm, partnership, joint venture or other legally-formed and duly registered legal entity, in good standing in the jurisdiction of registration, which directly or indirectly controls, is controlled by, or is under common control of either Party. An “Affiliate” shall not be (i) an individual who may be an officer, director, employee, partner or independent contractor of a Party or one of its subsidiaries or (ii) any sole proprietorship, partnership or other legal entity in which the majority of shares of stock are owned by a single individual, sole proprietorship or closely-held corporation. The Parties warrant and covenant that their contracting entities are legally registered and in good standing in their country of registration, and each Party will release, defend, indemnify and hold harmless the other Party from any liability arising from the indemnifying Party’s failure to maintain the viable organizational status of its entity in its jurisdiction of registration.

8.	CONTRACTOR’S SUBCONTRACTORS

8.1	Owner may, at its sole discretion, request Contractor to enter into Subcontracts for portions of the Work. In such instances, Contractor shall only secure bids from Subcontractors that meet the requirements of Owner. Such Subcontracts shall be in accordance with the terms of this Agreement insofar as applicable to the portion of the Work subcontracted. No relationship (contractual or otherwise) will be established between Owner and a Subcontractor of Contractor when Contractor enters into such Subcontracts. Contractor shall be compensated for this subcontracted Work at Subcontractor’s direct costs plus a mark-up, as set forth in Exhibit B Compensation.

8.2	Except to an “Affiliate”, Contractor shall not subcontract any portion of the Work without Owner’s prior written consent. Owner shall reimburse Contractor the costs of any approved or Affiliate subcontract and any associated mark-up in accordance with Exhibit B — Compensation. If no Affiliate rate is provided, the rate shall be the rate in effect for the Affiliate at the time the subcontract is executed.

9.	EACH PARTY’S GROUP

9.1	“Owner Group” under this Agreement shall mean Owner, its Affiliates (as defined in Article l.1), Owner’s Other Contractors, Owner’s Suppliers and all their respective partners, co-venturers, investors, lenders, subcontractors and other contractors and suppliers (of all tiers), and all their respective officers, directors, employees, consultants, agents and representatives. “Contractor Group” shall mean Contractor, its Affiliates, and all their respective partners, co-venturers, investors, lenders, Subcontractors and consultants (of all tiers), and all their respective officers, directors, employees, consultants, agents and representatives.

10.	INDEPENDENT CONTRACTOR

10.1	In performing its Work, Contractor will act as an independent contractor except as expressly provided in this Article. Any interfaces with Owner Contractors, third parties, or other persons working under the direct supervision and control of Owner, will be performed legally on behalf of Owner as Owner’s agent for the specific limited purpose of carrying out Owner’s instructions.

10.2	This Agreement does not create, or be deemed or construed to create any partnership, joint venture, association or trust, or any other legal relationship other than Contractor as an independent contractor and Owner as Contractor’s client solely for purposes of performance of the Work. Neither Party has the authority to legally bind the other Party in any capacity. Other than as provided in Article 10.1, this Agreement does not authorize a Party to act as an agent, advisor, consultant, representative, servant, or employee for the other Party or any other person, nor create any fiduciary relationship between the Parties as co-venturers or otherwise.

11.	CONFIDENTIAL AND PROPRIETARY INFORMATION AND LICENSE

11.1	Each Party shall protect as confidential any “Confidential Information” furnished by the other Party pursuant to this Agreement. It is understood that “Confidential Information” shall include any Work, Project or business-related information of Owner provided or disclosed to or observed by Contractor in any form under or in connection with this Agreement, and shall also include any Work, Project or business-related information of Contractor provided or disclosed to or observed by Owner in any form under or in connection with this Agreement. Each Party’s Confidential Information shall also include all Proprietary Information (as defined in Article 11.2), including all deliverables and other work products and their contents (including, without limitation, any proposals, feasibility studies, estimates, engineering deliverables, strategies, plans, methodologies, procedures, documents, programs, and other commercial and technical information). Each Party agrees not to disclose any Confidential Information of the other Party to any third party, including for the avoidance of doubt any competitors of Contractor or Owner. These obligations of confidentiality shall remain in effect for a period of fifteen (15) years from the Effective Date of this Agreement.

11.2	Anything provided to Owner as part of Contractor’s Work is classified as Contractor’s Confidential Information and may contain information related to the FCC Process or FCC Technical Information, and constitutes “Contractor Proprietary Information”.

The term “FCC Process” shall mean a process for converting materials in a reaction zone in contact with a powdered catalyst or other powdered solid separate from a solids regeneration zone, utilizing a combination of risers, fluid beds and standpipes to effect a continuous recirculation of the solids from each zone to the other.

The term “FCC Technical Information” shall mean technical information of Contractor which is reasonably useful in the opinion of Contractor for the commercial practice of the FCC Process and for the design, construction, operation, or maintenance of a commercial unit utilizing said FCC Process, developed or acquired by Contractor as to which Contractor has the right to make grants and disclosures provided for in this Agreement, subject to the terms and conditions under which Contractor now has or hereafter acquires the right to make such grants and disclosures.

LICENSE GRANT

Contractor grants to Owner a non-exclusive, right and license to use the FCC Technical Information in the design, engineering, construction, and operation of the first unit contemplated by the Project which is to be located in Columbus, MS (the “First Unit”). Notwithstanding Article 27.1, Owner may assign this Agreement and/or the First Unit license, without the prior consent of Contractor subject to the provisions of this Article, to a successor in interest or other third party provided such assignee agrees to assume all of the obligations, including the use and confidentiality obligations, of Owner under this Agreement, and is not a licensor competitor of Contractor. For the purposes of this Agreement, a licensor competitor of Contractor is defined as an entity who offers FCC technology and/or whose primary business is the provision of engineering, procurement and construction services.

For the avoidance of doubt, the Parties agree that the right and license granted herein applies ONLY to the First Unit for the purposes of this Project which is the subject of this Agreement. Any additional units which Owner would like to build for the purposes of this Project utilizing the FCC Technical Information, will be subject to a new right and license for each unit, and an associated know-how fee. The parties agree that the know-how fee for any and each of the second through eighth units shall be $350,000 (Three-Hundred Fifty Thousand Dollars) per unit. The amount of the know-how fee for any and each contracted installation (A), beginning with the ninth contracted installation, shall be calculated in accordance with the following formula:
$A= $350,000 x U.S. Department of Labor’s Bureau of Statistics PPI Industrial Commodities Index Annual Average for Last Year/PPI Industrial Commodities Index for the calendar year in which the eighth unit installation is contracted provided, however, that $A shall not be less than $350,000.

As used in this Paragraph. “Last Year” shall mean the calendar year immediately preceding the calendar year in which the installation is contracted. In the event that such index shall be discontinued, Contractor shall substitute another index on notice to Owner.
Owner and its officers, directors, and employees may use such Contractor Proprietary Information for its internal purposes for the Project, however, such may not be used for any other purpose or disclosed to any third party, including employees not involved with the Project, without Contractor’s prior written consent. Notwithstanding the foregoing, Owner may also share Contractor Proprietary Information with employees of Owner’s consultant, including Petrotech Consultants, for their use in aiding Owner with its internal purposes for the Project, provided Petrotech Consultants and any other consultants are subject to a confidentiality agreement with Owner or agrees to be bound to the confidentiality and limited use provisions of this Agreement to the same extent Owner is bound.

Anything provided by Owner to Contractor in performance of Contractor’s Work is classified as Owner’s Confidential Information and is and shall be the property of Owner and constitute “Owner Proprietary Information” in relation to this Project. Contractor and its officers, directors, and employees may use such Owner Proprietary Information for its internal purposes for the Project, however, such may not be used for any other purpose or disclosed to any third party, including employees not involved with the Project, without Owner’s prior written consent.

11.3	Any inventions, modifications or improvements developed solely by Owner and made only to Owner Proprietary Information shall be the sole and exclusive property of Owner and Owner shall have all right, title and interest in and to such inventions, modifications or improvements.

Any inventions, modifications or improvements developed solely by Contractor and made only to Contractor Proprietary Information shall be the sole and exclusive property of Contractor and Contractor shall have all right, title and interest in and to such inventions, modifications or improvements.

If any inventions, modifications or improvements are jointly developed in the course of the Work (including all of the ideas and/or patents included in or arising from such inventions, modifications or improvements) (collectively, the “Joint Improvements”), such shall be jointly owned by Contractor and Owner, subject to the following:
(a)	Owner’s ownership interest in the Joint Improvements, including the right to license such interest to third parties and enforce any patents resulting therefrom, shall be limited to the field of use of biomass and organic solid waste processing (“Biomass Field”), and Owner shall not use or allow a third party to use the Joint Inventions for any purpose outside the Biomass Field; and

(b)	Contractor’s ownership interest in the Joint Improvements, including the right to license such interest to third parties and enforce any patents resulting therefrom, shall be limited to all other fields of use other than the Biomass Field, and Contractor shall not use or allow a third party to use the Joint Improvements for any purpose within the Biomass Field.

(c)	(c) Owner and Contractor agree to cooperate and negotiate in good faith regarding the filing, maintenance and upkeep of all patent applications and patents necessary to effect and preserve the ownership interests of the Joint Improvements.
11.4	Except as otherwise set forth herein, the Parties agree that they will use any Confidential Information disclosed to them by the other Party only to the extent necessary in connection with performance under this Agreement.

11.5	Neither Party shall publicize this Agreement, issue any press release, or use the other Party’s name, logo, or trademarks in any reference outside of any reference which is required for that Party’s performance under this Agreement, or with third parties, without the prior written consent of the other Party.

11.6	Owner affirms that the use of Contractor’s Confidential Information (including its Proprietary Information and deliverables) provided by Contractor under this Agreement are limited to the sole purposes contemplated under this Agreement, i.e. to be used internally by Owner for the Project. Owner warrants that any Confidential Information provided by Contractor under this Agreement will not be transferred to any other person or third party except in accordance with this Agreement and all applicable laws.

11.7	Contractor affirms that the use of Owner Confidential Information (including its Proprietary Information and deliverables) are limited to the sole purposes contemplated under this Agreement, i.e. to be used internally by Contractor for the Project, except as specifically stated otherwise. Contractor warrants that any Confidential Information provided by Owner under this Agreement will not be transferred to any other person or third party except in accordance with this Agreement and all applicable laws.

11.8	The Parties understand that disclosing technical data to a third-country national, including to Owner’s or Contractor’s own employees, may be a re-export subject to U.S. law. Accordingly, the Parties understand that the transfer of technical data provided by or through the other Party may not be disclosed in any form to any person, entity, or national of a country to whom such disclosures are prohibited under U.S. law without a license, including employees and contractors working for Owner or Contractor, as the case may be.

11.9	Confidential Information and Proprietary Information shall not include any information or materials that:
(a)	(a) the receiving party can show in tangible form was in the public knowledge or literature at the time of disclosure hereunder; or

(b)	the receiving party had in its possession at the time of disclosure hereunder without obligation of confidentiality;

(c)	subsequent to its disclosure hereunder, becomes part of the public knowledge or literature through no act or omission of the receiving party;

(d)	subsequent to its disclosure hereunder, is disclosed to the receiving party without obligation of confidentiality by a third party having legal right to do so; or

(e)	subsequent to its disclosure hereunder, is independently developed by or for the receiving party without use of or reference to the disclosing party’s Confidential Information or Proprietary Information.
Confidential Information which is specific to process conditions or features or to any combination of process steps of the Proprietary Information shall not be deemed to be generally available to the public or in receiving party’s possession merely because such conditions, features, or combinations may be contained within broad disclosures, generally available to the public, by publication or otherwise, or in receiving party’s possession.

11.10	The Parties acknowledge and agree that due to the unique nature of the Proprietary Information (Contractor’s or Owner’s, as the case may be), there may be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow the Receiving Party (hereinafter Contractor or Owner, as the case may be) or third parties to unfairly compete with the Disclosing Party (hereinafter Contractor or Owner, as the case may be) resulting in possible irreparable harm to the Disclosing Party, and therefore, that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to seek appropriate equitable relief in addition to whatever remedies it might have at law and to be indemnified by the Receiving Party from any loss or harm, including, without limitation, attorney’s fees, in connection with any breach or enforcement of the Receiving Party’s obligations hereunder or the unauthorized use or release of any such Proprietary Information, up to an aggregate amount of US$10,000,000, with a release from the Disclosing Party for sums in excess. The Receiving Party will notify the Disclosing Party in writing immediately upon the occurrence of any such unauthorized release or other breach of which it is aware. If any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be illegal, invalid or unenforceable, such provisions shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect. This Agreement supersedes all prior discussions and writings and constitutes the entire agreement between the parties with respect to the subject matter hereof. The prevailing party in any action to enforce this Agreement shall be entitled to costs and attorneys’ fees. No waiver or modification of this Agreement will be binding upon either party unless made in writing and signed by a duly authorized representative of such party and no failure or delay in enforcing any right will be deemed a waiver. The obligations contained herein shall continue in perpetuity.

11.11	Contractor shall prepare the basic engineering packages for Owner for future units that are based on the Contractor hardware and systems design.

11.12	At any time, Owner shall be free to adopt an alternate FCC reaction system platform independently provided by a third party without further obligation to Contractor while utilizing all the Joint Improvements assimilated by Owner during the course of Contractor’s provision of Work under this Agreement.

11.13	Contractor will provide its proprietary Dense Phase Solids Cooler(s) directly to Owner if the use of such proprietary equipment is deemed necessary by Owner, subject to the following:
(a)	Contractor costs associated with the detailed design, procurement and inspection of the proprietary equipment shall be reimbursable according to the terms of this Agreement;

(b)	Contractor agrees to solicit two or three quotes from approved vendors for the fabrication of such proprietary equipment and will present such quotes to Owner for review;

(c)	Provided Owner chooses to purchase such proprietary equipment, Contractor will receive a fixed percentage mark-up on actual cost of the equipment that is purchased in accordance with the following:
(i)	If Owner purchases the proprietary equipment directly from the vendor, the mark-up will be ***;

(ii)	If Contractor purchases the cooler directly from the vendor for resale to Owner, the mark-up will be ***; and

(d)	Contractor will pass any mechanical and workmanship warranties from the vendor through to Owner.
12.	MECHANICAL COMPLETION

12.1	Completion of all Work, after which point the Work will be subject to Article 14.2, will occur in accordance with the steps in the following procedure:
(a)	When Contractor has, in its reasonable opinion, completed all Work to the point that all equipment and materials are in place per Drawings and Specifications, and all subsystems of the Project are ready for Commissioning and Start-up of the Project, Contractor shall notify Owner of such completion and request Owner’s written notification that all Work has been accepted.

(b)	Owner shall, within thirty (30) Business Days, either accept or reject the Work. If Owner accepts the Work, “Mechanical Completion” shall have been achieved and the date of such Owner notification of acceptance to Contractor shall constitute the “Date of Mechanical Completion” for purposes of Article 14.2. Owner shall issue a Certificate of Mechanical Completion at that time.

(c)	If in Owner’s reasonable opinion any Work has not been properly performed in accordance with this Agreement, is incomplete, or has not been accepted, in its written notice pursuant to Article 12.1(b), Owner shall provide a detailed written description of what Work remains to be completed that prevents the commencement of Commissioning and Start-up, and the reasons for its decision, and what steps need to be taken by Contractor to complete or correct such Work. If Contractor agrees, Contractor shall complete such Work and notify Owner of such completion in accordance with Article 12.1(a). If Contractor does not agree, the management of the Parties shall meet and discuss the differences expeditiously. Any failure to resolve the differences within a reasonable time shall require the dispute to be submitted to the dispute resolution process of Article 25. Contractor shall issue its final invoice and such invoice shall be paid for all Work performed regardless of the outcome of the dispute. The outcome of the dispute shall determine if any re-work has to be performed at Contractor expense, if the Work is complete, if Mechanical Completion has occurred as of the date of the Contractor notice, and if any non-conformances shall be handled as a warranty issue under Article 14.2. A written notice itemizing the finishing items including touch-up painting (“Punchlist”) that do not prevent the commencement of Commissioning and Start-up shall not prevent Owner’s acceptance of Mechanical Completion.

(d)	If Owner fails to respond to Contractor’s notice of completion at the end of a ten (10) Business Day period from Owner’s receipt of such notice, the Work shall be deemed accepted at that time as of the date of the Contractor’s notice of Mechanical Completion.

(e)	For the avoidance of doubt, Contractor’s notice under this Article 12.1(a) shall be without prejudice to Contractor’s entitlement to full Compensation during any of these steps.
13.	FINAL ACCEPTANCE

13.1	Following Mechanical Completion of the entire Project and upon completion of all Punchlist items so that all construction requirements of the Agreement have been fulfilled, Contractor shall furnish Owner with the following:
(a)	A statement that the Work has achieved Final Acceptance in accordance with the Agreement;

(b)	A written certificate in a form satisfactory to Owner that all payrolls, all materials and equipment bills and all other indebtedness or claims arising out of or in connection with the Work by Contractor and its Subcontractors and Vendors have been paid or otherwise satisfied;

(c)	Releases in a form satisfactory to Owner of all laborers’, materialmen’s and mechanics’ liens arising out of labor, materials and equipment or services furnished by or on behalf of Contractor or any of its Subcontractors and from Vendors or suppliers if and to the extent that any such claims have been filed;

(d)	Releases to Owner from Contractor, Subcontractors, Vendors and others assigned portion of Work by Contractor discharging Owner, its shareholders and Affiliates and their employees and representatives from all liabilities, obligations, and claims arising out of or under the Agreement, except with respect to claims of personal injury, which have not yet occurred or which are unknown at the time of final payment;

(e)	Proof satisfactory to Owner that there are no unsatisfied claims or invoices to persons or property;

(f)	Delivery to Owner of all Drawings and Specifications and other documents to which Owner is entitled under this Agreement plus all other information and data (including data stored on computer) and Equipment Vendor information relating to actual record conditions of the Work.
13.2	Following receipt by Owner of the items set forth in Article 13.1, Contractor shall submit an invoice for final payment of any unpaid balance, including any incentives, due Contractor on the Contract Price and Owner shall make final payment to Contractor of any such unpaid balance, less any claims Owner may have against Contractor. Should Owner in good faith dispute any portion of the final invoice or the completeness and accuracy of such documents, and advise Contractor in writing of the disputed portion and the contractual basis for the dispute prior to the expiration of a thirty (30) day period, Owner shall pay the undisputed portion within thirty (30) days from the date of receipt of the invoice. Subject to the completeness and accuracy of such documents, the expiration of such thirty (30) day period without dispute by Owner shall constitute “Final

Acceptance” of all Work performed or provided by Contractor under this Agreement (referred to herein as the “Date of Final Acceptance”). Owner shall issue a Certificate of Final Acceptance at such time.

13.3	The making of partial payment to Contractor shall not constitute an acceptance of the Work or any part thereof which has not been performed in accordance with the Agreement.

13.4	Final payment by Owner shall not constitute a waiver by Owner of possible claims for breach of continuing obligations on the part of Contractor.

13.5	Acceptance of final payment by Contractor shall constitute a complete waiver of all claims against Owner, except with respect to claims of personal injury which have not yet occurred or which are unknown at the time of final payment, and excepting Contractor’s right to assert defenses and counterclaims to any subsequent action by Owner.

14.	WARRANTY

14.1	Contractor warrants that it shall perform the Work with appropriate standards of professional skill applicable to the specific type of Work performed, and that the Work shall meet the written requirements set forth in Exhibit A — Scope of Work. Contractor makes no other representations, guarantees or warranties concerning the Work, and all others (whether express, implied, or statutory) are expressly disclaimed by Contractor and waived by Owner. Although Contractor will make every reasonable commercial effort to perform the Work in accordance with the agreed-upon Contract Schedule, due to the many factors beyond its control Contractor provides no warranties or guarantees as to meeting the schedule.

14.2	If, during a period commencing on the Date of Mechanical Completion and continuing for a period of twelve (12) months from that date (Warranty Period”), any Work is found to not meet any standard set forth in Article 14.1, upon written notice from Owner within such Warranty Period that the specific portion of the Work fails to meet such standard, CONTRACTOR shall re-perform or correct the non-conforming portion of its Work at its expense. Any work performed during the Warranty Period correcting a defect or deficiency shall itself be warranted for 12 months from the completion of the correction of deficient or defective work, for one such period only. In no event shall Contractor be liable for any rip and tear, construction re-work or for the re-purchase of materials or equipment purchases.

14.3	Owner and Contractor mutually undertake, warrant and represent that it is fully able to perform its obligations, to the extent applicable, under this Agreement, and that all corporate and governmental approvals, consents, licenses and permits required for each Party to validly enter into and perform its obligations under this Agreement have been obtained and will continue in full force and effect for the duration of the Agreement.

14.4	Owner will furnish data, drawings, and other information required of it as expeditiously as necessary for orderly progress of the Work. Contractor shall be entitled to rely upon any data, information, or drawings of any nature and in any form provided to Contractor by or on behalf of any member of the Owner Group. Contractor is not responsible for any resulting delays, changes, errors, omissions or other problems as a result of relying on such data, drawings and other information. Any additional Work necessitated thereby will be subject to a Change under Article 5.

14.5	This Article 14 contains, in Article 14.1, Contractor’s exclusive warranty and, in Article 14.2, Owner’s exclusive remedy, for any non-conformances of Contractor’s Work with the warranty standards set forth in Article 14.1. Except as expressly provided in this Article 14, CONTRACTOR MAKES NO OTHER WARRANTY, GUARANTEE OR REPRESENTATION, WHETHER STATUTORY, EXPRESS OR IMPLIED, INCLUDING FOR ANY INTENDED OR SUBSEQUENT USE, AND EXCEPT AS EXPRESSLY PROVIDED UNDER THIS WARRANTY PROVISION, CONTRACTOR SHALL HAVE NO OTHER LIABILITY TO OWNER FOR ITS DEFECTIVE WORK, WHETHER CAUSED BY CONTRACTOR’S ERROR, OMISSION, NEGLIGENCE (CONCURRENT OR SOLE) OR OTHERWISE. The Work is intended for the use of Owner only and is not intended to be used or relied upon by any other person. Contractor makes no warranty or representation, express or implied, to any other party with respect to the accuracy, completeness, or usefulness of the information contained in its work product or deliverables and assumes no liability with respect to any other person’s use of or damages resulting from such use of or reliance upon any information, conclusions or recommendations disclosed in its work product or deliverables.

15.	ALLOCATION OF RISKS

15.1	General

This section allocates, as between Contractor and Owner, (a) the risk of bodily injury to or death of their employees and other members of their Group, and (b) the risk of loss of or damage to each Party’s property and that of other members of their Group. In the event any claim which is subject to this Agreement is asserted for bodily injury or property damage, Contractor and Owner shall cooperate with each other, and shall require their respective members of their Group and insurers to cooperate, in order that such claims are resolved in a manner consistent with the allocation of risks agreed to herein. These reciprocal indemnities are given specifically in consideration for each other.

15.2	Mutual Release and Indemnity
15.2.1	Contractor shall release, defend, indemnify, and hold Owner Group harmless from and against any liability for (1) claims of personal injury, including death, to Contractor’s personnel and the personnel of all members of Contractor Group, and (2) claims of damages to or loss of Contractor’s property and the property of all members of Contractor Group, regardless of cause, including specifically the sole or concurrent negligence or fault of Owner or any member of Owner Group.

15.2.2	Owner shall release, defend, indemnify and hold Contractor and all members of Contractor Group harmless from and against any liability for (1) claims of personal injury, including death, to Owner personnel and the personnel of all members of Owner’s Group, and (2) claims of damages to or loss of Owner’s property, any existing facilities, and the property of all members of Owner Group, and specifically including the Project and facility to which the Contractor’s Work pertains, regardless of cause, including specifically the sole or concurrent negligence or fault of Contractor or any member of Contractor Group.
15.3	Environmental Responsibility.

Contractor shall indemnify Owner for environmental liability, pollution, or contamination, limited to sudden and accidental releases, under this Agreement except to the extent such liability (a) is pre-existing, or (b) arises from the acts or omissions of Owner or a third party and directly emanates from items brought onto the Site by Contractor Group during the Work. Notwithstanding any other provision in this Agreement, Contractor’s liability for any sudden accidental release shall not exceed the limitation on liability set forth in Article 17.2, and Owner shall defend, release, indemnify, and hold harmless Contractor Group from all liabilities and amounts in excess.

16.	INSURANCE

16.1	Contractor shall provide and maintain at its expense the following insurance coverage:
(a)	Worker’s Compensation
(a)	State Statutory

(b)	Applicable Federal Statutory

(e.g., Longshoremen’s)

(c)	Employer’s Liability
(b)	Commercial General Liability — Occurrence Form
(a)	Limits Required
(1)	General Aggregate	$***

(2)	Personal and Advertising Injury	$***

(3)	Each Occurrence	$***
(c)	Automobile Liability
(a)	Limits Required
(1)	Bodily Injury and Property Damage Combined	$***
(b)	Extensions of Coverage Required
(1)	Auto — non-ownership liability	$***

(2)	Hired Car Liability	$***
(d)	Builder’s All-Risk Insurance [based on Total Installed Cost], if requested by Owner.

(e)	Cargo Insurance [full value of the cargo], if requested by Owner.

16.2	Certificates of Insurance acceptable to Owner, for Contractor and Subcontractors, shall be filed with Owner prior to the commencement of the Work. These Certificates shall contain a provision that coverage afforded under the policies will not be cancelled or materially changed until at least thirty (30) days prior written notice has been given to Owner.

16.3	All policies shall be issued by insurance companies authorized to conduct such business under the laws of the State where the project is located and by a company or companies with an approved Best Rating of category “A” or better.

16.4	All policies furnished by Contractor shall designate Owner as additional insured, but only to the extent of Contractor’s liability hereunder and shall include a contractual indemnification endorsement, which shall be so indicated on the Certificates of Insurance.

16.5	Owner agrees to insure or self-insure its property and existing facilities at or near the Site of the Project (and not part of the Work) and agrees that Contractor shall have no liability for loss or damage to Owner’s said property or existing facilities. Owner hereby (i) waives its rights of recovery and its insurer’s rights of subrogation against Contractor, and (ii) agrees to release, defend, indemnify, and hold harmless Contractor; in excess of the limits set forth in this Article, even if caused by the sole or concurrent negligence of Contractor, its Subcontractors, vendors, employees and agents.

16.6	The Builder’s All Risk and Cargo insurance policies shall be obtained by Owner for the full insurable value of the Project and all materials and equipment to be incorporated therein and include coverage for transit and off-site storage. The policy shall cover the interests of the Owner and Contractor as well as all Owner Supplied Material, Owner’s Other Contractors and Subcontractors and the Owner shall be loss payee. Contractor’s liability for physical loss or damage to the Project shall be limited to the proceeds of said Builder’s All Risk and Cargo insurance policies. If Owner elects to self insure the risks of damage or loss to the Work and the Facility including Owner Supplied Materials, Owner agrees to indemnify and hold Contractor Group harmless from any loss, liability, or expense, regardless of negligence, resulting from its election not to insure the risk.

17.	LIABILITY LIMITATIONS

This Article shall apply notwithstanding any other provision of this Agreement.

17.1	NEITHER PARTY HERETO SHALL BE LIABLE TO THE OTHER PARTY OR TO ANY MEMBER OF THE OTHER PARTY’S GROUP IN ANY ACTION OR CLAIM FOR SPECIAL, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES OF ANY NATURE, FOR BUSINESS INTERRUPTION, LOSS OF PROFIT, LOSS OF PRODUCTION OR PRODUCT, LOSS OF USE, OR DELAYS, ARISING FROM ANY CAUSE OR CLAIMED UNDER ANY THEORY OF LAW, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL BE APPLICABLE EVEN IF THE LIABILITY ASSERTED IS BASED ON NEGLIGENCE (WHETHER ACTIVE OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY,

AND REGARDLESS OF WHETHER THE ACTION OR CLAIM IS BASED ON CONTRACT, TORT, STATUTE OR OTHERWISE.

17.2	Except for the matters described in Article 11, Contractor’s total aggregate liability for all liabilities issued under this Agreement shall not exceed US$20,000,000 (Twenty Million U.S. Dollars). Owner hereby releases and will defend and indemnify Contractor for any amounts in excess of the applicable aggregate amount of liability under this Agreement.

17.3	Any limitation on or exculpation from liability afforded a Party by this Agreement shall be applicable regardless of whether the action or claim is based in contract, tort, statute, strict liability or otherwise, and even if caused by the sole or concurrent negligence or other fault of strict liability of the Party to be indemnified or of any member of its Group.

17.4	Any limitation on or exculpation from liability afforded Contractor by this Agreement shall constitute an aggregate limit on the liability of Contractor to Owner and all members of its Group and their respective insurers, and shall likewise limit the liability of all members of Contractor’s Group and their respective insurers.

17.5	There are no third party beneficiaries of this Agreement except as may be expressly provided for in this Agreement. No third party may rely upon the obligations herein or upon the findings of any deliverable produced hereby. This Agreement does not create or confer any legal claim or cause of action in favor of any Party not a signatory to this Agreement and the obligations and legal duties imposed on any Party by this Agreement are owed exclusively to the other Party and are not owed to any Party not a signatory to this Agreement.

18.	TERM AND TERMINATION

18.1	This Agreement shall remain in full force and effect from the Effective Date until either: A) the last to occur of (i) Date of Final Acceptance, or (ii) completion of the Warranty Period; or B) delivery of notice of termination by either Party as provided herein.

18.2	Subject to early termination of this Agreement for default as provided in Article 18.3, this Agreement may be terminated by Owner for convenience at any time, provided that Owner’s payment obligations shall survive such termination.

18.3	Either PARTY shall be entitled to terminate this AGREEMENT by written notice if the other party (the “Defaulting PARTY”):
18.3.1	commits any material breach of any of the provisions of this Agreement and, in the case of a breach capable of remedy, fails to remedy the same within 30 (thirty) days after receipt of a written notice giving full particulars of the breach and requiring it to be remedied; or

18.3.2	Contractor may suspend the Work or terminate the Work for Owner default in the event Owner is in material breach of this Agreement. In the case of non-payment, Contractor may suspend or terminate the Work as provided for under Article 6.2. In the case of any other material breach, Contractor may suspend the Work ten

(10) Business Days after written notice to Owner of its alleged breach of this Agreement, and if the breach is not cured within thirty (30) days, Contractor may terminate this Agreement for Owner default, in which case Owner shall owe any amounts due as well as any reasonable costs of closing out the Work, and any costs of collecting the amounts past due (including attorney fees and court or arbitration costs).

18.3.3	In the event Contractor materially breaches this Agreement, Owner shall notify Contractor in writing of the details of such alleged breach and provide Contractor with an opportunity to cure such breach, which shall be no less than thirty (30) days. If Contractor has not cured or commenced to cure the breach within such period, Owner may terminate the Agreement and in such case Contractor shall be paid to the date of termination.

18.3.4	Under this Agreement, “material breach” shall mean any breach or violation of any provision or provisions of this Agreement which is serious and substantial enough to cost the other Party significant losses or have a significantly adverse impact upon the value of the Agreement or impairing the benefit of the bargain for the non-defaulting Party.
18.4	The termination of the Agreement shall not affect any accrued rights, obligations and liabilities of either Party, or any licenses granted to Owner for the First Unit in Article 11.2. The right to terminate given by this Article 18 shall not prejudice any other right or remedy of either Party in respect of the breach concerned (if any) or any other breach.

18.5	In the event of termination for any reason by either Party, Owner shall assume any obligations, commitments, and claims that Contractor may have in good faith undertaken or incurred in connection with the Work, and Contractor shall be released from any further responsibility or liability thereunder. Owner shall pay Contractor for Work performed to date of termination which have not previously been compensated and, unless terminated due to material breach by Contractor, all costs and expenses incurred in closing out of the Work, including demobilization. Owner shall pay such to Contractor within thirty (30) days of receipt of invoice or Contractor may take any other remedies available to it under this Agreement or at law or equity. In the event of early termination by either Party for any reason, Owner will not be entitled to receive any warranty for incomplete Work.

19.	INSPECTION; TESTING

19.1	Owner and its representatives shall at all reasonable times have access to the Work wherever it is in preparation or progress, including at the manufacturer’s shop, and the Contractor shall provide safe and proper facilities for both access and inspection.

19.2	If the Scope of Work, the Owner Representative’s instruction, or any statutes, laws, ordinances, codes, rules or regulations, or any public authorities require the Work, or any part thereof, to be specially tested or approved, Contractor shall give Owner timely notice of its readiness for inspection and of the date fixed for such inspection; and Contractor shall secure all required certificates of inspection.

19.3	Re-examination of questioned Work or inspection of Work not requiring inspection may be ordered by Owner, and if so ordered, such Work must be uncovered by Contractor. If such Work is found to be in accordance with this Agreement, Owner shall pay the cost of uncovering, re-examination and replacement. If such Work is found not to be in accordance with this Agreement, Contractor shall pay all such costs, unless it is found that the defect in the Work was caused by another contractor separately employed by Owner, in which event Owner shall pay such costs.

20.	COMPLIANCE WITH LAW AND BUSINESS CONDUCT

20.1	All business and operations conducted under this Agreement shall be performed in accordance with applicable laws and regulations.

20.2	Each Party warrants and represents that it has not heretofore made any payment or gift of money or other thing of value to a Governmental Official in connection with the matter which is the subject of this Agreement or for the purpose of influencing any governmental act or decision which may result in either Party obtaining or retaining business and agrees that it will not hereafter make any such payment or gift. As used in this provision, “Governmental Official” includes each of the following:
(a)	Any governmental official of any level,

(b)	Any other person in a governmental or political position,

(c)	Any candidate for political office,

(d)	Any political party, and

(e)	(e) Any official of a public international organization.
20.3	The Parties further agree that the Parties will conduct all of its activities in accordance with the above and without resorting to any form or dealings which may be considered to be either illegal, unethical, immoral or reflect on the integrity of any Party.

20.4	Each Party whose shares (or those of its ultimate parent) are not actively traded on a recognized stock exchange represents that no Government Official has any ownership interest in the Party and agrees that it will not knowingly allow any Government Official to acquire any such interest during the pendency of this Agreement.

20.5	The Parties acknowledge that each of them is subject to their respective domestic laws as regards their conduct for international business relationships.

20.6	In the event that it should come to the attention of a Party that the other Party has engaged, is engaging or is about to engage in any activity which may result in violation of this provision, the Party in violation will take such corrective action as the non-

violating Party may request. In the event of a violation, or if the Party in violation fails to take the corrective action requested by a non-violating Party, or if any corrective action is unavailable, inappropriate or ineffective, a non-violating may Party terminate, without penalty, this Agreement immediately for breach of the violating Party.

20.7	The Parties expressly agree that no commercial agents will be used in the performance of this Agreement.

21.	PROTECTION OF THE WORK, PROPERTY AND PERSONS

21.1	Contractor shall be responsible for safety during the performance of the Work at the Site. Contractor shall take reasonable measures to ensure that each member of Contractor Group provides and maintains a safe working environment and properly protects: (i) all individuals at the Site from risk of injury to health and (ii) all property from damage or loss.

21.2	Before starting any Work, Contractor shall comply with and effectively communicate to all personnel of any member of Contractor Group all safety, fire, environmental and other health regulations necessary to comply with applicable law and Exhibit C which is attached hereto and incorporated herein. In addition, Contractor shall comply with any health, safety, and environmental regulations furnished to Contractor in writing by Owner. Contractor shall ensure that all personnel of any member of Contractor Group, before beginning and throughout their employment or engagement at the Site, are made aware of safety, health, and environmental law and other regulations and notified that compliance therewith is a condition of their continued employment or engagement at the Site.

21.3	Contractor’s Safety and Health Supervisor identified in the Scope of Work shall be responsible for compliance by each member of Contractor Group with safety, health, and environmental regulations imposed by applicable law or by the Agreement. Such Safety and Health Supervisor or approved alternate, shall be available at the Site at all times during performance of the Work to ensure that all activities are performed in accordance with safety, health, and environmental law and regulations and to consult with Owner on matters relating to safety, health, and the environment.

21.4	CONTRACTOR shall not permit a hazardous, unsafe, unhealthful, or environmentally unsound condition or activity over which it has control to be conducted at the Site. 1f Contractor becomes aware of any hazardous, unsafe, unhealthful, or environmentally unsound condition or activity at the Site, Contractor shall promptly take necessary steps to eliminate, terminate, abate, or rectify the condition or activity and shall so notify Owner.

21.5	Contractor shall continuously maintain reasonable protection of the Work from damage and shall protect property at the Site and adjacent thereto from injury or loss arising in connection with the Work.

21.6	In an emergency affecting the safety of life, the Work or adjoining property, Contractor, without special instructions or authorization from Owner, shall act at its own discretion to prevent or minimize threatened injury or loss. Compensation claimed by Contractor on account of any emergency work (not resulting from or arising out of an act or omission of Contractor) shall be reviewed, audited and approved by Owner prior to payment.

22.	WITHHOLDING OF PAYMENTS TO CONTRACTOR

22.1	Owner may withhold payment to Contractor to such extent as may be necessary to protect Owner from loss on account of:
22.1.1	Defective work not remedied, after notice and opportunity to cure.

22.1.2	Claims filed and not bonded or otherwise released promptly after notice to Contractor.

22.1.3	The failure of Contractor to either make payments (a) properly to Subcontractors, or (b) for materials, equipment or labor, or to provide evidence that such payments have been made, except in the event of good faith dispute between Contractor and any such Subcontractor, provided Contractor so indemnifies Owner against claims from such dispute;

22.1.4	A breach by Contractor of any material term, condition or provision of this Agreement, but only after written notice to Contractor specifying such breach and a 10 day cure period for Contractor to remedy or begin in good faith and continue to remedy and complete in 30 days.
22.2	When the grounds for withholding payments are removed, payment of such withheld amounts shall be made within fifteen days of notification by Contractor.

22.3	In the event the Contractor disputes the grounds for withholdings by the Owner, the parties will utilize the procedures under Section 25, below. While such dispute resolution procedures are being pursued, the Owner shall withhold only disputed amounts. Both parties acknowledge a duty of good faith in disputing both the right to receive and the right to withhold payment.

23.	SERVICE OF WRITTEN NOTICES

23.1	In any case in which written notice shall or may be given to either party under this Agreement, it shall be deemed to have been duly served if delivered by messenger, by facsimile, delivered by courier service guaranteeing delivery within a certain number of days or if deposited in the U.S. mail, postage prepaid, for mailing by registered or certified mail, addressed as follows:
23.1.1	If to Owner, addressed to:

Name:	Ed Smith
Job Title:	Engineering Director
Contact Information:	ed.smith@kior.com
713-540-3166

23.1.2	If to Contractor, addressed to:

Name:	Jeremy Ford
Job Title:	Manager, Business Development
Contact Information:	jeremy.ford@kbr.com
713-753-8232
23.2	Both parties agree to acknowledge in writing the receipt of any notice delivered in person. All notices shall be deemed effective on the date actually received, or on the day that delivery is guaranteed by overnight courier. Notices sent by facsimile will not be deemed received until the date actually received, and the burden shall be on the sending party to establish that any such facsimile was in fact received. Any party may change its address for the service of notice by giving written notice of such change to the other party, in any manner above specified, ten days prior to the effective date of such change.

24.	GOVERNING LAW

24.1	This Agreement shall be governed by the laws of Texas, notwithstanding any conflicts of law provisions which may direct the application of the laws of any other jurisdiction.

25.	DISPUTE RESOLUTION

25.1	Except for any confidentiality or intellectual property actions, or other action for injunctive or equitable relief which may be filed in any court of competent jurisdiction, the Parties agree to resolve any and all claims and disputes which may arise under this Agreement or arising out of the performance of the Work through direct negotiation between the Parties. If direct negotiation is not successful in resolving the claim or dispute after a reasonable time after the first meeting to negotiate a settlement to the dispute, then the Parties shall submit the claim or dispute to arbitration in Houston, Texas, in accordance with the rules and procedures of the American Arbitration Association. One qualified, experienced, and mutually-agreed upon arbitrator shall be chosen to preside over the proceeding and render a decision which shall be final, binding, and non-appealable. The losing Party shall bear all costs of arbitration, or in the event of a split award, the Parties shall bear the costs proportionately. All dispute resolution proceedings and documents, including those for arbitration, shall be conducted in the English language.

26.	FORCE MAJEURE

26.1	In the event either Party becomes unable, in whole or in part, to carry out its obligations (except for the obligation to make payments) under this Agreement by reason of being adversely affected by an event of Force Majeure (as defined below), the affected Party shall notify the other Party in writing of the details of such Force Majeure as soon as practicable thereafter, and the affected Party’s obligations, to the extent affected by such Force Majeure, shall be suspended during the continuance of its inability to perform, but for no longer period, and such Force Majeure shall, as far as possible, be remedied with all reasonable dispatch. The term “Force Majeure” as used herein shall mean only the following: natural disasters, civil disturbances, severe weather, sabotage, fires, explosions, archaeological discoveries, ecological, wildlife or environmental events, outbreak of war, strikes, acts of political terrorism, or “acts of God” which are unforeseen and which could not have been avoided by the affected Party through the exercise of due diligence.

26.2	In the event the Work is adversely affected by an event of Force Majeure, Contractor shall be entitled to a Change for costs and schedule relief. If Contractor’s Work is suspended for a period of 90 days as a result of an event of Force Majeure, Contractor shall be entitled to terminate the Agreement.

27.	ASSIGNMENT

27.1	Neither Party shall have the right to assign, transfer, convey, or subcontract all or any portion of the Work, this Agreement without the prior consent of the other Party.

28.	EXPORT COMPLIANCE

28.1	Owner understands that the provision of Work (including the deliverables and any Contractor Confidential Information contained therein) under this Agreement, and the use of any such Work, is subject to United States export and re-export laws. Owner agrees to abide by any restrictions or conditions respecting the export, re-export, or other transfer of the deliverables that are in effect now or are hereafter imposed by the U.S. Government, and will not export, re-export or otherwise transfer the deliverables except in full compliance with all relevant U.S. laws and regulations. These restrictions and conditions include, but are not limited to, (a) restrictions and export licensing requirements governing the export, re-export, or other transfer to other persons, entities, or countries of the deliverables, (b) restrictions and export licensing requirements governing the export or other transfer of foreign-developed information that incorporates the deliverables, (c) any applicable U.S. restrictions on the export, re-export, or other transfer of the deliverables to countries, entities and persons that are subject to U.S. sanctions, embargoes, or other prohibitions, and (d) any applicable U.S. restrictions on the export or other transfer of the direct product of U.S. origin technical data.

28.2	Owner acknowledges and affirms that the Work will not be used for military purposes, nor will the Work be used in the design, development, production, stockpiling, or use of nuclear explosive devices, missiles, or chemical or biological weapons.

28.3	Owner agrees that the Work will not be exported or re-exported to the following countries: North Korea, Cuba, Iran, Sudan, and Syria. Owner affirms that the use of Contractor’s Confidential Information and Proprietary Information (including the deliverables) provided by Contractor under this Agreement are limited to the sole purposes contemplated under this Agreement to be used internally by Owner solely for the Project and for no other purpose.

28.4	Owner warrants that the Confidential Information and Proprietary Information provided by Contractor under this Agreement will not be transferred to any other person or third party except in accordance with Article 11 (Confidentiality) under this Agreement. Owner understands that disclosing technical data to a third-country national may be a re-

export subject to U.S. law. Accordingly, Owner understands that the transfer of technical data provided by or through Contractor may not be disclosed in any form to any national of North Korea, Cuba, Iran, Sudan, and Syria, including employees and contractors working for Owner at any location, whether inside or outside the United States.

28.5	Any violation of this Article 28 shall be deemed a material breach of the Agreement, and Owner shall release, defend, indemnify and hold the Contractor Group harmless from any costs, expenses, fines, penalties or loss arising from its failure to comply with such applicable governmental laws and regulations.

29.	MISCELLANEOUS

29.1	This Agreement and its Exhibits as listed in Article 2.1 constitute the entire Agreement between the parties and supersede any communications, writings, proposals, representations, warranties, or Agreements heretofore made. This Agreement may be amended only by a document in writing signed by duly authorized representatives of both Parties.

29.2	If any one or more of the provisions of the Agreement shall for any reason be held invalid, illegal or unenforceable in any respect by any court of competent jurisdiction or any arbitration proceeding hereunder, such invalidity, illegality or unenforceability shall not affect any other provision.

29.3	This Agreement shall be executed in two copies identical in their content in the English language, one copy per each Party, all copies having the equal legal effect. All documents created or exchanged under this Agreement shall be solely in English and not other language, including any correspondence and deliverables.

29.4	In the event of termination, completion, or expiration of this Agreement, the following Articles shall continue to survive in accordance with the provisions set forth therein: Articles 1, 3.3, 3.12, 3.14, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 20, 21, 22, 23, 24, 25,
and 29.

29.5	Title to Work. The title to all Work completed or in the course of construction at the Site shall be to Owner; and title to all materials, equipment and other things intended for incorporation into the Work shall pass to Owner upon the earlier of (i) payment to Contractor for such material, equipment and other things; and (ii) delivery at the Project. Such passage of title shall not, however, relieve Contractor of any of its obligations under this Agreement.

29.6	Waiver of Default. The failure of a party hereto at any time to exercise any of its rights or options under this Agreement, save rights and options specifically limited as to date of exercise thereof, shall not be or be construed to be a waiver of such rights or options, or prevent such party from subsequently asserting or exercising such rights or options.

29.7	Records and Audit. Contractor shall provide Owner a statement providing an allocation of the Contract Price to components as necessary for tax or other reasonable purposes of Owner. For costs and payments reimbursable to Contractor under the Agreement,

Contractor shall maintain a method of accounting in accordance with generally accepted accounting principles and practices and such as is acceptable to the Representative. For the purpose of auditing the costs and payments reimbursable to Contractor, Owner shall have access during regular business hours throughout the course of the Work to books, records, accounts, correspondence, instructions, plans, drawings, receipts and memoranda (hereinafter “Audit Information”) of Contractor which are pertinent to the Work and such costs, provided that the make-up of percentage mark-ups, fixed rates and other such charges shall not be auditable. Should Owner desire to make an audit, Contractor agrees to make available the Audit Information for at least two (2) years after the date of final payment under this Agreement.

29.8	Publicity Releases. Neither Party shall issue any public statement or press release concerning this Agreement or the Work, or use the name of the other Party, in any publication or website without the prior written permission of the other Party.

29.9	Complete Agreement. It is hereby established that the invalidity of any of the provisions agreed herein shall not result in the invalidity of the others. To the extent possible, the clauses or provisions considered null and void shall be rewritten in order to reflect the original intention of the parties, pursuant to prevailing law. This Agreement sets forth the entire agreement between Owner and Contractor with respect to the subject matter hereof. All prior negotiations and dealings regarding this Agreement and the subject matter hereof shall be deemed to be superseded by this Agreement.
IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date set forth above by their duly authorized officers.

KiOR Columbus, LLC		Kellogg Brown & Root LLC

By:	/s/ Fred Cannon	By:	/s/ Gerry L. Turner
Name:	Fred Cannon	Name:	Gerry L. Turner
Title:	President & CEO	Title:	Vice President

Exhibit A
Scope of Work
The KBR scope of work includes the Detail Engineering for the Bio-Catalytic Craking (BCC) unit and Hydrotreater (HIT) area including all utilities and offsites facilities; Procurement services for BCC, HIT and utilities and offsites as well as some procurement for bulks in the wood handling area; and construction for the entire facility including the wood handling area. A cost estimate will also be developed during Detail Engineering. KBR has the overall responsibility for coordination of activities with Mid-South Engineering.
The scope split matrix between KBR and Others is shown in Attached Table-1.
The major activities undertaken by KBR are further described below:
Engineering
The key activities being undertaken by KBR during the Detail Engineering phase include:
•	Establishing the project technical specifications based on KBR Standards and Specifications.

•	Review of local codes, regulations and standards for compliance.

•	Selecting materials of construction and corrosion allowances based on project specifications.

•	Identification of soil boring requirements and completion of site Geotechnical survey.

•	Establishing the process design for the Quench Tower and the Hydrotreater.

•	Finalizing the process design for the BCC.

•	Developing the process design for the utilities and offsites.

•	Developing the equipment list.

•	Identification of Long Lead items.

•	Establishing the minimum control philosophy, safety, and instrumentation requirements

•	Finalizing the plot plan based on actual equipment sizes and site restrictions.

•	Producing the project P&IDs

•	Setting mechanical design conditions, sizing the equipment, performing all calculations and detailed design drawings including location and detail for all vessel connections, attachments, and supports.

•	Developing setting plans for exchangers which will be used by the vendor in designing the equipment.

•	Preparing Engineering Requisition Worksheets (ERW) to support equipment purchase requisitions.

•	Developing site preparation requirements

•	Developing foundations and paving design

•	Developing structural steel design

•	Developing the Electrical design

•	Developing piping isometrics, piping plans and elevations.

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•	Developing all piping material specifications.

•	Performing all piping stress analysis and design pipe supports.

•	Developing the 3D model.
Procurement
For Procurement activities on the project, KBR will only act as ‘agent’ or `on behalf of KiOR when dealing with Suppliers. All purchases of equipment and material will be done by KiOR on KiOR paper.
KBR will provide the following procurement services to KiOR acting as their agent:
•	Purchasing

•	Expediting

•	Inspecting

•	Materials management

•	Logistics
Purchasing
KBR will develop a procurement strategy for all major purchases. The strategy for the Long Lead Equipment items (LLEs) will be developed with the intention of issuing a “purchase quality” requisition within a few weeks of the award in order to meet the project schedule.
After requisitions are issued and quotations are obtained, KBR will perform a technical and commercial evaluation and submit a vendor selection recommendation. KBR will prepare the necessary purchase documentation as described in the Procurement Work process.
KBR intends to use our °state of the art” eProcurement system KBRSupplier.com for the project inquiries. KBRSupplier.com is a leading supplier registration and eProcurement system accessible via the Internet. It provides a securer one-stop, complete solution for buyer-supplier communications.
eProcurement enables RFQ creation and distribution combined with receipt and evaluation of supplier responses. Workflow tools track the complete sourcing process and alerts the user of activities requiring action. Purchase award generation through KBR’s Integrated Project Management System (IPMS) maximizes productivity and promotes greater accuracy.
Expediting
Expediting will maintain communication with all responsible parties and report regularly on supplier status and areas of concern to the Project Management Team. The status of supplier data, equipment and materials will be maintained in the Integrated Project Management System

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(IPMS). To meet project quality requirements, the expediter will closely coordinate with the Project Inspection Coordinator to ensure shop inspections are scheduled as needed.
Equipment Inspection
KBR inspectors, agents or KBR personnel, will perform all inspections as required in accordance with the inspection plans. All inspection and expediting activities will be coordinated by the KBR Houston office.
The Project Inspection Coordinator will ensure that all inspection personnel, KBR or agency, understand the urgency of the equipment and that all efforts must be made to avoid shipping delays relating to inspection activities.
Major materials, including significant vendor sub-orders, will be thoroughly inspected to assure compliance with project requirements and avoid construction delays due to non-compliances.
Where alloy materials are specified, the field inspector will ensure proper verification of alloy materials and weld rod used in the fabrication processes.
Materials Management
Materials related activities and systems will be closely monitored over the course of the project to ensure that proper system interfaces are identified, implemented, maintained, and definition of Material Take Offs (MTOs), requisitions, and purchase orders are in accordance with project guidelines, procedures, work methods and schedule. Critical requirements and milestone events outlined in the project master schedule will be monitored regularly to ensure that priority sequenced materials are identified and requisitioned to enable timely deliveries required for site erection.
Logistics
KBR Logistics will coordinate all transportation and shipping activities from the vendors’ manufacturing location or other handover point for delivery to the jobsite. KBR Logistics will perform a detailed Logistics Survey of the site and surrounding area and develop a Logistics Plan that will be incorporated into the Project Procurement Plan.
Construction
An early construction strategy will be developed to meet the project schedule and to ensure that the engineering effort remains focused on providing the correct sequence of deliverables required for an effective construction start.
The key activities to be undertaken by KBR construction during the detail engineering phase include:
•	Provide constructability input into the design

•	Provide field need dates for engineering documentation

•	Provide required at site dates for process equipment and bulk materials

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•	Develop Construction, HSE, Quality and Project Controls execution plans

•	Develop a Level III construction schedule and Level IV for the 1st 90 days after mobilization

•	Provide construction input into the project Control Estimate

•	Complete and implement all pre-mobilization activities required to sustain an effective start of construction

•	Develop a temporary facility plan

•	Perform a labor and housing survey of the Columbus area

•	Develop site specific construction procedures

•	Prepare staffing and construction equipment plans
Key activities to be undertaken by KBR construction after mobilization and during the construction effort include:
•	Implement HSE programs and manage site performance

•	Provide site Quality Control functions and auditing for assurance

•	Execution of scopes of work including:
—	Site preparation

—	Piling

—	Undergrounds — Foundations — Steel erection

—	Equipment setting and alignments

—	Pipe, Electrical and Instrumentation installations

—	Final paint and insulation
•	Procure material shorts

•	Initiate and manage field subcontracts

•	Receipt and control of materials

•	Hiring of direct hire personnel

•	Construction cost, schedule and progress reporting

•	Finalization of Level IV schedule

•	Turnover of completed systems

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TABLE-1
SCOPE OF WORK MATRIX

	WOOD	ISBL
Description	YARD	(BCC & H/T)	UTIL	OVERALL
Project Schedule	OTHER	KBR	KBR	KBR	KBR will be the Overall Project Manager.
Project Cost Estimate	OTHER	KBR	KBR	KBR	Others to provide information to KBR to compile.
PROCESS & MECHANICAL ENGINEERING
Process Flow Diagrams	OTHER	KBR	KBR
Heat and Material Balances	OTHER	KBR	KBR
Piping and Instrumentation Diagrams	OTHER	KBR	KBR
Piping Line Lists	OTHER	KBR	KBR
EQUIPMENT ITEMS
Equipment Data Sheets/Specifications	OTHER	KBR	KBR
Product Storage Tanks/Silos	OTHER	KBR	KBR
Truck Loading Facilities		KBR	KBR
Cooling Water System	OTHER	KBR	KBR	KBR
Boiler Feed Water System		KBR	KBR	KBR
Compressed Air System	OTHER	KBR	KBR	KBR
Waste Water Storage and Handling System	KBR	KBR	KBR	KBR
Fire Protection Systems	OTHER	KBR	KBR	KBR
SITE PREPARATION & CIVIL WORKS
Topographical / Site Surveys & Mapping	—	—	—	KBR	KBR to provide specifications for Surveying Requirements.
Geotechnical and Soils Reports	—	—	—	KBR	KBR to provide specifications for Geotechnical Survey.
Site Clearance and Grading	KBR	KBR	KBR	KBR
Site Drainage and Culverts	KBR	KBR	KBR	KBR
Piles or Piers, as required	OTHER	KBR	KBR
Equip Foundations / Piers/Pads	OTHER	KBR	KBR
Tank Farm Dikes			KBR
Roads and Access				KBR
Area Paving				KBR
Fencing				KBR
Oily Water Sewers, with U/G piping & basins	OTHER	KBR	KBR
Sanitary Sewer System	OTHER	KBR	KBR	KBR
Lay down Area for Construction				KBR
STRUCTURAL
Major Equipment Structures	OTHER	KBR	KBR
Elevated Pipe Racks/Support Structures	OTHER	KBR	KBR		The split of responsibility will be at the Storage Silos. The Storage Silos will be provided by Mid-South.
Interconnections between areas				KBR
Grade Pipe Sleepers and “T” Supports	OTHER	KBR	KBR
Platforms, Stairs and Ladders	OTHER	KBR	KBR
PIPING
Overall Plot Plan	OTHER	KBR	KBR	KBR	Tie-in points to be agreed upon between KBR and Others
Are Plot Plans	OTHER	KBR	KBR
Drawings
Plans	OTHER	KBR	KBR
Sections/Elevations	OTHER	KBR	KBR
Isometrics	OTHER	KBR	KBR
Pipe Racks	OTHER	KBR	KBR

SCOPE OF WORK MATRIX

	WOOD	ISBL
Description	YARD	(BCC & H/T)	UTIL	OVERALL
Materials/Equipment
Pipe Rack Support Steel	OTHER	KBR	KBR	KBR
Valves & Fittings	OTHER	KBR	KBR	KBR
Piping Insulation & Cladding	OTHER	KBR	KBR	KBR
U/G Piping	OTHER	KBR	KBR	KBR
Flushing of Critical Piping Systems				KBR
INSTRUMENTATION
Instrumentation Data Sheets	OTHER	KBR	KBR		The split of responsibility will be at the Storage Silos.
Field Instruments	OTHER	KBR	KBR
Distributed Control System (DCS)	KBR	KBR	KBR	KBR
Un-Interruptible Power Supply for DCS & PLCs	OTHER	KBR	KBR	KBR
Analyzers		KBR	KBR
Local Control Panels, as required	OTHER	KBR	KBR
Instrumentation Wiring and Related Materials	OTHER	KBR	KBR	KBR
Instrumentation Tubing and Related Materials	OTHER	KBR	KBR	KBR
Field Calibration	KBR	KBR	KBR	KBR
Functional Loop Test	KBR	KBR	KBR	KBR
ELECTRICAL
Area Classification Drawings	OTHER	KBR	KBR
Electrical One-Line drawings	OTHER	KBR	KBR
Connection to Local Power Supply				KBR	Power supply to site. Local power company to terminate at site sub-station.
Primary Incoming switchgear/Metering				KBR
Power Transformers	KBR/ OTHER	KBR	KBR
Cable Tray	OTHER	KBR	KBR	KBR
Underground Conduit and Fittings	OTHER	KBR	KBR	KBR
Above Ground Conduit and Fittings	OTHER	KBR	KBR	KBR
Wire and Cables	OTHER	KBR	KBR	KBR
Grounding/ Lightning Protection	OTHER	KBR	KBR	KBR
Motor Control Switchgear	OTHER	KBR	KBR	KBR
Un-Interruptible Power Supply				KBR
Area Lighting for Plant	KBR	KBR	KBR	KBR
Electric Heat Tracing	OTHER	KBR	KBR	KBR
Communication Systems
Walkie Talkie				KiOR	For plant personnel
Telephone				KBR
Plant Security/ Alarm System				KBR
PROTECTIVE COATINGS
Painting -	OTHER	KBR	KBR	KBR
Equipment, Pipe and Steel	OTHER	KBR	KBR	KBR
Steel Structures and Pipe rack	OTHER	KBR	KBR	KBR
Insulation and Heat Tracing	OTHER	KBR	KBR	KBR
Fireproofing	OTHER	KBR	KBR	KBR
BUILDINGS
Control Building				KBR
Admin./Laboratory Building				KBR
Bio-crude Process MCC Room				KBR
Maintenance Building				KBR
Truck Scale				KBR
Hammermill Building	OTHER

SCOPE OF WORK MATRIX

	WOOD	ISBL
Description	YARD	(BCC & H/T)	UTIL	OVERALL
Woodyard MCC	OTHER				Supplier of prefabricated rooms to be coordinated with KBR.
PROCUREMENT
Equipment	KiOR/ OTHER	KiOR/ KBR	KiOR/ KBR
Bulk Materials	KiOR/ KBR	KiOR/ KBR	KiOR/ KBR
SHIPPING AND TRANSPORTATION
Logistics Planning				KBR
Shipments to Site	OTHER	KBR	KBR
Heavy Hauls	OTHER	KBR	KBR
LICENSES, PERMITS and FEES
Construction Permits				KiOR
Operating License				KiOR
Right of Ways				KiOR
Easement				KiOR
Water Rights				KiOR
Environmental Permits				KiOR
Sewer Tap Fees				KiOR
Water Tap Fees				KiOR
Other Tie-in Fees				KiOR
Taxes				KiOR
CONSTRUCTION
Land for Construction Area and Laydown Area				KiOR / KBR
Equipment Receiving				KBR
Equipment Unloading				KBR
Temporary Roads /Access				KBR
Field Construction Facilities				KBR
Construction Security				KBR
Landscaping / Seeding				KBR
Fences and Gates				KBR
Site Demolition / Clearing/Excavation/Fill	KBR	KBR	KBR	KBR
Construction Equipment and Rental				KBR
Construction Plan	OTHER	KBR	KBR	KBR
Construction Utilities				KBR
Erection
Equipment	KBR	KBR	KBR	KBR
Material	KBR	KBR	KBR	KBR
Roads / Parking	KBR	KBR	KBR	KBR
Area Grading / Paving / Surfacing	KBR	KBR	KBR	KBR
Inspection, Hydrostatic, NDT and Other Tests	OTHER /KBR	KBR	KBR
Welder Qualifications (Field Works)				KBR

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
EXHIBIT B — COMPENSATION
SCHEDULE OF REIMBURSABLE COSTS
ENGINEERING, PROCUREMENT AND CONSTRUCTION SERVICES
ATTACHMENTS

A-1	Houston Office Personnel Rates
A-2	Monterrey Engineering Center Rates
A-3	Construction Services Field Personnel Rates
B-1	Billable/Non-Billable Personnel Categories
B-2	Houston Home Office Personnel — Employee Classifications and Salary Ranges
B-3	Field Construction Management Personnel — Employee Classifications and Salary Ranges
B-4	Field Craft Personnel — Employee Classifications and Wage Ranges
C	NOT USED
D-1	Computer and Data Process Equipment and Services, Graphic and Communications Services and Contractor Task Force Floor Space
D-2	Information Process Solutions Billing Rates
E-1	Business Travel and Living Expense Practice
E-2	Domestic Assignment Guidelines
F-1	Small Tools Rental Rates (<$1,000)
F-2	Small Tools Rental Rates (>$1,000)
G	Safety Equipment, Safety Consumables and Construction Consumables
H / H-1	Tools, Equipment and Supplies (TE&S)
I	NOT USED
J	NOT USED
K	General Office Supplies
Note: All purchases of equipment and materials, supplies and subcontracts and all rentals, leases, etc. will be handled as agent for and on behalf of Owner, so that billings for these items can be passed along to Owner at cost with no mark-up by Contractor. Any items which Owner requests that Contractor purchase in Contractor’s name, and which Contractor agrees to so purchase, shall have a markup of 6%.

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
EXHIBIT B
SCHEDULE OF REIMBURSABLE COSTS
ENGINEERING, PROCUREMENT AND CONSTRUCTION SERVICES
COLUMN REFERENCE
A. ITEMS REIMBURSABLE AT COST OR AS OTHERWISE NOTED BELOW.
B. ITEMS INCLUDED IN OVERLAY PERCENTAGE
C. ITEMS INCLUDED IN ATTACHMENT D-1
D. ITEMS INCLUDED IN FEE OR LUMP SUM AS APPROPRIATE

DESCRIPTION			A	B	C	D
1.0	HOME OR BRANCH OFFICE SERVICES

	1.1	Services of Contractor’s Houston Office Personnel in accordance with Attachment A-1, Houston Office Personnel Rates. Billable Office Personnel are defined in Attachments B-1.	•

1.1.1    Services of Contractor’s Monterrey Engineering Center (MEC) Office Personnel working in MEC in accordance with Exhibit A-2, “Monterrey Engineering Center Rates” inclusive of computer, reprographics, communication and floor space charges.
•

	1.2	Reproductions and other graphic services for normal day-to-day operations. Other reproduction services shall be provided by Contractor as a reimbursable cost, as specified in Attachment D-1.			•

	1.3	Computer and Data Processing Equipment and Services, computer support and video conferencing, for project related matters as specified in Attachment D-1.			•

	1.4	Long distance telephone calls (including monthly charge for fax machines provided by Contractor) including applicable taxes.			•

		1.4.1 Cellular phone charges including applicable taxes, for Contractor’s key project personnel (as approved by Owner) working in the field.	•

	1.5	Postage, (except courier services), special handling, and related insurance.			•

	1.6	Model materials; tables or bases; photographs; crating and shipping.	•

	1.7	Fees and expenses of outside consultants used in the work.	•

	1.8	Fees and expenses for obtaining required third party drawing approvals for the work.	•

	1.9	General drawing and office supplies, stationery, and equipment, not special to the work.			•

	1.10	Royalties, license fees and related other costs for third party processes and/or equipment used in the work.	•

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
EXHIBIT B
SCHEDULE OF REIMBURSABLE COSTS
ENGINEERING, PROCUREMENT AND CONSTRUCTION SERVICES
COLUMN REFERENCE
A. ITEMS REIMBURSABLE AT COST OR AS OTHERWISE NOTED BELOW.
B. ITEMS INCLUDED IN OVERLAY PERCENTAGE
C. ITEMS INCLUDED IN ATTACHMENT D-1
D. ITEMS INCLUDED IN FEE OR LUMP SUM AS APPROPRIATE

DESCRIPTION		A	B	C	D
1.11	Royalties, license and know-how fees for Contractor proprietary processes and designs used in the work, as quoted by Contractor.	•

1.12	Pilot plant testing or laboratory work.	•

1.13	Travel and living expenses for Contractor’s Billable Office Personnel while away from their base office in connection with the work, in accordance with Contractor’s policy, and cost of leased or Contractor vehicles for its personnel in the field (including operation, maintenance, and floater insurance premium.) Relocations shall be subject to approval by Owner.	•

1.14	Cost of vehicles, for Contractor personnel (e.g. Construction) whose job classification typically provides vehicles as a course of their job roles and responsibilities while in the field.	•

1.15	Travel and living expenses of Contractor’s executives and other Non-billable Personnel while away from their offices in connection with the work at Owner’s request, in accordance with Contractor’s policy.	•

1.16	Allowances and expenses for assignment of Office Personnel away from their base location, in accordance with Contractor’s policy, as described in Attachment E-2.	•

1.17	Progress, model or other photographs required for the work.	•

1.18	Legal services and expenses.

	1.18.1 For normal corporate and Owner/Contractor contractual matters.		•

1.18.2   For litigations; settlement of claims and field labor relations problems; negotiating subcontract; securing of licenses and permits; or Owner requested patent searches and patent applications specific to the project; except in case of dispute between Owner and Contractor:
•

• For Contractor legal staff - at rates specified in

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
EXHIBIT B
SCHEDULE OF REIMBURSABLE COSTS
ENGINEERING, PROCUREMENT AND CONSTRUCTION SERVICES
COLUMN REFERENCE
A. ITEMS REIMBURSABLE AT COST OR AS OTHERWISE NOTED BELOW.
B. ITEMS INCLUDED IN OVERLAY PERCENTAGE
C. ITEMS INCLUDED IN ATTACHMENT D-1
D. ITEMS INCLUDED IN FEE OR LUMP SUM AS APPROPRIATE

DESCRIPTION		A	B	C	D
Paragraph 1.1 above.

• For outside legal services - at net cost to Contractor.

1.19	Temporary offices for engineering, drafting, or procurement including equipment, communications, reproductions, computer (including installation or tie in), their operation, maintenance and floater insurance premium, at the job site or other location, when provided by Contractor at Owner’s request.	•

1.20	Cost of engineering and other specialty subcontractors used in the work.	•

1.21	Services of personnel provided by Third Parties in Contractor’s offices on a temporary basis (agency, consultant, subcontract or job shop personnel); Contractor contract employees working in Contractor’s offices; and contract field expediting/inspection services, at invoiced cost plus twenty-five percent (25.0%) for administrative and overhead expenses.	•

1.22	Services of Contractor’s executive officers, sales, corporate accounting, tax, insurance, advertising, and personnel department staffs and related expenses, except as expressly agreed in writing by Owner.		•

1.23	General home or established branch office including rent or lease costs, utilities, local telephone service, building services, maintenance, general office furniture, equipment, and supplies and other such expenses directly attributable to Owner’s work, as described in Attachment D-1.			•

1.24	General home or established branch office expenses including rent or lease costs, utilities, local telephone service, building services, maintenance, general office furniture, equipment, and supplies and other such expenses not directly attributable to Owner’s work.		•

1.25	Charges of commercial testing and inspection laboratories, soils testing and analysis consultants, and similar third party services.	•

1.26	Services of Contractor personnel provided at per diem or monthly rates.	•

1.27	Travel, living and other costs incurred specifically for the assignment by	•

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
EXHIBIT B
SCHEDULE OF REIMBURSABLE COSTS
ENGINEERING, PROCUREMENT AND CONSTRUCTION SERVICES
COLUMN REFERENCE
A. ITEMS REIMBURSABLE AT COST OR AS OTHERWISE NOTED BELOW.
B. ITEMS INCLUDED IN OVERLAY PERCENTAGE
C. ITEMS INCLUDED IN ATTACHMENT D-1
D. ITEMS INCLUDED IN FEE OR LUMP SUM AS APPROPRIATE

DESCRIPTION			A	B	C	D
personnel in 1.26 above, while away from their base location in connection with the work, in accordance with Contractor policy, and for Roaming Personnel.

	1.28	Substance abuse testing when required by Owner and/or by Contractor policy, except when done solely as a condition for employment by Contractor.	•

	1.29	Medical or other testing (including surveillance testing) for project related occupational health or safety reasons as required by governmental laws or regulations and/or Owner or Contractor policy, including services of medical personnel.	•

	1.30	Project teambuilding activities, project-sponsored lunches and other similar project-related activities.	•

2.0	FIELD SERVICES

	2.1	Services of Contractor’s Project Field Non-Manual Personnel in accordance with Attachment A-3 “Construction Services Field Personnel Rates”. Billable Field Non-Manual Personnel are defined in Attachment B-3.	•

	2.2	Services of Project hourly ETA (Engineering, Technical and Administrative) Personnel in accordance with Attachment A-3, “Construction Services Field Personnel Rates.” Billable Project ETA Personnel are defined in Attachments B-3.	•

	2.3	Services of Project Hourly Construction Personnel in accordance with Attachment A-3, “Construction Services Field Personnel Rates”. Billable Project Hourly Craft and Craft Supervision (Foreman and General Foreman) Personnel are defined in Attachment B-4.	•

	2.4	Services of Contractor personnel provided at per diem, or monthly rates including any Contractor statutory tax liability relating to taxable per diem when authorized by Owner.	•

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
EXHIBIT B
SCHEDULE OF REIMBURSABLE COSTS
ENGINEERING, PROCUREMENT AND CONSTRUCTION SERVICES
COLUMN REFERENCE
A. ITEMS REIMBURSABLE AT COST OR AS OTHERWISE NOTED BELOW.
B. ITEMS INCLUDED IN OVERLAY PERCENTAGE
C. ITEMS INCLUDED IN ATTACHMENT D-1
D. ITEMS INCLUDED IN FEE OR LUMP SUM AS APPROPRIATE

DESCRIPTION			A	B	C	D
	2.5	Travel and living expenses for Field Personnel when away from the job site in connection with the work in accordance with Contractor’s policy.	•

	2.6	Assignment relocation and living expenses for Field Personnel, in accordance with Contractor’s policy.	•

	2.7	Travel, living and other costs incurred specifically for the assignment by personnel in 2.1, 2.2, and 2.3 above, while away from their base location in connection with the work, in accordance with Contractor’s policy.	•

	2.8	Recruiting, transportation, housing, catering, training and testing of Field Services Personnel, as required by job conditions as approved by Owner.	•

	2.9	Travel time pay, subsistence, per diem and other allowance, plus any trailing payroll burdens, for Field Services Personnel as required by local and/or project agreements or practice as approved by Owner.	•

	2.10	Medical examinations, substance abuse testing, fingerprinting, photographing, and similar costs for hiring and employment of Field Services Personnel (including the craft employment office fee of $215.00 per person when not processed at the jobsite). Contractor will use best efforts to maximize use of field personnel office facility.	•

	2.11	Medical or other testing (including surveillance testing) for project related occupational health or safety reasons as required by governmental laws or regulations and/or Owner or Contractor policy, including services of medical personnel.	•

	2.12	Owner approved project incentive programs.	•

3.0	EQUIPMENT, MATERIALS AND SUBCONTRACTS

	3.1	Equipment and materials purchased by Contractor or fabricated in Contractor’s shops for the work, including weld rod.	•

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
EXHIBIT B
SCHEDULE OF REIMBURSABLE COSTS
ENGINEERING, PROCUREMENT AND CONSTRUCTION SERVICES
COLUMN REFERENCE
A. ITEMS REIMBURSABLE AT COST OR AS OTHERWISE NOTED BELOW.
B. ITEMS INCLUDED IN OVERLAY PERCENTAGE
C. ITEMS INCLUDED IN ATTACHMENT D-1
D. ITEMS INCLUDED IN FEE OR LUMP SUM AS APPROPRIATE

DESCRIPTION			A	B	C	D
	3.2	Catalysts, chemicals, and similar supplies required for the operation of the plant.	•

	3.3	Spare parts (construction, commissioning and operating).	•

	3.4	Services of freight forwarding agents, custom broker fees, consular fees, and the like.	•

	3.5	Surplus material remaining after completion of the work, less credits from sale or return of such surplus material to suppliers.	•

	3.6	Boxing and packing, export preparation, freight, shipping, loading and unloading, cribbing, storage and demurrage for equipment and materials.	•

	3.7	Subcontracts including materials furnished by subcontractor.	•

	3.8	Charges for manufacturer’s supervisors, service and commissioning engineers/technicians.	•

	3.9	Charges of commercial testing and inspection laboratories, soils testing and analysis consultants, x-ray testing/NDE/NDT, concrete and soil testing, stress relieving kits and supplies, etc., and similar third party services.	•

4.0	CONSTRUCTION TOOLS, EQUIPMENT AND SUPPLIES

	4.1	Rental of construction equipment and tools from third parties, at cost to Contractor plus freight including any administrative costs and floater insurance premium.	•

	4.2	Construction tools and equipment purchased at Owner’s request or with Owner’s approval.	•

	4.3	Rental of Contractor construction equipment in accordance with Attachment H.	•

	4.4	Small tools having a acquisition value less than $1,000 as identified in Attachment F-1.	•

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
EXHIBIT B
SCHEDULE OF REIMBURSABLE COSTS
ENGINEERING, PROCUREMENT AND CONSTRUCTION SERVICES
COLUMN REFERENCE
A. ITEMS REIMBURSABLE AT COST OR AS OTHERWISE NOTED BELOW.
B. ITEMS INCLUDED IN OVERLAY PERCENTAGE
C. ITEMS INCLUDED IN ATTACHMENT D-1
D. ITEMS INCLUDED IN FEE OR LUMP SUM AS APPROPRIATE

DESCRIPTION				A	B	C	D
	4.5	Small tools having an acquisition value greater than $1,000 are reimbursable in accordance with Attachment F-2.		•

	4.6	Safety Equipment, Safety Consumables and Construction Consumables in accordance with Attachment G.		•

	4.7	Transportation, including loading, unloading, boxing and packing, demurrage, etc., for construction tools, equipment and supplies, including cost of returning rented equipment and tools to their point of origin.		•

	4.8	Loading and unloading of Construction equipment, tools and supplies at job site or point of origin.		•

	4.9	Cost of vehicles, including “on site” pool vehicles as tabulated in Attachment H, (auto or pick-up truck) for Contractor’s key Field Staff Personnel whether in the field, at Contractor’s Home or Branch Office, or any third party’s location.		•

	4.10	Training/Background checks in accordance with Exhibit B Attachment A-3. Background check will be performed by NABSC unless an individual has a current TWIC.		•

5.0	CONSTRUCTION TEMPORARY FACILITIES, INDIRECTS AND UTILITIES

	5.1	Field Office Expenses

		5.1.1	Purchase or rental of office equipment and furniture; calculators; reproduction equipment and supplies; communications equipment including installation, maintenance and removal; fax machines; cameras; overhead projectors; lettering machines; etc., at specified rates or at third party cost if no such rate is applicable.	•

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
EXHIBIT B
SCHEDULE OF REIMBURSABLE COSTS
ENGINEERING, PROCUREMENT AND CONSTRUCTION SERVICES
COLUMN REFERENCE
A. ITEMS REIMBURSABLE AT COST OR AS OTHERWISE NOTED BELOW.
B. ITEMS INCLUDED IN OVERLAY PERCENTAGE
C. ITEMS INCLUDED IN ATTACHMENT D-1
D. ITEMS INCLUDED IN FEE OR LUMP SUM AS APPROPRIATE

DESCRIPTION			A	B	C	D
	5.1.2	Local and long distance telephone calls, including applicable taxes.	•

	5.1.3	Post office box rental; postage meter; postage scale; postage; courier service, special handling; related insurance; etc.	•

	5.1.4	Office supplies (including but not limited to paper, pencils, pens, file folders, printed forms, stationary, paper cutters, staplers, drawing racks, computer discs, supplies, etc. as further defined in Attachment K).	•

	5.1.5	Timekeeping equipment (purchase or rental) including software, clocks, sirens, equipment for preparing I.D. badges, etc. in accordance with Attachment D-2 — Information Process Solutions Billing Rates.	•

	5.1.6	Not applicable.	•

	5.1.7	Bank charges e.g., relative to a Letter of Credit, if one is required by Owner.	•

	5.1.8	Computers, printers, plotters, modems, etc. (including installation, maintenance, removal and software; typewriters); cellular phones, pagers, and radio communications in accordance with Attachment D-2 — Information Process Solutions Billing Rates.	•

	5.1.9	NOT USED	•

	5.1.10	Computer Aided Rigging (CAR) Services in accordance with Attachment D-2 — information Process Solutions Billing Rates.	•

5.2	Temporary buildings and structures for field offices (including Project Human Resources offices), warehouses, shops, tool rooms, maintenance		•

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
EXHIBIT B
SCHEDULE OF REIMBURSABLE COSTS
ENGINEERING, PROCUREMENT AND CONSTRUCTION SERVICES
COLUMN REFERENCE
A. ITEMS REIMBURSABLE AT COST OR AS OTHERWISE NOTED BELOW.
B. ITEMS INCLUDED IN OVERLAY PERCENTAGE
C. ITEMS INCLUDED IN ATTACHMENT D-1
D. ITEMS INCLUDED IN FEE OR LUMP SUM AS APPROPRIATE

DESCRIPTION		A	B	C	D
buildings, change houses, first aid, field toilets and servicing, etc., and their shipment, erection, equipment, operation, maintenance, repair, and dismantling.

5.3	Installation, removal, maintenance, repair and usage costs for temporary construction utilities including electric power, water, air, etc.	•

5.4	Construction and maintenance of temporary civil facilities such as roads, drainage, dikes, storage areas, parking areas, rail spurs, fire protection, fencing, heating, etc.	•

5.5	Concrete forms, form material, scaffolding, decoking, etc.	•

5.6	Heavy lift rigging, deadmen, crane mats, etc.	•

5.7	Materials required for weather protection of the work, including equipment and materials stored outside.	•

5.8	Maintenance, repair and replacement for construction equipment and tools, except that which is provided for in the Attachment H — Tools, Equipment and Supplies (TE&S) and/or third party rental/lease agreements.	•

5.9	Construction equipment and tools operating expense including gas, oil, diesel fuel, grease and minor repair parts (filters, etc.)	•

5.10	Expendable supplies such as fuels, lubricants, grease, flushing oil, inert gases for purging/testing equipment, piping, and other systems, etc.	•

5.11	Welding supplies, including welding gases and fire blanket. Welding rod is incorporated into the work, and as such is not a welding supply.	•

5.12	General construction labor services in accordance with Section 2.0 above or subcontracted, including craft travel and relocation; guards and watchmen; general cleanup; dumpster supply and removal; etc.	•

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
EXHIBIT B
SCHEDULE OF REIMBURSABLE COSTS
ENGINEERING, PROCUREMENT AND CONSTRUCTION SERVICES
COLUMN REFERENCE
A. ITEMS REIMBURSABLE AT COST OR AS OTHERWISE NOTED BELOW.
B. ITEMS INCLUDED IN OVERLAY PERCENTAGE
C. ITEMS INCLUDED IN ATTACHMENT D-1
D. ITEMS INCLUDED IN FEE OR LUMP SUM AS APPROPRIATE

DESCRIPTION			A	B	C	D
(Relocations shall be subject to Owner approval)

5.13	Safety, Health, First Aid and Training

	5.13.1	Safety training; training equipment; training supplies and materials; safety instructors and/or Third Party fees, etc.	•

	5.13.2	Safety equipment clothing, etc., for Contractor personnel.	•

	5.13.3	Safety equipment, including breathing air, materials and supplies such as barricades, traffic cones, emergency lights, signs, gas detection/alarms, etc. used in the performance of the work.	•

	5.13.4	First aid supplies.	•

	5.13.5	Prescription safety glasses (in accordance with Contractor Prescription Safety Glasses Practice).	•

	5.13.6	Temporary fire protection equipment and services.	•

5.14	Cost of implementing Contractor’s safety incentive program including any of Contractor’s payroll trailing costs (such as payroll taxes applicable to safety incentives paid to field personnel, etc.) when it is applied in the performance of the work or safety recognition awards.		•

5.15	Costs and expenses such as tuition, manuals, materials, subcontracts, etc. for skills training and/or assessment of field labor.		•

5.16	Educational Assistance.			•

5.17	Other costs including but not limited to those associated with the following as approved by Owner.		•

	5.17.1	Photographs

	5.17.2	Public relations

	5.17.3	Public notices and advertising

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
EXHIBIT B
SCHEDULE OF REIMBURSABLE COSTS
ENGINEERING, PROCUREMENT AND CONSTRUCTION SERVICES
COLUMN REFERENCE
A. ITEMS REIMBURSABLE AT COST OR AS OTHERWISE NOTED BELOW.
B. ITEMS INCLUDED IN OVERLAY PERCENTAGE
C. ITEMS INCLUDED IN ATTACHMENT D-1
D. ITEMS INCLUDED IN FEE OR LUMP SUM AS APPROPRIATE

DESCRIPTION				A	B	C	D
		5.17.4	Recruiting

		5.17.5	Water, Ice & Electrolytes

6.0	TAXES, ASSESSMENTS, DUTIES AND PERMIT FEES

	6.1	All sales, use, excise, turnover, Contractor’s tax (including Mississippi Contractor’s Tax) or business license tax based on gross receipts, value added, property or other taxes, levies or assessments (excluding U.S. taxes on net income), imposed by reason of the work.		•

	6.2	Customs duties, taxes or fees on drawings, equipment and materials; construction equipment, tools and supplies; temporary facilities; vehicles; etc., incorporated into or used in the performance of the work.		•

	6.3	Permits, licenses, etc., specific to the work, and temporary facilities which Contractor is required to obtain.		•

	6.3	Tax equalization costs for Contractor’s expat personnel sent to Monterrey, Mexico.		•

7.0	INSURANCE, BONDS AND DAMAGE CLAIMS

	7.1	Premiums for insurance coverages which Owner may require to be carried by Contractor in addition to that required per the EPC Contract between Owner and Contractor for this work.		•

	7.2	Premiums for the following insurance coverages, if carried by Contractor on field operations: builder’s all risk premium and deductibles (if required by Owner); ocean or air transit; construction tools and equipment.		•

	7.3	Premiums for performance or special bonds; letters of credit.		•

	7.4	Costs of repair or replacement of defective, damaged, lost, stolen, or destroyed equipment, materials or work not compensated by insurance or carrier.		•

	7.5	Losses and expenses not compensated by insurance.		•

8.0	SERVICES TO OWNER’S PERSONNEL IN CONTRACTOR’S OPERATING

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
EXHIBIT B
SCHEDULE OF REIMBURSABLE COSTS
ENGINEERING, PROCUREMENT AND CONSTRUCTION SERVICES
COLUMN REFERENCE
A. ITEMS REIMBURSABLE AT COST OR AS OTHERWISE NOTED BELOW.
B. ITEMS INCLUDED IN OVERLAY PERCENTAGE
C. ITEMS INCLUDED IN ATTACHMENT D-1
D. ITEMS INCLUDED IN FEE OR LUMP SUM AS APPROPRIATE

DESCRIPTION			A	B	C	D
CENTERS

8.1	Office space for up to 5 people, and use of a conference room.				•

	8.1.1	Additional office space for Owner’s personnel at the rate of $6.75 per square foot per month.	•

8.2	Furniture and equipment of the type normally used by Contractor personnel.				•

8.3	Local telephone service if through Contractor’s switchboard.				•

8.4	Long distance telephone calls, use of project dedicated fax machines, including applicable taxes, and domestic postage.		•

8.5	installation, rental and line usage charges for private communications facilities for exclusive use of Owner’s personnel, and/or tie-in to Owner’s home or branch office computer systems at rates specified in Attachment D-2, or other basis established for the work, international telephone charges, and videoconferencing.		•

8.6	Reproduction and Graphic Services provided by Contractor to Owner’s personnel, at rates specified in Attachment D-1, or other basis established for the work.				•

8.7	Courier services, special handling, and related insurance.				•

8.8	General office supplies.				•

8.9	Special equipment, calculators, dictation equipment, forms, stationery, supplies, computer software, etc., requested by Owner.		•

8.10	Personal computer and printers:

	8.10.1	PC’s and printers provided for Owner’s use by Contractor with standard Contractor software, at rates specified in Attachment D-2, or other basis established for the work.	•

	8.10.2	Added charge for use of other special software, at rates specified in Attachment D-2, or other basis established for the work.	•

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
EXHIBIT B
SCHEDULE OF REIMBURSABLE COSTS
ENGINEERING, PROCUREMENT AND CONSTRUCTION SERVICES
COLUMN REFERENCE
A. ITEMS REIMBURSABLE AT COST OR AS OTHERWISE NOTED BELOW.
B. ITEMS INCLUDED IN OVERLAY PERCENTAGE
C. ITEMS INCLUDED IN ATTACHMENT D-1
D. ITEMS INCLUDED IN FEE OR LUMP SUM AS APPROPRIATE

DESCRIPTION				A	B	C	D
		8.10.3	Monthly port charges per unit for tie-in of Owner supplied PC’s and printers to Contractor’s computer network at rates specified in Attachment D-2, or other basis established for the work.	•

	8.11	Cost of Parking spaces.				•

	8.12	Secretarial, typing, clerical, or similar services Contractor provides to Owner at rates specified in Paragraph 1.1 above.		•

9.0	GENERAL

	9.1	All other work related costs not enumerated above, when authorized by Owner:		•

		9.1.1	All third party legal expenditures, including labor consultants, incurred to represent Contractor against any NLRB claim and coordinate Contractor’s response to any campaign or attempt to organize Contractor’s employees by any certified union election. Provided, however, such expenses result from said claim, campaign, or attempt to organize is directed at the job site. These expenditures shall be at sole discretion of Contractor.	•

		9.1.2	All other costs incurred and deemed necessary by Contractor to prevent or minimize labor disturbances.	•

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
ATTACHMENT A-1
HOUSTON OFFICE PERSONNEL RATES
COMPUTATION
For time spent by Office Personnel in performance of the work including travel time, whether in the office, at the job site or elsewhere: salaries and wages (including shift premium or foreign assignment incentives, when applicable, and incentive compensation) plus seventy nine plus fifty hundredths percent (79.50% )* of said salaries and wages for payroll taxes; unemployment, disability and worker’s compensation insurances; primary limits of general and automobile liability insurance coverage; employee benefits such as paid time off, holiday pay, sick leave, group health and life insurances, KBR’s contribution to employer’s retirement and savings plan; and overhead. The above percentage applies for all hours worked up to 10% of overtime hours worked as a percentage of total hours worked (44 workhours on a 40-hour workweek). For hours worked beyond 10% overtime, salaries and wages plus seventy one and fifty hundredths percent (71.50%)* of said salaries and wages will be applied.
DEFINITION OF OFFICE PERSONNEL
Office Personnel to which the above percentage will apply includes personnel on KBR’s Houston Office payroll.
BASIS
Straight Time Rate
Divide the individual’s annual salary by 2080 to determine the hourly rate.
Overtime
For work in excess of 40 hours per week, overtime will be charged on the following basis.

Exempt Personnel -	Straight time rate.

Non-Exempt Personnel -	One and one-half times straight time rate
Records and Audit
KBR will keep detailed records supporting reimbursable project costs which will be available for audit by Owner for the period of time specified in the contract for the work. Owner’s audit rights shall not extend to make-up of KBR’s fixed rates or percentage mark-ups.

*	Subject to adjustment for the effect of changes in statutory rates or assessments on payroll. Rates charged are established on an average annualized basis for our home or branch office operations, and any adjustments for such changes shall be determined in like manner.

**	Normally 60 days but a longer period allows longer recovery of the higher home office rate or so time period shall be maximized where possible.

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
Attachment A-2
Monterrey Engineering Center Schedule of Rates

Rate
Classification	USD/hr
Senior Designer/Design Supervisor (10-20 yrs)	57.00
Drafters / Designers (2-10 yrs)	33.00
Project Engineer (+5 yrs)	78.00
Discipline Engineer (+5 yrs)	42.00
Senior Discipline Engineer (+10 yrs)	54.00
Lead Discipline Engineer (+15 yrs)	73.00
Principal Discipline Engineer (+20 yrs)	79.00

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
EXHIBIT B — ATTACHMENT A-3
CONSTRUCTION SERVICES FIELD PERSONNEL RATES
COMPUTATION — CONTRACTOR FIELD NON-MANUAL PERSONNEL, SALARIED
(PER ATTACHMENT B-3)
For time spent by Contractor’s Field Non-Manual Personnel in performance of the work including travel time, whether in the office, at the job site or elsewhere: salaries and wages plus forty nine and zero one-hundredths percent (49.00%)* of said salaries and wages for unemployment, residual disability and worker’s compensation insurance, primary limits of residual general and automobile liability insurance coverage; employee benefits such as paid time off, holiday pay, sick leave, group health, life and disability insurances, Contractor’s contribution to employer’s retirement and savings plan; FICA/Medicare, FUI and SUI, payroll taxes and unemployment insurances; and overhead and profit.
BASIS
Straight Time Rate
Divide the individual’s annual salary by 2080 to determine the hourly rate.
Overtime
For work in excess of 50 hours per week, overtime will be charged on the following basis;

Exempt Personnel	-	Straight time rate when requested or approved by Company.
Office Assignment
Field Non-Manual Personnel assigned to work in Contractor’s Home or Branch Offices for an anticipated duration of thirty (30) calendar days or longer will be billed at Office Personnel Rates. While working in the Home or Branch Office, such personnel and their families continue to receive the allowances they are entitled to under Contractor’s assignment policies.

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
ATTACHMENT A-3
CONSTRUCTION SERVICES FIELD PERSONNEL RATES (CONTD.)
COMPUTATION — PROJECT HOURLY FIELD STAFF PERSONNEL, NON-EXEMPT
(PER ATTACHMENT B-3)
For time spent by Project Hourly ETA (Engineering, Technical & Administrative) Personnel in performance of the work including travel time, whether at the job site or elsewhere: salaries and wages (including overtime premium, shift premium) plus thirty-six and zero one-hundredths percent (36.00%)*▪ of said wages for unemployment; residual disability and worker’s compensation insurance, primary limits of residual general and automobile liability insurance coverage; and benefits consisting of group health, life and disability insurances, vacation and Contractor’s contribution to employer’s retirement and savings and investment plan; FICA/Medicare, FUI and SUI payroll taxes and unemployment insurance; and overhead and profit.
▪	or eight and thirty-six one-hundredths percent (8.36%) (which includes Medical Insurance/Life/Disability, Vacation/Paid Time Off and Pension) for the premium portion of overtime pay.
BASIS
Straight Time Rate
Divide the individual’s annual salary by 2080 to determine the hourly rate.
Overtime
For work in excess of 40 hours per week, overtime will be charged on the following basis:

Non-Exempt Personnel	-	One and one half times straight time wage rate as indicated above.

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
ATTACHMENT A-3
CONSTRUCTION SERVICES FIELD PERSONNEL RATES (CONTD.)
COMPUTATION — FIELD LABOR, NON-EXEMPT CRAFT INCLUDING CRAFT SUPERVISION
(PER ATTACHMENT B-4)
For time spent by Field Construction Labor (skilled and unskilled) and Craft Supervision (Foremen and General Foremen), and all other personnel on the field payroll in the performance of the work: wages (including overtime and shift premiums) plus:
•	thirty-six and zero one-hundredths percent (36.00%)*▪ of said wages for unemployment; residual disability and worker’s compensation insurance, primary limits of residual general and automobile liability insurance coverage; and benefits consisting of group health and life insurances, vacation and Contractor’s contribution to employer’s retirement and savings plan; FICA/Medicare, FUI and SUI payroll taxes and unemployment insurances; and overhead and profit.
▪	or eight and thirty-two one-hundredths (8.32%) (which includes Medical Insurance/Life/Disability, Vacation/Paid Time Off and Pension) for the premium portion of overtime pay.
BASIS
Straight Time Rate
Divide the individual’s annual salary by 2080 to determine the hourly rate.
Overtime
For work in excess of 40 hours per week, overtime will be charged on the following basis:

Non-Exempt Personnel	-	One and one half times straight time wage rate as indicated above.
GENERAL
Records and Audit
Contractor shall keep detailed records supporting reimbursable project costs which will be available for audit by Company for the period of time specified in the contract for the work. Company’s right to audit shall not extend to the makeup of Contractor’s fixed rates or percentage markups.

*	Subject to adjustment for the effect of changes in statutory rates or assessments on payroll.

KiOR, Inc.	E-2G67
Biomass to BioCrude Engineering	December 2010
Columbus, MS
ATTACHMENT B-1
BILLABLE/NON-BILLABLE PERSONNEL CATEGORIES
BILLABLE
Project Management (Project Directors, Project Managers, Project Control Managers)
Quality Assurance, Quality Control
Engineers, Technology Managers, Designers, Architects, Drafters
Estimators, Schedulers, Cost Control, Material Control
Procurement including Purchasing, Expediting, Inspection and Traffic
Field Services Personnel
Home Office Construction Staff, Labor Relations, Safety Personnel, Tool Yard Superintendents
Construction Field Staff including Construction Management and Supervision through the level of Craft Supervisors; Project Hourly ETA (Engineering, Technical and Administrative)
Field Labor
Project Accounting and Billing
Legal and associated services furnished in connection with the work
Department Managers, Discipline Leaders, and Supervisors
Coordinators and Technicians
Secretaries, Typists and Clerks () for the above categories and as provided for Owner’s representatives
All others performing services specifically for the work
NON-BILLABLE*
President
Corporate Vice Presidents
Operations Office Directors and General Managers
Sales Management and Staff
Legal for normal Company business matters
Corporate General Accounting, Payroll, insurance and Tax Personnel
Secretaries, Typists and Clerks for the above Non-Billable categories
Home and established branch office maintenance, security, receptionists and the like.

*	Billable when performing a special or additional service at the request of or with the specific permission of Owner, or if assigned full or part time to KBR’s project or field organization for the work.

Exhibit B — Attachment B-2
Houston Home Office Personnel — Employee Classifications and Salary Ranges
***

Exhibit B — Attachment B-3
Field Construction Management Personnel — Employee Classifications and Salary Ranges
***

Exhibit B — Attachment B-4
Field Craft Personnel — Employee Classifications and Salary Ranges
***

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
EXHIBIT B — ATTACHMENT D-1
COMPUTER AND DATA PROCESSING EQUIPMENT AND SERVICES,
GRAPHIC AND COMMUNICATION SERVICES AND
KBR TASK FORCE FLOOR SPACE
Contractor shall be reimbursed through the Other Direct Costs (ODC) rate, for:
•	Computer and data processing equipment and services

•	Graphic Services and Reproduction Services

•	Communications Services

•	Task Force Floor Space for Contractor Personnel
performed and/or provided for the work in Contractor’s Home Office at the fixed rate of Six Dollars (U.S.$6.00).
The ODC rate shall be charged on each reimbursable workhour (including agency personnel workhours) expended in the performance of the work for normal home-office task force activity, subject to the following:
COMPUTER AND DATA PROCESSING EQUIPMENT AND SERVICES
1.	This rate covers:
•	Equipment depreciation, rental or lease charges, and maintenance.

•	Standard Contractor software. (Special software will be provided for an additional monthly charge.)

•	Standard project set-up and support (i.e. equipment to task force). The rate does not include costs associated with project specific work such as program customization and initial program set-up. These costs will be reimbursable under the Billable Office Personnel rates as defined in Attachment B-2.

•	General computer support personnel.

•	Program development and maintenance for Contractor’s standard operations.

•	Supplies.
Note that the use of Owner specified software that is non-Contractor standard is specifically excluded from the rate above. Any such costs including, software, hardware, customization, training, initial program set-up etc. will be reimbursable at cost and under the Billable Office Personnel rates as defined in Attachment B-2, where applicable.
2.	The ODC rate does not include charges for Computer Aided Rigging (CAR), Photo Grammetry, Video Grammetry, IPMS Computer Charges, Computer Aided Engineering (CAE). Operating personnel are not included in the above rate, and will be charged to the work on the same basis as Contractor Office Personnel.

KiOR Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
ATTACHMENT D-1 (CONTD.)
COMPUTER AND DATA PROCESSING EQUIPMENT AND SERVICES & GRAPHIC AND
COMMUNICATION SERVICES
3.	This rate applies for computer and data processing equipment and services provided in connection with project management, planning and control; process design, engineering, drafting, procurement and construction; estimating; project accounting and financial services; studies and economic evaluations; and plant commissioning, operation and maintenance services, as work in the home office task force environment.

4.	This rate covers common AUTOCAD to/from Intergraph translation. It does not cover translation to/from other (non-AUTOCAD) CAD systems or translation to/from AUTOCAD with special Owner requirements.

5.	This rate does not cover use of Contractor’s in-house video conferencing facilities. The use of such will be charged on the following basis:

	Unit	Rate-U.S.$	Notes
Communications line charges (domestic or international).	Carrier’s Invoice	Invoice	a
Video conferencing room usage.	Hour	Based on Configuration	b
Notes:
a.	Communications line charges will be based on actual usage as billed by the carrier, including applicable taxes.

b.	Room usage will be billed based on hours, or portion thereof, that the video conferencing room is reserved. In the event that actual usage time exceeds the reserved time, billing will be based on actual usage time. The room usage charge covers cost of video conferencing equipment, maintenance, regular network charges, and time of Contractor personnel required for room set-up, pre-conference network and system testing, console operation, etc.
6.	Contractor shall be reimbursed for outside computer and data processing services, if required for the work, at net total invoiced cost, including applicable taxes. Third party program royalty or use charges for processing on Contractor computer equipment shall be reimbursed similarly, plus applicable computer service charges.

7.	This rate does not cover services and equipment provided specifically for the work at the job site or elsewhere outside of Contractor’s Home or Branch Offices. Contractor shall be reimbursed by Owner for such services and equipment on the following basis calculated based on records maintained and controlled by project personnel and Contractor’s Regional IT personnel and systems.

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
ATTACHMENT D-1 (CONTD.)
COMPUTER AND DATA PROCESSING EQUIPMENT AND SERVICES & GRAPHIC AND
COMMUNICATION SERVICES
7.1	Computer and Data Processing Equipment
7.1.1	Contractor equipment located at the jobsite or elsewhere will be charged at Contractor’s standard billing rates to contracts as shown in Attachment B-2A, plus shipping, installation, and removal costs.

7.1.2	Special home office or jobsite-located hardware and/or software, including site network servers, unique communications hardware, or software, will be charged as agreed upon.
7.2.	Services
7.2.1	Services of Contractor home or branch office personnel for the installation, testing, operation, maintenance or removal of computer and data processing equipment will be charged at the rates specified in the Contract, and if not specified, on the same basis as for services of Contractor Office Personnel, plus travel and living expenses, and material costs.

7.2.2	Services of third party personnel for the installation, testing, operation or removal of computer and data processing equipment will be charged at quoted rates plus travel and living expenses, and material costs.

7.2.3	Communications costs for data line usage, at net invoiced cost from third party communications organization, including applicable taxes.
7.3	Other Expenses
7.3.1	Supplies purchased by the field office, charged at net cost to Contractor.

7.3.2	Maintenance costs when not included under the lease agreement, charged at net cost to Contractor.
8.	Owner shall reimburse Contractor for computer equipment and/or services provided to Owner’s personnel in Contractor’s Home or Branch Offices, at the jobsite or elsewhere, on the following basis:
8.1	Equipment provided by Contractor and use of Contractor’s standard software, as agreed upon for the work, at Contractor’s standard charging rates for contracts and if Contractor does not have a standard charging rate, at rates to be agreed upon.

8.2	Special software requested by Owner at net cost to Contractor.

8.3	Services of Contractor personnel for installation, testing, operation, maintenance or removal of equipment or software, at rates specified in the Contract for changes in the work, and if not

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
ATTACHMENT D-1 (CONTD.)
COMPUTER AND DATA PROCESSING EQUIPMENT AND SERVICES & GRAPHIC AND
COMMUNICATION SERVICES
specified, on the same basis as for services of Contractor Office Personnel, plus travel and living expenses, and material costs.

8.4	Services of third party personnel for the installation, testing, operation or removal of equipment or software, at quoted rates plus travel and living expenses, and material costs.

8.5	Services of Contractor personnel to maintain or repair Owner supplied PC’s and printers, when requested by Owner, at rates specified in the Contract for changes in the work, and if not specified, on the same basis as for services of Contractor Office Personnel, plus travel and living expenses, and material costs.
9.	All of Contractor’s programs and systems are considered part of Contractor’s proprietary know-how, and are available for use in our performance of the work. Contractor shall be reimbursed for services required to modify our programs or systems, or to develop, test and implement any special or new programs and systems specifically for the work, at rates specified in the Contract for changes in the work, and if not specified, on the same basis as for services of Contractor Office personnel, plus travel and living expenses, and for computer usage for development and testing such modifications or new programs at Contractor’s standard charging rates for contracts.
GRAPHIC SERVICES
1.	As pertains to graphics, the above rate covers costs of equipment operators; materials and supplies; rental or lease charges; maintenance; and depreciation of reproduction and related equipment for use by Contractor and Owner personnel, Includes standard reproduction, copies, prints, and graphics.

2.	This rate does not cover graphic services provided by others. Contractor shall be separately reimbursed for such outside services provided for the work at net cost to Contractor, including applicable taxes.

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
ATTACHMENT D-1 (CONTD.)
COMPUTER AND DATA PROCESSING EQUIPMENT AND SERVICES & GRAPHIC AND
COMMUNICATION SERVICES
COMMUNICATIONS SERVICES
1.	Communications includes local and long distance telephone service and fax for Contractor personnel. The above rate includes applicable taxes on such services, but does not cover costs of lines dedicated to the project, or international communications services provided to Owner’s personnel resident in or visiting Contractor’s Home or Branch Offices for the work.

2.	Contractor shall be separately reimbursed for fax machines dedicated to the project and cellular telephones and pagers used by key project personnel (as approved by Owner).

3.	Owner shall reimburse Contractor for long distance telephone services and communications equipment, other than standard telephone handsets, provided to Owner’s personnel resident in or visiting Contractor’s offices for the work, including installation of and rental charges for communications equipment provided for the exclusive use of Owner’s personnel, except standard telephone handsets, at net cost to Contractor plus applicable taxes.
GENERAL
1.	The above rate is firm throughout the life of project.

KiOR, Inc.	E-2G67
Biomass to BibCrude EPC	December 2010
Columbus, MS
EXHIBIT B — ATTACHMENT D-2
FIELD INFORMATION PROCESS SOLUTIONS BILLING RATES
This schedule outlines the rates charged for Information Technology (IT), and related equipment and services provided for any field office or for any equipment and services which are not covered by any hourly rates for home office computing. It does not include local sales and use taxes. This schedule will be revised annually at the beginning of each year as required. Rates for equipment and services not included in this schedule are available on request. Customers will receive written notice prior to any rate adjustments. All charges are based on records maintained and controlled by project personnel in coordination with KBR Americas Service Delivery Center IPS records, files and accounting systems.
A.	DEFINITIONS
•	Common Office Environment (COE) — A consistent and stable computing environment implemented across the corporation. COE desktops and laptops refer to uniform hardware across the company and include core desktop applications. Core applications include MS Office, Internet Explorer, Outlook, Anti Virus software and a number of key applications needed to run corporate wide standard applications.

•	Applications — Applications Development/Support — Man-hours spent on the development or support of applications.
B.	LABOR AND MATERIALS

The man-hour charges described within are billed at a fixed, hourly rate when specified with no minimum charge imposed. Other labor services will be charged at cost plus the applicable markup. Markup on Home Office warehouse tickets for materials and supplies is 10%. If it is necessary to contract outside services with special skills in order to meet work requirements, these man-hours will be billed at the actual contract rate plus a markup to cover overhead cost such as floor space, computer hardware and telephone costs. Full service for all equipment is included in stated rental rate minus shipping charges to and from the job site.
•	Travel: Travel by Information Process Solutions (IPS) personnel in support of a user is at the expense of the requester, who will be billed for actual travel expenses incurred.
C.	NETWORK SERVERS AND PROJECT COMMUNICATION LINKS

Basic Network Consulting is provided through data circuit links back to KBR wide area network. Bandwidth requirements will be considered along with anticipated usage to determine the most economical circuit.

Site file and print servers provide local network capabilities, file and printer sharing resources. Data circuit for WAN connectivity — price based on specifications

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
D.	VOICE COMMUNICATIONS

Description	Rate
Long Distance	As Charged by Carrier
Video Conference:	Based on Configuration
Domestic	As Charged by Carrier
International	As Charged by Carrier
Voice/Network Circuits (Voice Lines, DSL, T1, MPLS, etc. — dependent on requirements and location.
Voice Systems (VS) Hardware — remote Locations (includes Phone System and Cabling Cost) — dependent on number of users, requirements, and location.
E.	MEASURED SERVICES

Description	Rate
EDI/Advantis Usage	As Charged by Carrier
Telex Usage	As Charged by Carrier
Internet Access	$0.00
Dial-in Access — Local	As Charged by Vendor plus .20 mark-up
Dial-in Access — 1800	As Charged by Vendor plus .20 mark-up
Fax Machine	As Charged by Vendor
Data Communications Hardware	Price Based on Specifications

Citrix/NFUSE (Per Concurrent User)	$21
F.	PERSONAL COMPUTER SYSTEMS AND PRINTER RATES

Description	Monthly Rate
Device Services
Major Property Locations
Desktops/Laptops:
COE Desktop	$221
COE Laptop	$256
Laptop — High-end or Tablet	$295
Workstation — Standard	$254
Workstation — High-end	$292

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS

Description	Monthly Rate
Specific Sites (Remote)
Desktops/Laptops
COE Desktop	$182
COE Laptop	$214
Laptop — High-end or Tablet	$253
Workstation — Standard	$215
Workstation — High-end	$253

HP T5700 Thin Client KIOSK	$20
Network Connection Fee	$150
Oracle Instances	$175
Oracle RAC San Storage R-10 — per 50GB	$24
Extranet Account	$20

SAN Storage (R5/R10 50GB)	$16/24

Virtual Servers — Support Rate:
Application Server	$365
File & Print Server	$365

	$102$152
Virtual Servers — Device Rate	$253
Tier 1 Virtual Server — 1cpu 1gb 60gb	$456	Total with Support Rate
Tier 2 Virtual Server — 1cpu 2gb 60gb		$467/mo.
Tier 3 Virtual Server — 1cpu 4gb 60gb		$517/mo.
Tier 4 Virtual Server — 2cpu 8gb 60gb	$183	$618/mo.
		$821/mo.

File and Print Server — (FC-C1) Up to 500 users		$548/mo.

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS

Description	Monthly Rate
Monitors for Laptops and Oversized Monitors for Desktops & Laptop Stations
17” Monitor (Laptop)	At Cost
19” Monitor (Laptop or Desktop)	At Cost
20” Monitor (Laptop or Desktop)	At Cost At Cost
22” Monitor (Laptop or Desktop)
(17” Monitors are supplied with desktops) Printers — Desktops & Laptops	At Cost

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
G.	DOCUMENT CONTROL SYSTEM USER ACCOUNTS

Description	Rate
DOCUMENTUM	$46 per Month per user
Documentum Indexing Rate
Without High Availability (per 1000 Documents	$2.28
With High Availability (per 1000 documents	$4.56
There will be separate charges, as applicable, for SAN storage required for individual projects. All other Documentum support and services are considered non-standard and will be charged directly to the requestor based on requirements provided and agreed between the requestor and the IPS support team.
H.	ATOMATED PRACTICES

CADD Hardware:

Workstations	Monthly Rate
Workstation — Standard	$215
Workstation — High-end	$253
I.	ELECTRONIC DATA COLLECTION SYSTEMS KRONOS TIMEKEEPER

Description	Rate	Unit
One Clock to Multi Clock System	$3.90	Daily
Rental Rates include the following:
•	RS 485 Converter (1 ea.)

•	TKC KDM & KAP Software (1 ea.)
Programming, installation and training is not included in the above listed rates. Labor cost and travel expenses associated with such services is at the expense of the requester.

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
J.	DATA COLLECTION SYSTEMS

Description	Rate	Unit
Portable Data Terminal
Intermec Trakker	$5.00	Daily
Janus J2010	$6.50	Daily
Intermec 1545A Laser Scanner	$3.00	Daily
Additional items under $400.00, such as wands, will be expensed to the job at cost.
K.	LASER MEASURING DEVICE

Description	Rate	Unit
LEICA DISTO	$100.00	Day
L.	MISCELLANEOUS PERIPHERALS & COMMUNICATION EQUIPMENT
Cisco Switches — Price based on specifications
M.	RADIO COMMUNICATION

Description	Rate	Unit
Portable Radios (HT-750 Radio with charger	$2.00	Daily

Repeater Systems	$4.00	Daily
GPS Handheld Tracking	$23.30	Daily
Technician	$At Cost plus Hour markup
Technician — OT	At Cost plus Hour markup
Travel	Actual Cost plus mileage @ current IRS rate
Battery chargers, one remote speaker microphone, and one extra high capacity battery for each portable unit are included in the stated price.
N.	COMPUTER-AIDED RIGGING (CAR) RATES
The following outlines the rates charged for Rigging Management and CAR equipment, and internally developed state-of-the-art software.
•	$250.00 per month for rental of CAR program (software/seat only). In this instance, the operator will be a site assigned person and billed at the actual rate plus applicable markups defined by the Contract.

•	CAR program requires Microstation software and license. This cost will be charged at the appropriate IT equipment rates quoted in Section F — Personal Computer Systems and Printer Rates.

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
•	Training, installation, support and other required services are charged as labor at the provider’s rate plus applicable markups defined by the Contract for Home Office Services.

•	Computer Aided Rigging services provided by the Houston Office will be the operator’s rate plus applicable markups defined by the Contract for Home Office Services.
O	SNR Stock-N-Roll and DTS
•	$4.25 per day charge per seat

•	Special programming costs are charged to the project and labor with the current multiplier

•	Training and installation are charged as labor with the current multiplier

KiOR, Inc. Biomass to BioCrude EPC Columbus, MS	E-2G67 December 2010
EXHIBIT B — ATTACHMENT E-1
BUSINESS TRAVEL AND LIVING EXPENSE PRACTICE
AIR TRAVEL
•	Employees will fly via the lowest available economy air fare. Exceptions for upgrades must be pre-approved at the appropriate levels of the organization.
•	Special restricted, non-refundable air fares are to be utilized
•	Special, negotiated fares and/or carriers are to be utilized where available
•	Use connecting flights, where possible
•	Consider use of alternate departure of arrival airports
•	Flights should be booked as far in advance as practical to ensure availability of lowest economy air fare
LODGING
•	Employees are to request accomodations which meet, but do not exceed their business requirements
•	The KBR Travel Center (KBRTC) or approved agency guarantees all reservations for late arrivals, which obligates the employee to pay for a room whether or not the room is used.
•	Employees should make reservations through KBRTC and use a preferred hotel whenever possible. Exceptions to this practice include the following situations:
•	When meetings, conferences or other business activities require participants to stay at a specific hotel.
•	When employees will not know the point in the trip at which a hotel will be needed.
•	When travelling to international locations where the locat host office is in a better position to make hotel arrangements.
RENTAL CARS
•	Travellers must use KBR preferred car rental companies and make car reservations through the KBR Travel Center. A midsize car is the standard rental size unless business requirements dictate otherwise.
•	The KBRTC reserves rental cars from companies that have national contracts with KBR. Under these contracts, a collision damage waiver is provided to the employee at no additional cost.
MISCELLANEOUS
•	All travelers will use the selected Corporate Charge Card for all travel expenditures.

•	The employee should make all air, lodging and rental car reservations through the HTC office.

•	When the use of a personal vehicle is required for company business the employee wilt be reimbursed in accordance with standard Company policy which shall not exceed the current allowable IRS business travel mileage rate.

KiOR, Inc. Biomass to BioCrude EPC Columbus, MS	E-2G67 December 2010
EXHIBIT B — ATTACHMENT E-2
DOMESTIC ASSIGNMENT GUIDELINES
ENGINEERING, CONSTRUCTION AND MAINTENANCE
1.0 PURPOSE
This document defines the guidelines for all KBR employees assigned to a project or non-KBR affiliated office inside the United States. These guidelines are subject to periodic review and not intended to cover all state, local and project personnel matters applicable to a particular project.
This procedure is not to be read or interpreted as an exception to any corporate policy.
2.0 WAGE AND RATE ADJUSTMENT
Any changes in rate or classification for hourly manual and nonexempt hourly employees, and changes in rate for salaried supervisory, administrative, professional, and technical employees will be made in accordance with the KBR Transaction Approval Matrix (P-GL-KBR-AF-0001).
Shift differential pay will only be implemented after review and approval by the responsible vice president.
All wages must conform to the approved wage rate and salary schedule established for the project. However, wage rates and salary ranges are subject to periodic review and adjustment to reflect the economic climate at the time.
With the exception of promotions and shift differentials, the effective date of rate change is always the first day of the payroll period.
All adjustments for “ETA and Field ETA” personnel require the approval of Business Unit HR and the applicable home office manager.
3.0 VACATION
3.1 Engineering, Technical & Administrative — EXEMPT EMPLOYEES
At a monthly accrual rate based on years of service and hours worked in a month, all Engineering, Technical and Administrative exempt employees are eligible for time off with pay for vacation, illness or personal emergencies as indicated below:

Years of Service	Time Off Entitlement
0 – 4 years	112 hours per year
5 – 19 years	152 hours per year
20 or more years	192 hours per year
The above totals are inclusive of the vacation entitlement, as well as the sick time and personal time.

KiOR, Inc. Biomass to BioCrude EPC Columbus, MS	E-2G67 December 2010
Each month, based on the criteria stated above, accrued hours will be deposited into the employee’s Top Flex hour bank. The maximum amount of banked hours that will be allowed for carry-over from year to year is 500 hours.
An employee may elect not to be paid for time off. All time off requires management approval.
Exempt salaried employees are eligible for Holiday Pay recognition while assigned to project payrolls. For each company approved Holiday (List below) an (8) hour deposit will be made into each employees top flex account. The cost of this will be charged directly to the project.
Holiday List
New Years
Memorial Day
July 4th (or company recognized day depending on year)
Labor Day
Thanksgiving
Day after Thanksgiving
Christmas
The Administrative or Human Resource Manager for the project will send an updated list of salaried /ETA personnel assigned to the project to the Business Unit HR lead, prior to each holiday. This list should contain the following:
Employee ID Number
Name
The Business Unit HR lead will ensure that each employees PTO bank is seeded appropriately.
3.2 Engineering, Technical & Administrative — NON-EXEMPT EMPLOYEES
Based on the number of hours worked in a month and years of service, some non-exempt Engineering, Technical and Administrative employees and some General Foreman (Maintenance/Small Capital General Foreman on Evergreen or Industrial Services Sites) are eligible for the following time off with pay for vacations as indicated below:

Years of Service	Time Off Entitlement
0 – 4 years	80 hours per year
5 – 19 years	120 hours per year
20 or more years	160 hours per year
These personnel are referred to as “Field ETA” employees. Eligibility for this level employee is based on

KiOR, Inc. Biomass to BioCrude EPC Columbus, MS	E-2G67 December 2010
Job classification and within those classifications years of experience, skill sets and overall position responsibilities.
In order for someone to be hired, promoted or placed into a classification receiving Field ETA vacation, the appropriate Home Office Manager for the project and Business Unit HR must approve.
3.3 Hourly Craft and Trade Employees
Hourly paid employees and craft/trade employees receive vacation entitlement based on their years of credited service, the number of hours and months worked during their service year, and their employment status at the completion of such service year.
The service requirements for vacation eligibility are as follows:

Credited Service	Hours Worked	Vacation
1 – 3 Years	1000 Hours	40 Hours
	750 – 999 Hours	30 Hours
	500 – 749 Hours	20 Hours
	250 – 499 Hours	10 Hours

4 Plus Years	1000 Hours	80 Hours
	750 – 999 Hours	60 Hours
	500 – 749 Hours	40 Hours
	250 – 499 Hours	20 Hours
Hourly vacations are awarded at the end of the year 12/31/??. An employee must be active on the payroll to receive their vacation. Once an employee becomes active on the payroll then any pending vacation award will automatically be put into their vacation account as long as the hiring action is prior to the end of the year.
Hourly vacation hours must be used prior to the end of each year. Any unused balance will be forfeited and any new award will be deposited.
In some cases an employee cannot take his/her vacation due to work schedule or other unforeseen circumstances, in these rare instances an extension can be awarded for the vacation hours. An extension can be from 30 – 90 days.
In order to request an extension, the project should submit a business justification to the Business Unit HR Lead for approval; the justification should include the following items:
•	Employee Name and SAP/JDE ID
•	Number of vacation hours in question

KiOR, Inc. Biomass to BioCrude EPC Columbus, MS	E-2G67 December 2010
•	Site/Project Manager approval of the request
•	Business Justification.
4.0 AUTHORIZED LEAVE OF ABSENCE POLICY
All requests for leaves of absence must be in accordance with the KBR Policy P-US-KBR-HR-0772, Leave of Absence-U.S.
5.0 EXCUSED ABSENCES
This section is covered by KBR Policy P-US-KBR-HR-004, Paid Absences -US
5.1 JURY DUTY
The Company believes that every citizen is obligated to perform jury duty when called and grants an excused absence from work for the time required to serve. Employees who are notified to report for jury duty should deliver the notification to their immediate supervisor at once.
The Company pays full-time employees who are performing jury duty. Salaried employees are paid at their current base rate. Non-craft hourly employees, including hourly clerical, technical, and professional employees, are paid at their regular straight time rate for a maximum of 8 hours per day or 40 hours per week. The exception will be projects on a four (4) ten hour day workweek and a maximum of 10 hours per day or 40 hours per week will apply.
Hourly craft employees are paid only for the time they would ordinarily be required to work. When computing overtime, pay for time spent on jury duty cannot be considered as “time worked”, unless required by local law.
Employees who are excused from work for jury duty are considered active employees. Therefore, they are expected to report or be available for work at any reasonable time when not actively engaged in jury duty as well as to return to work without undue delay when released by the court.
5.2 WITNESS SERVICE
If an employee is subpoenaed to appear as a witness in a matter in which the employee is not a party or otherwise involved, the employee will be compensated at his or her regular rate.
5.3 ABSENCE DUE TO DEATH IN IMMEDIATE FAMILY
In the event of a death in an employee’s immediate family, reasonable time, up to three working days, is allowed for a single absence. Travel time is added for employees assigned to Alaska or international locations.

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
The employee is expected to notify his or her immediate supervisor as soon as possible when time off for a death in the immediate family is required.
For the purpose of this policy, immediate family is defined as an employee’s spouse, sister, brother, child, parent, mother-in-law, father-in-law, grandparent or grandchild.
5.4	ABSENCE DUE TO MILITARY SERVICE
Company policy is to comply with the letter and spirit of the Military Selective Service Act by granting military absence to employees for regular active duty military service, Reserve or National Guard duty obligations. All such absences are typically without pay since employees receive military pay while on active duty or training duty. Under certain conditions, paid military leave can be provided with prior written approval from senior corporate management, this is during times of national crisis and approved by the CEO.
6.0	SEVERANCE AND TERMINATION PAY
Engineering, Technical and Administrative (salaried and hourly paid) project personnel released from the company for reasons of project closure, cancellation or reduced work load due to changes in the project scope and/or owner execution plan, may, at the discretion of the Vice President of Operations be granted two week’s severance pay.
Separation for reasons of misconduct, insubordination, or incompetence will be made immediately and without separation pay.
7.0 EMPLOYEE BENEFITS
Other employee benefits are explained in the “Benefits Summary” furnished to each eligible employee. The summary includes, but is not limited to the following benefits:
•	Group Medical Insurance

•	Group Life Insurance

•	Group Accident Insurance

•	Dental Plan

•	Disability Income Plan (Short & Long Term)

•	Vision

•	Vacation/Top Flex (Time off with pay)

•	Retirement and Savings Plan

•	Financial Education

•	Employee Stock Purchase Plan

•	Educational Assistance Plan

•	Employee Assistance Program

•	Dispute Resolution Program
8.0 RELOCATION AND TEMPORARY ASSIGNMENT GUIDELINES

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
The purpose of this guideline is to expand on the unit’s use of the KBR Employee Relocations Guide, Relocation Plan VI — Project Assignment.
This KBR Relocation Guide is a narrative description of the KBR Relocation Policy for the Americas Region, US and Canada Operations. KBR’s Relocation Services Dept. is staffed with real estate and relocation certified professionals and administers the program in-house.
The Company provides relocation assistance as described below for employees who are being relocated to conduct Company business. All employee relocations referenced in this section require a two-level up approval, and HR approval. The first approver must be accountable for the budget to which the employee is charged.
A KBR on-line Relocation Move Notice and a Business Unit standard Relocation Authorization (confirm name of form) form will be initiated and approved by the requesting Project/Department and routed to the applicable managers and officers for review/approval. The business unit’s responsible Human Resources representative will review prior to approvals for assurance of policy compliance.
Exceptions to the Domestic Relocation and Temporary Assignment Policy will be addressed as noted:
•	Exceptions to Policy with costs up to $10,000 require written approval from the employee’s business unit Vice President AMD Vice President of Human Resources.

•	Exceptions with costs exceeding $10,000 require written approval from the business unit President AND Vice President of Human Resources.
In the Business Unit, we recognize different types of relocation, each of which will be treated differently as indicated below.
1.)	If the assignment is considered to be of a long-term nature (three years or more) or a one-way transfer (with no intent to move back to the originating location), it will be considered a true relocation.

2.)	Otherwise, for business purposes only, an assignment of less than three years will be considered a temporary assignment with mobilization and, if appropriate, demobilization.
8.1	TEMPORARY ASSIGNMENTS GREATER THAN ONE YEAR
8.1.1	Movement of Household Goods
1.	Commercial Van Line / Line Haul Move

Where practical, the employee may request to have household goods and personal effects moved via a commercial van line. If so, the project/department requesting and receiving the employee will complete the Business Unit Relocation Authorization form and forward to the Unit’s responsible Human Resources representative for review and approval. Human Resources will then complete the on-line Relocation Move Notice and forward for necessary approval(s). Upon business unit management approval, the on-line notice will be forwarded to

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
the responsible individuals in the KBR Relocation Services Department for their attention and action.

KBR’s moving coordinator will contact an agent for a commercial van line and make arrangements for packing and moving the transferee’s household goods. KBR pays direct to Van Line for all usual and reasonable costs of packing/unpacking, insuring, appliance servicing and transportation of household goods.

Assignees accepting the Commercial Van Line / Line Haul Move provision will not receive a project assignment per diem.

The details of the Commercial Van Line / Line Haul Move provision can be found in the KBR Employee Relocations Guide in Section 3, Transportation & Storage of Household Goods & Mobile Homes.

2.	Self-Move Options — Plans A and B

An employee may be requested or prefer to relocate to their new assignment under one of the two Self-Move Options available. Under the Self-Move Options, the relocation of the household goods may be by private or personal conveyance (Plan A) or via a national self-move carrier or third party travel trailer transporter (Plan B).

Plan A: Private vehicle plus lump sum — Employees may use a private vehicle or trailer — not supplied by the Company — to relocate household goods. A move allowance lump sum payment of $1,000 is issued to cover the employee and family moving expenses including meals, lodging, fuel for all vehicles, insurance on household goods, etc. Additionally, mileage at the standard relocation rate — or actual fuel costs — is reimbursable for up to two personal vehicles relocated to the new work location residence. Mileage is computed by fastest, most direct route from the old home.

Plan B: Self-move carrier plus lump sum — Employees may elect to utilize a national self-move carrier, such as Ryder or U-Haul for the relocation of household goods. KBR’s moving coordinator (only after the transferee has signed a Release and Hold Harmless Form and faxed the same to the coordinator) will authorize a carrier to issue a vehicle or trailer (including a vehicle tow bar, tow dolly, or auto transport trailer — unless prohibited by carrier — for one vehicle in lieu of mileage reimbursement) to the transferee. Rental fees are direct billed to KBR. Insurance coverage on household goods may be purchased from the carrier at the employee’s personal expense. A move allowance lump sum payment $1,000 is issued to cover the employee and family moving expense including meals, lodging, fuel for all vehicles including Ryder or U-haul vehicles, household goods insurance, etc. Additionally, mileage at the standard relocation rate — or actual fuel costs — is reimbursable by the Company for up to two personal vehicles relocated to the new work location residence (except when using a tow device — see above). Mileage is computed at the shortest, most direct route from the old home.
8.1.2	Temporary Living Expenses

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
Upon the employee’s arrival at the new assignment location, the Company will provide a per diem at the IRS Daily Per Diem Rate (as recognized by the IRS for the host location) for lodging, meals and incidentals. This Per Diem Rate will be multiplied by the number of days the employee resides in temporary lodging (a copy of the lodging receipt will be required for documentation purposes) up to a maximum of 30 days.
If the spouse is accompanying the employee, $30.00 will be added to this amount as a daily meal allowance for spouse; and if a child is accompanying the employee, $30 per day will be added for each child. This per diem is to cover the costs for temporary lodging and meals while searching for housing.
The per diem is considered taxable income to the employee and paid through the payroll system under a relocation allowance code. A gross up calculation will not be made to offset the additional tax impact since the tax impact is covered through the payment of the Settling-in or Living Allowance detailed below.
8.1.3	Settling-in Allowance
(New Hires Not Eligible)
With the approval of the responsible Vice President, an employee will receive a Settling-In Allowance to take care of miscellaneous costs of relocation, including general deposits, household items, day care, house-hunting mileage, automobile license, other incidental expenses and increased tax liability for nondeductible items. The Settling-In Allowance will be paid as follows:
•	Line Haul Move — maximum of one months base salary

•	Self-Move Option (Plan A or B) — maximum of two weeks base salary
The payment is taxed at the higher 25% ‘supplemental’ Federal withholding rate; and is not eligible for tax protection gross-up. The allowance is payable when the Personnel Action Notice (PAN) — relocating the transferee to the new work organization and taxing jurisdiction — is approved and processed into the employee HR/Payroll system. Request for a Settling-in allowance will be made through the submittal and approval of the Relocation Authorization Form.
8.1.4	Living Allowance/Per Diem
With the approval of the Relocation Authorization Form by the responsible Vice President, an employee who selects one of Self-Move Plans (Option A or B) will receive a monthly Living Allowance/Per Diem (LA/PD), if applicable to the host location. The LA/PD is to provide assistance in defraying the cost of maintaining two households and other miscellaneous relocation costs.
The monthly LA/PD for each project will be established by Human Resources. The amount will be set at a percentage of the respective location’s per diem allowance as detailed in the annually updated General Services Administration Per Diem Study.
Employees receiving a LA/PD on assignments projected to be twelve (12) months or longer will have the payment taxed and withheld. Payment of the taxed LA/PD will be processed through the payroll system using a relocation allowance code and will not be grossed up for any additional tax liability impact to the

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
employee. Should the assignment not exceed twelve (12) months, the tax withholding would be refunded to the employee.
On assignments projected to be less than twelve (12) months, the LA/PD is non-taxed, provided that the employee meets the IRS regulations governing the payments of LA/PD.
Other items affecting the taxation of LA/PD payments include but are not limited to:
•	The employee’s permanent residence is within (50) miles of the project location. The Per Diem would be taxable.

•	The employee does not temporarily relocate to the project location, but instead commutes to the project location from his/her permanent address, the Per Diem would be taxable.
IRS requirements (IRS publication 465) will be reviewed and documented to validate whether or not the Living Allowances / Per Diems being paid to an employee are considered taxable income. Each employee will be required to complete a Domestic Assignment Profile to establish the employee’s tax status.
8.1.5	Familiarization Trip
With the approval of the Relocation Authorization Form by the responsible Vice President, the relocating employee and spouse will be reimbursed for reasonable actual expenses for a familiarization trip (not to exceed seven days) to the new assignment area for the purpose of locating permanent housing. Payment of the Familiarization Trip is taxable to the employee as other compensation and will be processed through the payroll system using a relocation allowance code and will not normally be grossed up for any additional tax liability.
8.1.6	Home Leave
Based on distance and duration of assignment, assistance may be provided for one trip home every 30 days (consisting of non-taxable round-trip airfare or mileage), provided that the anticipated duration of the assignment will extend beyond 30 days upon return from the trip home. This expense requires prior approval of the responsible Vice President. Due to business requirements, the employee may elect to have the spouse travel to the work location in lieu of travel by the employee. All applicable assignment related business travel, including air, rental car, rail, and hotel, must be in accordance with the KBR Corporate Travel Policy and the KBR Travel Services — Business Practice. (Note: There will be no pay-in-lieu of airline tickets for monthly trips home.)
8.2	TEMPORARY ASSIGNMENTS GREATER THAN 90 DAYS BUT LESS THAN ONE (1) YEAR
In the majority of cases when an employee is assigned to a project site or location away from home for more than 90 days but less than a year, the Company may elect to provide the employee relocation provisions as detailed in the Self-Move Options — Plans A and B. The employee may be eligible for a temporary living allowance, settling-in allowance, and a living allowance/per diem, if applicable approvals are obtained. Please see provisions and details above.

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
If due to the acceptance of this period of assignment an employee is forced to store their household goods, the company will reimburse the actual monthly storage cost. The employee will be reimbursed for movement of personal effects into storage and breakout of storage upon project completion.
Based on distance and duration of assignment, assistance may be provided for one trip home every 30 days (consisting of non-taxable round-trip airfare or mileage), provided that the anticipated duration of the assignment will extend beyond 30 days upon return from the trip home. This expense requires prior approval of the responsible Vice President. Due to business requirements, the employee may elect to have the spouse travel to the work location in lieu of travel by the employee. All applicable assignment related business travel, including air, rental car, rail, and hotel, must be in accordance with the KBR Corporate Travel Policy and the KBR Travel Services — Business Practice. (Note: There will be no pay-in-lieu of airline tickets for monthly trips home.)
Employees who successfully complete their assignment and are not eligible for relocation assistance to another KBR project will be demobilized to their point of origin, or equivalent, in accordance with the above procedure. No Re-Settlement Allowance is provided for such moves.
8.3	TEMPORARY ASSIGNMENT LESS THAN THIRTY (30) DAYS / BUSINESS TRIP
All KBR employees assigned to a project site, or other location away from home on a Company assignment of 30 days or less, will be provided reimbursement of reasonable, actual expenses for lodging, meals and incidental expenses such as laundry, dry cleaning, etc., in the manner described below. (Note: The Company will not pay for the movement of household goods for assignments less than 30 days.)
Expenses incurred while traveling to and from the assignment location will be reimbursed as follows:
•	Hotel — actual cost (Holiday Inn or equivalent)

•	Per Diem rate — to be determined by responsible Human Resources representative and approved by the responsible Vice President. Per Diem payment is expected to cover all costs other than hotel and transportation (e.g. Meals and Incidentals for assignments other than Business Trips).

•	Business Trip expenses will be reimbursed at reasonable and actual cost.

•	Personal vehicle transportation costs to and from the location will be reimbursed to the employee at the current company approved mileage rate for business trips. If the employee travels by public transportation, the company will pay the expense of economy fare. All applicable assignment related business travel, including air, rental car, rail, and hotel, must be in accordance with the KBR Corporate Travel Policy and the KBR Travel Services — Business Practice.

•	Transportation may be provided at the project location to meet job requirements. If transportation is not provided, reimbursement in accordance with KBR standard policy will be made for business use of a personal vehicle, not to include driving to and from the employee’s work location while on assignment.

KiOR, Inc. Biomass to BioCrude EPC Columbus, MS	E-2G67 December 2010
Upon arrival at the project location, the company will reimburse the living expenses of the employee using one of the following options (the manner of reimbursement is intended to be consistent throughout the project assignment):
• Option I. The employee will be given authorization to secure suitable living quarters on a single status basis or corporate housing will be secured. A per diem rate will also be paid for all other expenses including meals, personal phone calls, laundry, local transportation, etc. Normally, this per diem rate will be a minimum of $30.00. Per Diem will be paid for the number of calendar days while at the assignment location.
• Option II. An all-inclusive per diem rate will be established for the specific location prior to assignment. The per diem rate paid will include lodging, meals, and all other incidental expenses, such as personal phone calls, laundry, local transportation and incidental expenses. Per Diem payments will be based on a 7-day week and will be no greater than the IRS maximum daily per diem rate.
8.4 TEMPORARY ASSIGNMENTS TO OPERATIONS CENTER(S)
As required, employees may be asked to mobilize to a KBR operation center for the purpose of supporting the development of a project proposal, assisting with the engineering and pre-construction planning efforts for a project that is preparing to mobilize to the field, or for a special project that is being performed in one of the centers.
Assignment provisions to Operating Centers away from an employee’s home will be per the U.S. Operation Center Assignment Guidelines.
8.5 TEMPORARY ASSIGNMENTS FOR LOCAL AREA SITES OTHER THAN OPERATIONS CENTER
Home office personnel temporarily assigned to local area projects other than the Home Office shall be reimbursed at the current company approved mileage rate for business trips for additional mileage traveled to/from the project site. The additional mileage is computed based on the difference between the mileage from home to the project site and the mileage from home to the Home Office.
8.6 RELOCATION ASSISTANCE FOR HOURLY ETA AND CRAFT SUPERVISION
Hourly professional, technical and administrative employees, general foremen, foremen and craft employees below foreman are not usually given full relocation assistance. Relocated general foremen and foremen, and key hourly non-exempt employees may receive a one-time taxable payment to help defray relocation expenses. On projects where the local labor supply of skilled craftsmen or technicians is inadequate to meet project requirements, additional relocation assistance may be provided. The responsible Vice President must approve any relocation assistance that is to be provided for these levels of employees.

KiOR, Inc. Biomass to BioCrude EPC Columbus, MS	E-2G67 December 2010
9.0 STATE INCOME TAX ASSISTANCE
Relocation assistance may be provided to employees relocating to a State with a State Income Tax from a State without an Income Tax, in the form of a payroll allowance.
10.0 TAX LIABILITY
Effective January 1, 1994, tax law restricts the types of moving expenses an employee may deduct. The law allows certain eligible moving expenses paid or reimbursed by an employer to be excluded from the employee’s income.
Eligible moving expenses are defined as the cost of transporting the employee, family, household goods and personal effects from the former residence to the new residence and in-transit lodging. The transportation cost includes storage in-transit up to 30 days, if required. These reimbursements are classified on the Company books and records as employee moving expenses and are not reported as taxable other compensation to the employee.
All other applicable reimbursements, including meals en route, meal and lodging expense while house hunting, temporary living expenses, and any other incidental living expenses related to the move do not qualify as eligible moving expenses. These reimbursements are classified as other compensation subject to Federal Withholding, FICA (employee and employer), and State taxes, and are recorded through the payroll system as a relocation payroll allowance code.
11.0 EMPLOYEE TRAINING PROGRAMS
When in the best interest of the project it is necessary that employees receive special on-the-job or classroom training, the tuition, travel, supplies, salaries and wages during such training shall be a direct charge to the project. This shall also apply to wages paid in the testing of welders who are recruited for the project.
12.0 COMPANY-PROVIDED TRANSPORTATION
In association with an employee’s job title and job responsibilities, company-owned vehicles will be assigned to key individuals. Offsite transportation may also be provided in the form of a leased or rental vehicle or in the form of an allowance for the duration of the assignment.
This transportation will be provided in accordance with PR-US_KBR_CSG-001 (Assignment and use of Company vehicles for Domestic USA).
13.0 MISCELLANEOUS
13.1 Show-up Pay

KiOR, Inc. Biomass to BioCrude EPC Columbus, MS	E-2G67 December 2010
When a work shift is canceled due to force majeure, an example of which would be a “Rain Out or weather initiated event” hourly workers reporting to the check-in location or time office without entering the work area shall receive payment for two (2) hours “SHOWUP TIME”. These employees will be brassed in and out to facilitate record keeping. Show up pay will be counted as hours worked in the computation of overtime pay. If employees are brassed onto the Jobsite and the workshift is later cancelled, the time spent on the project (minimum of two hours) is considered regular work and is included in determining premium pay status.
13.2 Overtime Practices — Craft and Nonexempt Hourly Employees
The Company’s practice is to work a scheduled 40 hour workweek with selective overtime when necessary. Nonexempt hourly employees who work hours in excess of 40 hours a week will be paid at the appropriate overtime rate: generally one and one-half times the base hourly rate for each hour of overtime worked. Overtime hours are all hours worked in excess of forty (40) in a workweek under the provisions of the Fair Labor Standards Act, unless otherwise required by applicable law or contract.
13.3 Overtime Pay Computation — Exempt Salaried Employees
The Company does not usually pay salaried employees for hours worked in excess of the normal workweek. However, under extraordinary circumstances such as project scheduled overtime for an extended period, salaried exempt employees are paid their straight time rate for scheduled overtime that exceeds the normal 40-hour workweek.
When a project requires a standard workweek exceeding the normal 40-hour workweek, with the additional hours being paid to exempt employees, the approval of the Vice President associated with the project and the HR Product Line Lead is required.
The project manager or project director is paid for such additional hours only with the approval of the Product Line Senior Vice President, or a nominated delegate, and the HR Product Line Lead.
Casual Overtime is ineligible for compensation. Casual overtime is defined as hours in excess of the normal work week that are worked to complete a salaried exempt employee’s usual job duties and responsibilities. These include, but are not limited to: travel, conferences, meetings, field trips, recruiting trips, client entertainment and all unauthorized hours worked in excess of 40 per week.
Overtime pay must be in accordance with KBR Business Practice BP-US-KBR-HR-020, “Overtime for Salaried Exempt Employees”.
13.4 Call-out Time
When an hourly worker is called out to perform work at times other than regularly scheduled hours they shall be paid a minimum of four (4) hours straight-time pay. If the called out worker has already worked 40 hours in the current week, he shall be paid a minimum of four (4) hours straight-time or the actual hours worked times his overtime rate, whichever is greater.

KiOR, Inc. Biomass to BioCrude EPC Columbus, MS	E-2G67 December 2010
13.5 Overtime Meals
When unscheduled overtime causes an employee to continue working beyond normal scheduled quitting time, the following shall apply:
•	If work is to continue beyond twelve (12) hours, then a lunch break will be allowed at the end of such time and every four (4) hours thereafter. Hot meals or a box lunch are to be provided and paid by the Company.

•	Employees will not be paid through this lunch break unless required to work.

KiOR, Inc. Biomass to BioCrude EPC Columbus, MS	E-2G67 December 2010
13.6 Separations for Safety Violations
Personnel that are separated from a project for a safety violation are not eligible to be employed on another Services project for period of (90) days. Once this period has expired a person can be eligible for employment on a project with the approval of the appropriate VP responsible for the work.

BUSINESS UNIT HR LEAD	DATE

SENIOR VP US CONSTRUCTION	DATE

CLIENT: KIOR INC.	EST/JOB NO.:
PROJECT: BIOMASS TO BIOCRUDE EPC LOCATION(S): COLUMBUS, MS	DATE: 30 SEP 2010
DOMESTIC ASSIGNMENT
TERMS AND CONDITIONS
KIOR INC BIOCRUDE PROJECT
APPROVAL DISTRIBUTION
Please initial next to your name to indicate your approval of the conditions and forward on the next person on the list. Once all signatures have been obtained, please return original to Scott Marshall in Human Resources KT 31-30 Ext. 3908.

Job Phase:		Initials	Date
Director HR — KBR Services	S. Marshall	/s/ S. Marshall	9/30/10

Principal Project Manager	P. Prybil

VP Construction	P. Estes	/s/ P. Estes	9/30/10

President Services	D. Zimmerman	/s/ D. Zimmerman	9/30/10

	Original	Rev 1	Rev 2
Prepared By: S. Marshall

Date: 30 Sep 10

Revision Reason(s):

DOMESTIC ASSIGNMENT ALLOWANCE SUMMARY

CLIENT:	KIOR Inc.	Date: 30-Sep-10

PROJECT:	BIOMASS to BIO CRUDE EPC	Job:

LOCATION:	COLUMBUS, MS

SHORT TERM (12 months or Less)	LONG TERM (Over 12 Months)

Single or Family Status	Single or Family Status

Living Allowance / Per Diem	Living Allowance / Per Diem
(Non-Taxable)	(Taxable)
Non-hotel — $80/day; Hotel — $46/day Salaried Personnel	Non-hotel — $80/day; Hotel — $46/day Salaried Personnel

Note: No Per Diem when Line Haul move selected

Shipment of Personal Effects	Shipment of Personal Effects
>Line Haul Move — Not available	>Line Haul Move
>Self-Move Plan	>Self-Move Plan
- Plan A	- Plan A
- Plan B	- Plan B

Expenses En-Route to Assignment	Expenses En-Route to Assignment
>Line Haul Move	>Line Haul Move
- Lodging en-route (min. of 400 miles) at Holiday Inn or equivalent.	- Lodging en-route (min. of 400 miles) at Holiday Inn or equivalent.
- $35.00 /day meals for employee and $35.00 /day for each approved dependent.	- $35.00 /day meals for employee and $35.00 /day for each approved dependent.
- Travel by common carrier will be at Coach or Economy fare.	- Travel by common carrier will be at Coach or Economy fare.
-   Mileage for up to two vehicles for employee’s mobilization and demobilization to the assignment will be reimbursed at the current IRS standard or at actual fuel costs supported with cash tickets. Mileage and fuel reimbursements will be at the fastest, most direct route.

-   Mileage for up to two vehicles for employee’s mobilization and demobilization to the assignment will be reimbursed at the current IRS standard or at actual fuel costs supported with cash tickets. Mileage and fuel reimbursements will be at the fastest, most direct route.

>Self-Move Plans (A or B)	>Self-Move Plans (A or B)
- $1,000 lump sum payment to cover employee and family moving expenses including meals, lodging, fuel for all vehicles and any other miscellaneous expenses.	- $1,000 lump sum payment to cover employee and family moving expenses including meals, lodging, fuel for all vehicles and any other miscellaneous expenses.

Resettlement Allowance	Resettlement Allowance
>Line Haul — 4 weeks pay	>Line Haul — 4 weeks pay
>Self-Move Plan (A or B) — 2 weeks pay	>Self-Move Plan (A or B) — 2 weeks pay
Additional Considerations
Business Trips (less than 90 days)
Employees assigned to the project for this term will be reimbursed for lodging in hotel accomodations (Hoiliday Inn or equivalent) via expense statement for actual lodging expenses.
A daily per diem in the amount of $46/day (non-taxed) will be provided for meals and incidentals (laundry, phones, etc...).
Mileage for the employee’s mobilization and demobilization to the assignment location will be reimbursed at the current IRS Standard or at actual fuel costs supported with cash tickets. Mileage calculation and fuel reimbursement will be at the fastest, most direct route.
Temporary Living Expenses (Line Haul Move or Self-Move Plan)

>	Up to 30 days hotel/motel accomodations.
>	Lodging reimbursed on expense statement with receipts for support of lodging.
>	$46 /day for meals and incidentals for employee and each approved dependent.
Accommodation
Assignees living in hotel accommodations will be reimbursed per expense reporting procedures, and will receive $46.00 per day Per Diem.
Work Week
Up to 60 hours worked per week will be paid for Salaried employees assigned to the project location. Salaried/Exempt Personnel must have approval of the Senior VP of US Construction and the Business Unit HR Director prior to being paid additional overtime on this project.
Hourly ETA Personnel Relocation:
A one time payment for hourly ETA personnel will apply to cover travel costs and relocation costs, this payment is equal to $1,000.00 lump sum payment.
TRIPS HOME
After (1) month on site salaried exempt employees will be eligible for (1) trip home per month. Flights are to be booked through KBR Travel at least (14) days in advance or payrment for round trip mileage not to exceed 1000 miles. (Reimburesement is via expense report) Upon Completion of trip home eligible employees should have at least (1) month remaining on assignment.

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
EXHIBIT B — ATTACHMENT F-1
CONSTRUCTION SUPPORT GROUP
2010 SMALL TOOLS
Small Tools Under $1,000 Value
The following Attachment F-1 list refers, but is not limited to, items considered to be “Small Tools”
costing less than $1,000.
This list is representative and is not all-inclusive.

Stock Number	Description	Type
HT5ADAPE	ADAPTER, VALVE,FLANGED	MANUAL
QA10110U	AIR CONDITIONER 110 VOLT	ELECTRIC
QA10012U	AIR CONDITIONER, 12,000 BTU	ELECTRIC
QA10018U	AIR CONDITIONER, 18,000 BTU	ELECTRIC
QA10023U	AIR CONDITIONER, 23,000 BTU	ELECTRIC
MA80012N	AIR MOVER, 12"	PNEUMATIC
MA80003N	AIR MOVER, 3"	PNEUMATIC
MA80006N	AIR MOVER, 6"	PNEUMATIC
MA3BLOWE	AIR MOVER, VENT — BLOWER, GAS	FUEL
MA1BLOWE	AIR MOVER, VENT BLOWER	ELECTRIC
AF8CTRLE	AIRFLOAT, CONTROL PACKAGE	PNEUMATIC
AM10800E	AMPROBE — MODEL LAS-800	ELECTRIC
AM11RMSE	AMPROBE, MODEL AC/DC CUR	ELECTRIC
ME1SIGNE	ANALYZER, SIGNAL	ELECTRIC
GM7CL02E	ANALYZER, CHLORINE DIOXIDE	METER
AL50000E	ATTACHMENT, FEIN SAW — LARGE	MANUAL
AS50000E	ATTACHMENT, FEIN SAW — SMALL	MANUAL
AN50000E	ATTACHMENT, NEEDLE SCALER	MANUAL
MR5SWVLE	ATTACHMENT, SWIVEL (HILMAN)	MANUAL
PB5TESTE	BASKET, TEST WEIGHT	MANUAL
ME1BATTE	BATTERY SAVER	ELECTRIC
CU2BND0E	BENDER, COUPON (JACK TYPE)	HYDRAULIC
BE1PVC2E	BENDER, ELECTRIC — PVC (849) 2"	ELECTRIC
BM51000E	BENDER, MANUAL (1000)	MANUAL
BM51818E	BENDER, MANUAL 1/2 — 2" (1818) (order shoes separate)	MANUAL
BM51801E	BENDER, MANUAL 1 1/4 & 1 1/2"	MANUAL
BM51800E	BENDER, MANUAL 1/2, 3/4, 1"	MANUAL
MQ51802E	BENDER, TABLE	MANUAL
BV50MSAE	BEVEL, MACHINE 1 1/2" — 4" MSA	MANUAL
BV503SAE	BEVEL, MACHINE 14" — 20" 3SA	MANUAL
BV501SAE	BEVEL, MACHINE 4" — 8" 1SA	MANUAL
BV502SAE	BEVEL, MACHINE 8" — 12" 2SA	MANUAL
BT5LONGE	BEVEL, TORCH, LONG	MANUAL
BT5SHORE	BEVEL, TORCH, SHORT	MANUAL
BT5LO32E	BEVEL, TORCH,32 TOOTH RACK,CUT-A-LINE	MANUAL
AB50BITE	BIT, AUGER	MANUAL
AE5EXTNE	BIT, EXTENSION (POST HOLE)	MANUAL
RB5HD24E	BLOCK RADIUS 1 1/2 PARKER 590530	MANUAL
RB5HD20E	BLOCK RADIUS 1 1/4 PARKER 590527	MANUAL
RB5LG20E	BLOCK RADIUS 1 1/4 PARKER 621049	MANUAL
RB5LG18E	BLOCK RADIUS 1 1/8 PARKER 621048	MANUAL

KiOR Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
CONSTRUCTION SUPPORT GROUP
2010 SMALL TOOLS
Small Tools Under $1,000 Value

RB5HD16E	BLOCK RADIUS 1 PARKER 590524	MANUAL
RB5LG16E	BLOCK RADIUS 1 PARKER 621047	MANUAL
RB5SM08E	BLOCK RADIUS 1/2 PARKER 550576	MANUAL
RB5LG08E	BLOCK RADIUS 1/2 PARKER 550582	MANUAL
RB5HD08E	BLOCK RADIUS 1/2 PARKER 590515	MANUAL
RB5SM04E	BLOCK RADIUS 1/4 PARKER 550573	MANUAL
RB5LG04E	BLOCK RADIUS 1/4 PARKER 550579	MANUAL
RB5SM12E	BLOCK RADIUS 3/4 PARKER 550578	MANUAL
RB5LG12E	BLOCK RADIUS 3/4 PARKER 550584	MANUAL
RB5HD12E	BLOCK RADIUS 3/4 PARKER 590521	MANUAL
RB5SM06E	BLOCK RADIUS 3/8 PARKER 550575	MANUAL
RB5LG06E	BLOCK RADIUS 3/8 PARKER 550581	MANUAL
RB5SM05E	BLOCK RADIUS 5/16 PARKER 550574	MANUAL
RB5LG05E	BLOCK RADIUS 5/16 PARKER 550580	MANUAL
RB5SM10E	BLOCK RADIUS 5/8 PARKER 550577	MANUAL
RB5LG10E	BLOCK RADIUS 5/8 PARKER 550583	MANUAL
RB5HD10E	BLOCK RADIUS 5/8 PARKER 590518	MANUAL
RB5HD14E	BLOCK RADIUS 7/8 PARKER 590523	MANUAL
RB5LG14E	BLOCK RADIUS 7/8 PARKER 621046	MANUAL
RH51012T	BLOCK, SNATCH 1SH 12 TON	MANUAL
RH51015T	BLOCK, SNATCH 1SH 15 TON	MANUAL
RH51022T	BLOCK, SNATCH 22 TON 1/SHEAVE	MANUAL
RH52012T	BLOCK, SNATCH 2SH 12 TON	MANUAL
BX50CABE	BOX, CABINET	MANUAL
BX5BNDRE	BOX, BENDER/SKYCLIMBER, MILLWRIGHT, USE W/7108-600324	MANUAL
BK50004L	BREAK, SHEET METAL — 4'	MANUAL
BP80035B	BREAKER, PAVEMENT — 35 LB.	PNEUMATIC
BP80060B	BREAKER, PAVEMENT — 60 LB.	PNEUMATIC
BP80090B	BREAKER, PAVEMENT — 90 LB.	PNEUMATIC
IT7BUBBE	BUBBLER, MERIAM	METER
IT7BLOCE	CALIBRATION BLOCK	METER
ME1FREQE	CALIBRATOR, FREQUENCY	ELECTRIC
IT1PS24V	CALIBRATOR, POWER SUPPLY 24 VOLT	ELECTRIC
IT1PS50V	CALIBRATOR, POWER SUPPLY 50 VOLT	ELECTRIC
IT8PSIGE	CALIBRATOR, PRESSURE — PSIG GAUGE	PNEUMATIC
IT80H2OE	CALIBRATOR, PRESSURE — WATER GAUGE	PNEUMATIC
IT8CRYSE	CALIBRATOR, PRESSURE DIGITAL 250 PSI	PNEUMATIC
IT8CE30E	CALIBRATOR, PRESSURE DIGITAL 30 PSI	PNEUMATIC
ME1RTDCE	CALIBRATOR, RTD. MODEL 211	ELECTRIC
IT11064E	CALIBRATOR, TEMP. MODEL 1064	ELECTRIC
TQ5SKIDE	CALIBRATOR, TORQUE/TENSION MODEL #M	MANUAL
CO5CARTE	CART, BOTTLE OXYGEN/ACETYLENE	MANUAL
CO5CARDE	CART, BOTTLE W/FIREWALL	MANUAL
GH5CARTE	CART, PIPE 20"	MANUAL
CO5SNGLE	CART, SINGLE LPG	MANUAL
CO5OXYGE	CART, SINGLE, OXYGEN/NITROGEN	MANUAL
BC1AUTOE	CHARGER, BATTERY — AUTOMOTIVE	ELECTRIC
BC1TOOLE	CHARGER, BATTERY — TOOL	ELECTRIC
BC1HILTE	CHARGER, BATTERY — TOOL, HILTI	ELECTRIC
BC1BURNE	CHARGER, BATTERY, TOOL, BURNDY	ELECTRIC

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
CONSTRUCTION SUPPORT GROUP
2010 SMALL TOOLS
Small Tools Under $1,000 Value

WR2SLING	CHOKER, WIRE ROPE 1 x 10 IWRC W/CERTS	RIGGING
HD1ANGLE	CHUCK, RIGHT ANGLE FOR HITLI ROTO HAMMER	ELECTRIC
TL6CLMPE	CLAMP, EYE HOLDING	SURVEY
LC50406R	CLAMP, LINE UP, RIM 4"—6"	MANUAL
LC50108R	CLAMP, LINE-UP DEARMAN 1" — 8"	MANUAL
LC50416R	CLAMP, LINE-UP DEARMAN 4" — 16"	MANUAL
LC5RFRME	CLAMP, LINE-UP REFORMER	MANUAL
LC5S108R	CLAMP, LINE-UP SS DEARMAN 1" — 8"	MANUAL
LC5S416R	CLAMP, LINE-UP SS DEARMAN 4" — 16"	MANUAL
LC50010N	CLAMP, LINE-UP TIPTON 10"	MANUAL
LC50012N	CLAMP, LINE-UP TIPTON 12"	MANUAL
LC50014N	CLAMP, LINE-UP TIPTON 14"	MANUAL
LC50016N	CLAMP, LINE-UP TIPTON 16"	MANUAL
LC50020N	CLAMP, LINE-UP TIPTON 20"	MANUAL
LC50024N	CLAMP, LINE-UP TIPTON 24"	MANUAL
LC50003N	CLAMP, LINE-UP TIPTON 3"	MANUAL
LC50004N	CLAMP, LINE-UP TIPTON 4"	MANUAL
LC50006N	CLAMP, LINE-UP TIPTON 6"	MANUAL
LC50008N	CLAMP, LINE-UP TIPTON 8"	MANUAL
DC80000E	CLAY DIGGER	PNEUMATIC
VC1ADAPE	CLEANER, VACUUM — DRUM ADAPTER	ELECTRIC
EC30005E	COMPRESSOR, AIR 5 HP FUEL	FUEL
EC1PORTE	COMPRESSOR, AIR 5 TO 10 CFM, ELEC PORT	ELECTRIC
TL1CNVTE	CONVERTER, 110V AC TO 12V DC	ELECTRIC
QA5COOLE	COOLER, ICE — CHEST	MANUAL
MQ2CRANE	CRANE, FLOOR	HYDRAULIC
CB5SMALE	CRIMPER & BEADER (SMALL)	MANUAL
CT5TRCKE	CUT-A-LINE, TRACK	MANUAL
CC1CDLSE	CUTTER, CABLE,CORDLESS, 750MCM	ELECTRIC
CU5COUPE	CUTTER, COUPON	MANUAL
CC2CCTRE	CUTTER, HYD CABLE (HEAD ONLY)	HYDRAULIC
CP25590E	CUTTER, HYD PIPE — MAX 20" C.I.	HYDRAULIC
CP22990E	CUTTER, HYD PIPE — MAX 6" C.I.	HYDRAULIC
CP23890E	CUTTER, HYD. PIPE — MAX 12" CI	HYDRAULIC
CP5RT08E	CUTTER, PIPE, RATCHET TYPE	MANUAL
MQ5AEROE	DEPRESSURIZED, AEROSOL CAN	MANUAL
MQ1METLE	DETECTOR, METAL, UNDERGROUND	ELECTRIC
FP50FL11	DEVICE, FALL MINILITE LIMITER 11 FT	MANUAL
FP50100L	DEVICE, FALL PROTECTION 100 FT.	MANUAL
FP50W20L	DEVICE, FALL PROTECTION 20 FT.	MANUAL
FP50030L	DEVICE, FALL PROTECTION 30 FT.	MANUAL
FP50050L	DEVICE, FALL PROTECTION 50 FT.	MANUAL
FP50065L	DEVICE, FALL PROTECTION 65 FT.	MANUAL
FP50C20L	DEVICE, FALL PROTECTION, 20’ CABLE	MANUAL
TP5BOLTE	DIE, BOLT THREADER 535	MANUAL
TP5BEV2E	DIE, HEAD GROOVING 44A	MANUAL
TP5DIE3E	DIE, HEAD THREADER 2 1/2" — 3"	MANUAL
TP5BEV4E	DIE, HEAD, GROOVING / BEVELING 44A	MANUAL
TP5COLIE	DIE, HEAD, THREADER COLLINS	MANUAL
TP5DIE2N	DIE, PIPE THREADER 1/8" — 2" 811	MANUAL

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
CONSTRUCTION SUPPORT GROUP
2010 SMALL TOOLS
Small Tools Under $1,000 Value

TP50515E	DIE, PIPE THREADER 1/8" — 3/4" 515	MANUAL
TP5DIE6N	DIE, PIPE THREADER 4" — 6" COLLINS	MANUAL
TP5811AE	DIE, PIPE THREADER 811-A	MANUAL
MQ3POSTE	DIGGER, POST HOLE	FUEL
DA80004X	DRILL, AIR 1/2"	PNEUMATIC
DA89004X	DRILL, AIR 1/2" ANGLE	PNEUMATIC
DA80006X	DRILL, AIR 3/4"	PNEUMATIC
DA80003X	DRILL, AIR 3/8"	PNEUMATIC
DA80005X	DRILL, AIR 5/8"	PNEUMATIC
DA800R4X	DRILL, AIR,REVERSIBLE 1/2"CAP. 800 RPM	PNEUMATIC
DE10004X	DRILL, ELECT. 1/2"	ELECTRIC
DE10HD4X	DRILL, ELECT. 1/2" HEAVY DUTY	ELECTRIC
DE19004X	DRILL, ELECT. 1/2" RIGHT ANGLE	ELECTRIC
DE10002X	DRILL, ELECT. 1/4"	ELECTRIC
DE19002X	DRILL, ELECT. 1/4" RIGHT ANGLE	ELECTRIC
DE10006X	DRILL, ELECT. 3/4"	ELECTRIC
DE10003X	DRILL, ELECT. 3/8"	ELECTRIC
DE19003X	DRILL, ELECT. 3/8" RIGHT ANGLE	ELECTRIC
DE1CDLSE	DRILL, ELECT. CORDLESS	ELECTRIC
DE1CDL4X	DRILL, ELECT. CORDLESS 1/2"	ELECTRIC
DE30GASE	DRILL, GASOLINE	FUEL
SD10004X	DRILL, MAGNETIC 1/2"	ELECTRIC
SD10006X	DRILL, MAGNETIC 3/4"	ELECTRIC
SD1HOUGE	DRILL, MAGNETIC HOUGEN	ELECTRIC
SD1PRSSE	DRILL, PRESS ELECTRIC 1/2"	ELECTRIC
DE1CDLMS	DRILL, CORDLESS- MISC	MANUAL
LT10012V	DROP LIGHT, 12V W/SNGL TRANSFORMER	ELECTRIC
EZ5EDGRE	EDGER, EASY	MANUAL
FA1BX36N	FAN, BOX 36"	ELECTRIC
FA1BX48N	FAN, BOX 48"	ELECTRIC
FA1MISTE	FAN, MISTING	ELECTRIC
FA1PEDLE	FAN, PEDESTAL	ELECTRIC
FA1VENTE	FAN,EXHAUST, ELEC. COMPLETE W/ SH	ELECTRIC
FT40A40E	FASTENING TOOL DXA40	POWDER
FT40350E	FASTENING TOOL, DX350	POWDER
FT40036E	FASTENING TOOL, DX36M	POWDER
FT40400E	FASTENING TOOL, DX400	POWDER
FT40451E	FASTENING TOOL, DX451	POWDER
FT40460E	FASTENING TOOL, DX460	POWDER
FT40650E	FASTENING TOOL, DX650	POWDER
FT40000E	FASTENING TOOL, SPECIAL	POWDER
FT40A41E	FASTENING TOOL, W/MAG DXA41	POWDER
BX5GANGE	GANG BOX	MANUAL
IT8GAUGE	GAUGE, DIGITAL PRESSURE/VAC. DPG-600-10	PNEUMATIC
ME5PTTKE	GAUGE, PAINT THICKNESS	MANUAL
GP8TESTE	GAUGE, TEST	PNEUMATIC
GH5HOPRE	GRASSHOPPER	MANUAL
GA89002X	GRINDER, AIR — 1/4" COLLET -ANGLE	PNEUMATIC
GA8ST02X	GRINDER, AIR — 1/4" COLLET -STRAIGHT	PNEUMATIC
GA8ST03X	GRINDER, AIR — 3/8" STRAIGHT	PNEUMATIC

KiOR, Inc.
Biomass to BioCrude EPC
Columbus, MS
E-2G67
December 2010
CONSTRUCTION SUPPORT GROUP
2010 SMALL TOOLS
Small Tools Under $1,000 Value

GA89003X	GRINDER, AIR — 3/8"/ 4 1/2" ANGLE	PNEUMATIC
GA89005X	GRINDER, AIR — 5/8" / 7" ANGLE	PNEUMATIC
GA8ST05X	GRINDER, AIR — 5/8" STRAIGHT	PNEUMATIC
GA89505X	GRINDER, AIR — 5/8" / 5" ANGLE	PNEUMATIC
GA8ORBTE	GRINDER, AIR SANDER, ORBITAL	PNEUMATIC
GA890L3X	GRINDER, AIR,3/8 11-24, ANGLE,EXTENDED	PNEUMATIC
GA890VCE	GRINDER, AIR,ANGLE W/VACUUM	PNEUMATIC
GB10006N	GRINDER, BENCH — 6"	ELECTRIC
GB10008N	GRINDER, BENCH — 8"	ELECTRIC
SE10702Z	GRINDER, ELECT. — ANGLE 7" W/GUARD	ELECTRIC
GS1ST02X	GRINDER, ELECT. — COLLET-STRAIGHT 1/4"	ELECTRIC
GS1STH2X	GRINDER, ELECT. — COLLET-STRAIGHT H.D.	ELECTRIC
GS1ST03X	GRINDER, ELECT. — STRAIGHT 3/8"	ELECTRIC
GS1ST05X	GRINDER, ELECT. — STRAIGHT 5/8"	ELECTRIC
SE10404Z	GRINDER, ELECTRIC 4 1/2	ELECTRIC
SE10005N	GRINDER, ELECTRIC,ANGLE 5"	ELECTRIC
FT8CA1KE	GUN, CALKING, PNEUMATIC	PNEUMATIC
SG1SLDRE	GUN, SOLDER	ELECTRIC
DA8ROTOE	HAMMER, AIR ROTO CP9RR	PNEUMATIC
HC8CHIPE	HAMMER, CHIPPING	PNEUMATIC
HJ80001N	HAMMER, JACK 1" 60 LB	PNEUMATIC
HJ83007X	HAMMER, JACK 7/8" 30 LB	PNEUMATIC
HR8RIVTE	HAMMER, RIVET BUSTER	PNEUMATIC
HD10B&DE	HAMMER, ROTO — BLACKE & DECKER	ELECTRIC
HD1CDLSE	HAMMER, ROTO — CORDLESS	ELECTRIC
HD10VACE	HAMMER, ROTO — VACUUM SYSTEM	ELECTRIC
HD1TE12E	HAMMER, ROTO HILTI TE12	ELECTRIC
HD1TE22E	HAMMER, ROTO HILTI TE17/TE22/TE25	ELECTRIC
HD1TE18E	HAMMER, ROTO HILTI TE18	ELECTRIC
HD1TE72E	HAMMER, ROTO HILTI TE72	ELECTRIC
HD1HLTIE	HAMMER, ROTO HILTI TM8	ELECTRIC
HC8SCALE	HAMMER, SCALING	PNEUMATIC
MH5HNDLE	HANDLE, HILLMAN ROLLER	MANUAL
PH1BASEE	HEATER, BASEBOARD, ELECTRIC	ELECTRIC
MQ1BRGHE	HEATER, BEARING MODEL BC SPECIAL	ELECTRIC
PH1240VE	HEATER, ELEMENT ELECTRIC 240VAC 1 PH	ELECTRIC
PH1120VE	HEATER, ELEMENT,ELECT. 120VA, 1PH, 2.5' SPACE HEATER	ELECTRIC
PH10LPGE	HEATER, SPACE — L.P. GAS	ELECTRIC
PH10100U	HEATER, SPACE 100,000 BTU	ELECTRIC
PH10150U	HEATER, SPACE 150,000 BTU	ELECTRIC
PH1ELMTE	HEATER, SPACE-ELECT. ELEMENT,480V	ELECTRIC
MH5FTDLE	HILLMAN ROLLER,FLAT TOP	MANUAL
HH14000B	HOIST, CHAIN — ELECTRIC 2 TON	ELECTRIC
HH5300LB	HOIST, CHAIN 1 1/2 TON LOAD LIMITER	MANUAL
HH53000B	HOIST, CHAIN 1 1/2 TON STD	MANUAL
HH52000B	HOIST, CHAIN 1 TON STD	MANUAL
HH5200LB	HOIST, CHAIN 1 TON STD LOAD LIMITER	MANUAL
HH51000B	HOIST, CHAIN 1/2 TON STD	MANUAL
HH53035L	HOIST, CHAIN 1-1/2 TON, 35' DROP	MANUAL
HH54000B	HOIST, CHAIN 2 TON STD	MANUAL

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
CONSTRUCTION SUPPORT GROUP
2010 SMALL TOOLS
Small Tools Under $1,000 Value

HH5600LB	HOIST, CHAIN 3 TON LOAD LIMITER	MANUAL
HH56000B	HOIST, CHAIN 3 TON STD	MANUAL
HH56035L	HOIST, CHAIN 3 TON, 35' DROP	MANUAL
HH50005T	HOIST, CHAIN 5 TON STD	MANUAL
HH5000LB	HOIST, CHAIN 5 TON STD LOAD LIMITER	MANUAL
DH5PAN2Y	HOPPER, DUMP — FORKTRUCK MT.	MANUAL
ME1STCKE	HOTSTICK, (HI-VOLTAGE TESTER)	ELECTRIC
MQ2PLUGE	INSULATION PLUG TOOL	HYDRAULIC
LB1INTRE	INTERRUPTER, GROUND FAULT	ELECTRIC
JH20012T	JACK, HYDR. — 12 TON	HYDRAULIC
JH20020T	JACK, HYDR. — 20 TON	HYDRAULIC
JH20050T	JACK, HYDR. — 50 TON	HYDRAULIC
JH2CU08T	JACK, HYDR. — 8 TON	HYDRAULIC
JH2FL02T	JACK, HYDR. — FLOOR 2 TON	HYDRAULIC
JH2FL04T	JACK, HYDR. — FLOOR 4 TON	HYDRAULIC
JH2TRANE	JACK, HYDR. — TRANSMISSION	HYDRAULIC
JH2FL20T	JACK, HYDR./AIR — TRUCK 20 TON	HYDRAULIC
JJ50025T	JACK, JOURNAL — 25 TON	MANUAL
JJ50035T	JACK, JOURNAL — 35 TON	MANUAL
JJ50050T	JACK, JOURNAL — 50 TON	MANUAL
JP25000B	JACK, PALLET (TRUCK)—JONES HYD. / JETT# PR2747	HYDRAULIC
JR50010T	JACK, REEL 10 TON	MANUAL
JR50005T	JACK, REEL 5 TON	MANUAL
JH2ROLAE	JACK, ROL-A-LIFT	HYDRAULIC
RC2TOELE	JACK, TOE LIFT ATTACHMENT 50 TON	HYDRAULIC
KO20006N	KNOCK OUT, HYDRAULIC 6"	HYDRAULIC
KO20002N	KNOCK OUT, SET HYDRAULIC 2"	HYDRAULIC
KO20004N	KNOCK OUT, SET HYDRAULIC 4"	HYDRAULIC
KO2SPL2N	KNOCK OUT, SET SLUG SPLITTER 2"	HYDRAULIC
SL1STNDE	LIGHT HEAD, W/SL5TRPDE STAND	ELECTRIC
LP32500W	LIGHT PLANT, 2.5 KW	FUEL
SL5TRPDE	LIGHT STAND, TRIPOD	MANUAL
LT1FLUOE	LIGHT, FLUORESENT, DROP, 12VAC W/SNGL TRANSFORMER	ELECTRIC
LT1MAGEE	LIGHT, MAGNET MOUNT 150 WATT HI-PRESS SOD.	ELECTRIC
LF10020A	LOCKFORMER, 20 GAUGE	ELECTRIC
LK50000E	LOCKOUT LOCK	MANUAL
LG2HD12T	LUGGING TOOL, HYDRAULIC 12 TON	HYDRAULIC
AI88OUTE	MANIFOLD, AIR 8 OUTLET	PNEUMATIC
IT10350E	MANOMETER, DIGITAL, SMART	ELECTRIC
MQ1MEASE	MEASURE, WIRE	ELECTRIC
AM11000E	METER, AMPROBE — MODEL ACDC-1000	ELECTRIC
AM11007E	METER, AMPROBE — MODEL RS1007	ELECTRIC
AM10RS3E	METER, AMPROBE — MODEL RS3	ELECTRIC
ME1CONDE	METER, CONDUCTIVITY	ELECTRIC
ME1GEICE	METER, GEIGER COUNTER	ELECTRIC
ME11000V	METER, MEGGER — 1000 VOLT	ELECTRIC
ME10500V	METER, MEGGER — 500 VOLT	ELECTRIC
ME1PHOTE	METER, PHOTO	ELECTRIC
ME10VOME	METER, SIMPSON (VOLTAGE-OHM)	ELECTRIC
ME100SLE	METER, SOUND LEVEL	ELECTRIC

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
CONSTRUCTION SUPPORT GROUP
2010 SMALL TOOLS
Small Tools Under $1,000 Value

IT70RPME	METER, TACHOMETER	METER
IT2METRE	METER, TENSION	HYDRAULIC
ME1CIRTE	METER, TESTER, CIRCUIT	ELECTRIC
IT1FLUKE	METER, TESTER, FLUKE 77	ELECTRIC
ME1GRNDE	METER, TESTER, GROUND FAULT	ELECTRIC
IT2HYDRE	METER, TESTER, HYDR. PRESSURE	HYDRAULIC
IT8PNEUE	METER, TESTER, PNEUMATIC PRESSURE	PNEUMATIC
ME1ROTAE	METER, TESTER, ROTATION	ELECTRIC
ME1HVLTE	METER, DETECTOR, VOLTAGE	ELECTRIC
MW1WAVEE	MICROWAVE (1100 WATT)	ELECTRIC
MM1ELE5C	MIXER, MORTAR 5 CU. FT. ELEC.	ELECTRIC
IT80P29E	MODULE, PRESSURE, 3000 PSIG	SMALL TOOLS
IT80P08E	MODULE, PRESSURE, 1000 PSI	PNEUMATIC
IT80PD5E	MODULE, PRESSURE, 30 PSI	PNEUMATIC
IT80P07E	MODULE, PRESSURE, 500 PSI	PNEUMATIC
HT8MOTRE	MOTOR, HOT TAP MACHINE	PNEUMATIC
TM50012X	MULTIPLIER, TORQUE 1 1/2" O.P.D.	MANUAL
TM50008X	MULTIPLIER, TORQUE 1" O.P.D.	MANUAL
TM50006X	MULTIPLIER, TORQUE 3/4" O.P.D.	MANUAL
NG80000E	NAIL GUN, AIR	PNEUMATIC
NG8BRADE	NAILER, BRAD, AIR	PNEUMATIC
NB80016A	NIBBLER, AIR, 16 GA	PNEUMATIC
NB10016A	NIBBLER, ELEC. 16 GA.	ELECTRIC
NB10018A	NIBBLER, ELEC. 18 GA.	ELECTRIC
PW5NOTCE	NOTCHER, COPPING MACHINE	MANUAL
CC2SPLTE	NUT SPLITTER AND HEAD, HYDR. W/HAND PUM	HYDRAULIC
OR10010B	OVEN, ROD 10 LB.	ELECTRIC
OR10300B	OVEN, ROD 300 LB.	ELECTRIC
OR10050B	OVEN, ROD 50 LB.	ELECTRIC
OR10015B	OVEN, ROD 15 LB ADJUSTABLE THERMOSTATE	ELECTRIC
PP8AGITE	PAINT, AGITATOR	PNEUMATIC
PP8AGUNE	PAINT, GUN, — AIRLESS	PNEUMATIC
PP8CGUNE	PAINT, GUN, — CONVENTIONAL	PNEUMATIC
PP80CUPE	PAINT, POT, 1 QT. CUP	PNEUMATIC
PP8AG02G	PAINT, POT, 2 GAL. W/ AGITATOR	PNEUMATIC
PP80002G	PAINT, POT, 2 GAL. W/O AGITATOR	PNEUMATIC
PP8AG05G	PAINT, POT, 5 GAL. W/ AGITATOR	PNEUMATIC
AA1BMXCE	PERMATIZER, BRADY BMXC	ELECTRIC
AA1HANDE	PERMTIZER, BRADY, HAND HELD	ELECTRIC
MQ1PHONE	PHONE, SOUND POWERED	ELECTRIC
MQ1SPHON	PHONE, SATELLITE	ELECTRIC
RS5STNDE	PIPE, ROLLER STAND — 4 LEG	MANUAL
PV5PLATE	PLATE, VACUUM (CORE DRILL)	MANUAL
RL6MEASE	POLE, MEASURING, DIGITAL	SURVEY
LB110KVE	POWER DISTRIBUTION PANEL	ELECTRIC
SM5SHAKE	PRINT SHACK	MANUAL
IT1PSYCE	PSYCHROMETER, HUMIDITY, TEMPERATURE	ELECTRIC
PU5300LB	PULLER, 1 1/2 TON LOAD LIMITER	MANUAL
PU53000B	PULLER, 1 1/2 TON STD	MANUAL
PU56000B	PULLER, 3 TON STD	MANUAL

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
CONSTRUCTION SUPPORT GROUP
2010 SMALL TOOLS
Small Tools Under $1,000 Value

PU5600LB	PULLER, 3 TON STD LOAD LIMITER	MANUAL
PU5150LB	PULLER, 3/4 TON LOAD LIMITER	MANUAL
PU51500B	PULLER, 3/4 TON STD	MANUAL
PU50005T	PULLER, 5 TON	MANUAL
PU50006T	PULLER, 6 TON STD	MANUAL
PU50009T	PULLER, 9 TON	MANUAL
PU5C001T	PULLER, CABLE TYPE 1 TON TU-17	MANUAL
PU5C003T	PULLER, CABLE TYPE 2 TON TU-28	MANUAL
PS8DIA1E	PUMP, DIAPHRAM — AIR 1"	PNEUMATIC
PS8DIA2E	PUMP, DIAPHRAM — AIR 2"	PNEUMATIC
PS8DIA3E	PUMP, DIAPHRAM — AIR 3"	PNEUMATIC
PP8LUBEE	PUMP, GREASE, PNEUMATIC	PNEUMATIC
HP20AIRE	PUMP, HYDRAULIC — AIR BOOSTER	HYDRAULIC
EP20LUGE	PUMP, HYDRAULIC — ELECT. LUG TOOL	HYDRAULIC
HP2FOOTE	PUMP, HYDRAULIC — FOOT ACTION	HYDRAULIC
HP200KOE	PUMP, HYDRAULIC — MANUAL KO	HYDRAULIC
HP20P39E	PUMP, HYDRAULIC — MANUAL P- 39	HYDRAULIC
HP20P75E	PUMP, HYDRAULIC — MANUAL P- 75	HYDRAULIC
HP20P80E	PUMP, HYDRAULIC — MANUAL P- 80	HYDRAULIC
HP20P84E	PUMP, HYDRAULIC — MANUAL P- 84	HYDRAULIC
HP20REXE	PUMP, HYDRAULIC — WHEELER	HYDRAULIC
IT5TENME	PUMP, HYDRAULIC, HAND 10,000 PSI	MANUAL
HP20ROPE	PUMP, HYDRAULIC,MANUAL,2 HOSE 4800 PSI	HYDRAULIC
IT5COMBE	PUMP, PRESURE/VACUUM 500PSI	MANUAL
PS10002N	PUMP, SUMP — ELECTRIC 2"	ELECTRIC
PT80075P	PUMP, TEST — HAND (0-75 PSI)	PNEUMATIC
PT5HANDE	PUMP, TEST — HAND (BAKER)	MANUAL
PV1COREE	PUMP, VACUUM (CORE DRILL)	ELECTRIC
IT5HANDE	PUMP, VACUUM HAND	MANUAL
IT1VCUME	PUMP, VACUUM SMALL	ELECTRIC
PG30002N	PUMP, WATER — GAS CNTRFGL 2"	FUEL
PG30003N	PUMP, WATER — GAS CNTRFGL 3"	FUEL
PG3TRA3N	PUMP, WATER — GAS TRASH 3"	FUEL
PG3TRA2N	PUMP, WATER TRASH 2"	FUEL
AI8PRFRE	PURIFIER, AIR	PNEUMATIC
SM5RACKE	RACK, BOTTLE	MANUAL
RC20010T	RAM, 10 TON	HYDRAULIC
RC20810T	RAM, 10 TON 11 3/4C X 19 3/4E HT.	HYDRAULIC
RC21010T	RAM, 10 TON 13 3/4C X 23 7/8E HT.	HYDRAULIC
RC21210T	RAM, 10 TON 15 3/4C X 27 3/4E HT.	HYDRAULIC
RC21410T	RAM, 10 TON 17 3/4C X 31 3/4E HT.	HYDRAULIC
RC20110T	RAM, 10 TON 3 17/32C X 4 17/32E HT.	HYDRAULIC
RC20210T	RAM, 10 TON 4 25/32C X 6 29/32E HT.	HYDRAULIC
RC20410T	RAM, 10 TON 6 3/4C X 10 7/8E HT.	HYDRAULIC
RC20610T	RAM, 10 TON 9 3/4C X 15 7/8E HT	HYDRAULIC
RC20P10T	RAM, 10 TON PANCAKE	HYDRAULIC
RC20100T	RAM, 100 TON	HYDRAULIC
RC2P100T	RAM, 100 TON PANCAKE	HYDRAULIC
RC20012T	RAM, 12 TON — KNOCKOUT SET	HYDRAULIC
RC20615T	RAM, 15 TON 10 11/16C X 16 11/16E HT.	HYDRAULIC

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
CONSTRUCTION SUPPORT GROUP
2010 SMALL TOOLS
Small Tools Under $1,000 Value

RC21015T	RAM, 15 TON 14 11/16C X 24 11/16E HT.	HYDRAULIC
RC20115T	RAM, 15 TON 4 7/8C X 5 7/8E HT.	HYDRAULIC
RC20215T	RAM, 15 TON 5 7/8C X 7 7/8E HT.	HYDRAULIC
RC20415T	RAM, 15 TON 7 7/8C X 11 7/8E HT.	HYDRAULIC
RC20015T	RAM, 15 TON GREENLEE 880 BENDER	HYDRAULIC
RC20020T	RAM, 20 TON	HYDRAULIC
RC20P20T	RAM, 20 TON PANCAKE	HYDRAULIC
RC20625T	RAM, 25 TON 10 3/4C X 17E HT.	HYDRAULIC
RC20825T	RAM, 25 TON 12 3/4C X 21E HT.	HYDRAULIC
RC21025T	RAM, 25 TON 14 3/4C X 25E HT.	HYDRAULIC
RC21225T	RAM, 25 TON 16 3/4C X 29E HT.	HYDRAULIC
RC21425T	RAM, 25 TON 18 3/4C X 33E HT.	HYDRAULIC
RC20125T	RAM, 25 TON 5 1/2C X 6 1/2E HT.	HYDRAULIC
RC20225T	RAM, 25 TON 6 1/2C X 8 1/2E HT.	HYDRAULIC
RC20425T	RAM, 25 TON 8 1/2C X 12 1/2E HT.	HYDRAULIC
RC20027T	RAM, 27 TON GREENLEE	HYDRAULIC
RC20030T	RAM, 30 TON	HYDRAULIC
RC20P30T	RAM, 30 TON PANCAKE	HYDRAULIC
RC20040T	RAM, 40 TON (USE WITH 4" & 5" BENDER)	HYDRAULIC
RC20005T	RAM, 5 TON	HYDRAULIC
RC20705T	RAM, 5 TON 10 3/4C X 17 3/4E HT.	HYDRAULIC
RC20105T	RAM, 5 TON 4 11/32C X 5 11/32E HT.	HYDRAULIC
RC20305T	RAM, 5 TON 6 1/2C X 9 1/2E HT.	HYDRAULIC
RC20505T	RAM, 5 TON 8 1/2C X 13 1/2E HT.	HYDRAULIC
RC200P5T	RAM, 5 TON PANCAKE	HYDRAULIC
RC20050T	RAM, 50 TON	HYDRAULIC
RC20P50T	RAM, 50 TON PANCAKE	HYDRAULIC
RC20060T	RAM, 60 TON	HYDRAULIC
RC20075T	RAM, 75 TON	HYDRAULIC
WR2WR04E	RAM, FLANGE SPREADER — WR- 4	HYDRAULIC
WR2WR15E	RAM, FLANGE SPREADER — WR-15	HYDRAULIC
WA8RTC4X	RATCHET, AIR 1/2"	PNEUMATIC
WA8RTC3X	RATCHET, AIR 3/8"	PNEUMATIC
AI8TANKE	RECEIVER TANK	SURPLUS PROJ. MATLS
NU1GPSRE	RECIEVER, GPS	ELECTRIC
JS5REELE	REEL, STAND 3 LEG	MANUAL
QA1FR15E	REFRIGERATOR, 15 CFT.	ELECTRIC
QA1FRIGE	REFRIGERATOR, 4.5 CFT.	ELECTRIC
FA5TANKE	RESERVOIR, EVAP.COOLER	MANUAL
MR50100T	ROLLER, MULTI-TON 100 TON	MANUAL
MR50015T	ROLLER, MULTI-TON 15 TON	MANUAL
MR5CH15T	ROLLER, MULTI-TON 15 TON SWIVEL	MANUAL
MR50003T	ROLLER, MULTI-TON 3 3/4 TON	MANUAL
MR51500B	ROLLER, MULTI-TON 3/4 TON	MANUAL
MR50037T	ROLLER, MULTI-TON 37 TON	MANUAL
MR5N006T	ROLLER, NYTON 6 TON	MANUAL
GL52018E	ROLLER, RADIUS 12—18" 2018R	SURPLUS PROJ. MATLS
GL52024E	ROLLER, RADIUS 20"—24" 2024r	SURPLUS PROJ. MATLS
GL52030E	ROLLER, RADIUS 24"—30" 203R	SURPLUS PROJ. MATLS
GL52036E	ROLLER, RADIUS 30—36" 2036R	SURPLUS PROJ. MATLS

KiOR, Inc.	E-2G67
Biornass to BioCrude EPC	December 2010
Columbus, MS
CONSTRUCTION SUPPORT GROUP
2010 SMALL TOOLS
Small Tools Under $1,000 Value

RR50002T	ROLLER, REEL, FLOOR 2 TON CAPACITY	MANUAL
GL5249RE	ROLLER, RIGHT ANGLE	SURPLUS PROJ. MATLS
GL5369RE	ROLLER, RIGHT ANGLE 36" 2036	SURPLUS PROJ. MATLS
RM50036N	ROLLER, SHEET METAL — 36"	MANUAL
GL5024SE	ROLLER, STRAIGHT 20-24" 2024S	SURPLUS PROJ. MATLS
GL5230SE	ROLLER, STRAIGHT 24-30" 2030	SURPLUS PROJ. MATLS
GL5236SE	ROLLER, STRAIGHT 30-36" 2036S	SURPLUS PROJ. MATLS
RB57282E	ROLLER, SUPPORT, PLBSON 1 1/2, — 2	MANUAL
RB57984E	ROLLER, SUPPORT,RIDGID 1 1/2 — 2"	MANUAL
GL5218SE	ROLLER, STRAIGHT,12" TP 18" 2018S	SURPLUS PROJ. MATLS
RB57575E	ROLLER.SUPPORT.PLASTIBON 1\2 — 1 1/4"	MANUAL
RB57979E	ROLLER,SUPPORT,RIDGID 1/2 — 1 1/4"	MANUAL
RO1ROOTE	ROTO ROOTER	ELECTRIC
RE1ROUTE	ROUTER	ELECTRIC
SB8BEADE	SANDBLAST BEAD BLASTER	PNEUMATIC
HS8HOODE	SANDBLAST, HOOD	PNEUMATIC
AC80000E	SANDBLAST, HOOD, AIR COND. UNIT	PNEUMATIC
HS8SBHRE	SANDBLAST, HOOD, RESPIRATOR	PNEUMATIC
SB80001F	SANDBLAST, POT 1 SACK	PNEUMATIC
RV8RMCVE	SANDBLAST, REMOTE CONTROL-AIR	PNEUMATIC
SE1BELTE	SANDER, ELECTRIC BELT	ELECTRIC
SE1PAD0E	SANDER, ELECTRIC PAD	ELECTRIC
ES1SA14N	SAW, ABRASIVE CHOP, STATIONARY 14"	ELECTRIC
ES1POMCE	SAW, ABRASIVE CHOP, MULTI CUT	ELECTRIC
ES1PO12N	SAW, ABRASIVE CHOP-PORTABLE 12"	ELECTRIC
SA8CR08N	SAW, AIR — CIRCULAR 8"	PNEUMATIC
SA80JIGE	SAW, AIR — JIG	PNEUMATIC
SA8PANLE	SAW, AIR — PANEL	PNEUMATIC
SA8PBNDE	SAW, AIR — PORTABAND	PNEUMATIC
SA8RCPRE	SAW, AIR — RECIPROCATING	PNEUMATIC
RT1BSAWE	SAW, BOILER, TUBE	ELECTRIC
ES3CH16N	SAW, CHAIN 16" & UNDER	FUEL
ES3CH18N	SAW, CHAIN 18"	FUEL
ES3CH20N	SAW, CHAIN 20"	FUEL
ES3CH24N	SAW, CHAIN 24"	FUEL
ES30VIPE	SAW, CHAIN V.I.P.	FUEL
SS10702Z	SAW, CIRCULAR — ELECT. 7 1/4"	ELECTRIC
SS10802Z	SAW, CIRCULAR — ELECT. 8 1/4"	ELECTRIC
SS1CDLSE	SAW, CIRCULAR,CORDLESS,5 3/8" EL	ELECTRIC
SS1COMPE	SAW, ELEC, COMPOUND MITER	ELECTRIC
SS10JIGE	SAW, JIG — ELECTRIC	ELECTRIC
SS1MITRE	SAW, MITER	ELECTRIC
SS1PANLE	SAW, PANEL — ELECTRIC	ELECTRIC
SS1PBNDE	SAW, PORTABAND	ELECTRIC
SS1RECLE	SAW, RECIPROCATING — CORDLESS	ELECTRIC
SS1RECPE	SAW, RECIPROCATING — ELECTRIC	ELECTRIC
ES1AB06N	SAW, CUTOFF — ABRASIVE 6" W/SPINDLE CLUTC	ELECTRIC
ES1AB12N	SAW, CUTOFF, ELECTRIC	ELECTRIC
ES3AB12N	SAW, CUTOFF, GAS	FUEL
SC8SCABE	SCABBLER, CHIPPING	PNEUMATIC

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
CONSTRUCTION SUPPORT GROUP
2010 SMALL TOOLS
Small Tools Under $1,000 Value

HC8SCVCE	SCALER, NEEDLE, AIR W/VACUUM ATTACHMENT	PNEUMATIC
WA8SCRWE	SCREWGUN—AIR	PNEUMATIC
WE1CDLSE	SCREWGUN — CORDLESS	ELECTRIC
WE1SCRWE	SCREWGUN — ELECTRIC	ELECTRIC
SR8SCRBE	SCRIBE, AIR	PNEUMATIC
AI8MSS2E	SEPARATOR, MOISTURE — 1 1/2" PIPE	PNEUMATIC
AI8MSSPE	SEPARATOR, MOISTURE — 1 1/4" PIPE	PNEUMATIC
AI8MSS1E	SEPARATOR, MOISTURE — 1" PIPE	PNEUMATIC
RH585ECT	SHACKLE, FOR 85 TON END CAP	MANUAL
RH50025N	SHACKLE. HEAVY 70-85 TON	MANUAL
MQ1DBSHE	SHARPENER, DRILL BIT	ELECTRIC
SH80014A	SHEAR, AIR 14 GA.	PNEUMATIC
SH10012A	SHEAR, ELECTRIC 12 GA.	ELECTRIC
SH10014A	SHEAR, ELECTRIC 14 GA.	ELECTRIC
SH10016A	SHEAR, ELECTRIC 16 GA.	ELECTRIC
SH10018A	SHEAR, ELECTRIC 18 GA.	ELECTRIC
GL52441E	SHEAVE, FEEDING 441-2"	SURPLUS PROJ. MATLS
GL53441E	SHEAVE, FEEDING 441-3	SURPLUS PROJ. MATLS
GL54441E	SHEAVE, FEEDING 441-4"	SURPLUS PROJ. MATLS
GL55441E	SHEAVE, FEEDING 441-5"	SURPLUS PROJ. MATLS
GL56012E	SHEAVE, HOOK 6500#,6012 12"	SURPLUS PROJ. MATLS
GL56018E	SHEAVE, HOOK 6500#,6018 18"	SURPLUS PROJ. MATLS
GL56024E	SHEAVE, HOOK 6500#,6024 24"	SURPLUS PROJ. MATLS
GL50650E	SHEAVE, HOOK TYPE 650 6"	SURPLUS PROJ. MATLS
GL50651E	SHEAVE, HOOK TYPE 651 12"	SURPLUS PROJ. MATLS
GL50652E	SHEAVE, HOOK TYPE 652 18"	SURPLUS PROJ. MATLS
GL50653E	SHEAVE, HOOK TYPE 653 24"	SURPLUS PROJ. MATLS
GL50658E	SHEAVE, TRAY TYPE 658 12"	SURPLUS PROJ. MATLS
GL50659E	SHEAVE, TRAY TYPE 659 22"	SURPLUS PROJ. MATLS
GL56036E	SHEAVE, TRIPLE 6036	SURPLUS PROJ. MATLS
GL50639E	SHEAVE, TWIN YOKE 639 24"	SURPLUS PROJ. MATLS
RB57937E	SHOE, BENDER 1 1/2" — 2" RIDGID-555	MANUAL
RB53499E	SHOE, BENDER 1 1/2" EMT-555	MANUAL
RB55263E	SHOE, BENDER 1 1/2" IMC-555	MANUAL
RB58831E	SHOE, BENDER 1 1/4" — 1 1/2" EMT-1818	MANUAL
RB58828E	SHOE, BENDER 1 1/4" — 1 1/2" RIDGID-1818	MANUAL
RB57935E	SHOE, BENDER 1/2" — 1 1/4" RIDGID-555	MANUAL
RB57944E	SHOE, BENDER 1/2" — 1 1/4“EMT-555	MANUAL
RB58827E	SHOE, BENDER 1/2" — 1" RIDGID-1818	MANUAL
RB58829E	SHOE, BENDER 2" ALUMINUM-1818	MANUAL
RB58832E	SHOE, BENDER 2" EMT-1818	MANUAL
RB53505E	SHOE, BENDER 2" EMT-555	MANUAL
RB55268E	SHOE, BENDER 2" IMC-555	MANUAL
RB58830E	SHOE, BENDER 3/4" — 1" EMT-1818	MANUAL
RB52515E	SHOE, BENDER EMT/PLASIBOND	MANUAL
BR51200E	SHOE, ENERPAC—ALUMINUM 2"	MANUAL
BR51100E	SHOE, ENERPAC—RIDGID .5 — 1"	MANUAL
BR51150E	SHOE, ENERPAC—RIDGID 1.25—1.5"	MANUAL
MB51100E	SHOE, ENERPAC—THINWALL 1/2" — 1"	MANUAL
MB51200E	SHOE, ENERPAC—THINWALL 2"	MANUAL

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
CONSTRUCTION SUPPORT GROUP
2010 SMALL TOOLS
Small Tools Under $1,000 Value

RB5PLA2E	SHOE, PLASTIBOND 1 1/2" — 2" 555	MANUAL
RB5PLA1E	SHOE, PLASTIBOND 1/2" — 1 1/4" 555	MANUAL
RB53541E	SHOE, SUPPORT 1 1/2" — 2" EMT-555	MANUAL
RB55273E	SHOE, SUPPORT 1 1/2" — 2" IMC-555	MANUAL
RB57986E	SHOE, SUPPORT 1/2" — 1 1/4" EMT-555	MANUAL
MQ1HYPOE	SHOP HYPOT	ELECTRIC
MQ10VATE	SHOP PARTS WASHER VAT	ELECTRIC
SM5SKIPE	SKIP PAN	MANUAL
CS5TANKE	SKYCLIMBER, 36" TANK ROLLER	MANUAL
SK50000E	SOCKET, IMPACT — 2-1/2"	MANUAL
MQ3WOODE	SPLITTER, LOG, SHP GAS DRIVEN	FUEL
RS5JACKE	STAND, DUAL JACK, PIPE ROLLER-4 LEG, B&B 4350	MANUAL
NG8RINGE	STAPLER, AIR — HOG RING	PNEUMATIC
TL6EX10N	SURVEY, 10" TRIVET EXTENSION	SURVEY
TL6EX20N	SURVEY, 20" TRIVET EXTENSION	SURVEY
TL6EX05N	SURVEY, 5" TRIVET EXTENSION	SURVEY
TE6ADAPE	SURVEY, ADAPTER, TRIPOD	SURVEY
TL61028E	SURVEY, INVERT PLATE	SURVEY
TL6ILUME	SURVEY, KERN ILLUMINATION KIT	SURVEY
TL6DUMPE	SURVEY, LEVEL, DUMPEY	SURVEY
TL6MAGNE	SURVEY, MAGNET SCALE	SURVEY
TL61010E	SURVEY, MOUNTS FOR T2	SURVEY
RL60025L	SURVEY, POLE, GRADE 25’	SURVEY
RL6RPOLE	SURVEY, POLE, RANGE	SURVEY
PR6PNUTE	SURVEY, PRISM, SINGLE PEANUT	SURVEY
TL61178E	SURVEY, REMOTE DISPLAY	SURVEY
RL6LNKRE	SURVEY, ROD, LENKER	SURVEY
RL60013L	SURVEY, ROD, LEVEL 13’ MODEL 8051-23	SURVEY
RL6457ME	SURVEY, ROD, METRIC 4.57M	SURVEY
TL63270E	SURVEY, SCALE LEVEL	SURVEY
TE6TRPDE	SURVEY, TRIPOD	SURVEY
TE6TRSME	SURVEY, TRIPOD, SMALL LASER	SURVEY
TE60000E	SURVEY/ALIGNMENT, ADAPTER, TRIBRACH	SURVEY
TL6EYEPE	SURVEY/ALIGNMENT, EYE PIECE, 90 DEGREES	SURVEY
LA6LSEYE	SURVEY/ALIGNMENT, LASER, EYE	SURVEY
TL6SCALE	SURVEY/ALIGNMENT, OPTICAL SCALE KIT	SURVEY
RL6PPOLE	SURVEY/ALIGNMENT, POLE, PRISM	SURVEY
PR6SNGLE	SURVEY/ALIGNMENT, PRISM, SINGLE	SURVEY
PR6TRPLE	SURVEY/ALIGNMENT, PRISM, TRIPLE	SURVEY
TE6BRACE	SURVEY/ALIGNMENT, TRIBRACH	SURVEY
TE6TRVTE	SURVEY/ALIGNMENT, TRIVET	SURVEY
MS5PUSHE	SWEEPER, MAGNETIC, PUSH 36"	MANUAL
GL50SWLE	SWIVEL, CABLE PULLER	SURPLUS PROJ. MATLS
SM5FABTE	TABLE, FAB	SURPLUS PROJ. MATLS
TA8TAMPE	TAMPER, AIR	PNEUMATIC
TA80RAME	TAMPER, BENCH RAMMER	PNEUMATIC
IT1BLK0E	TESTER, BLACK LIGHT	ELECTRIC
MQ50CALE	TESTER, CALIBRATION KIT	MANUAL
ME1OPENE	TESTER, CIRCUIT (OPEN)	ELECTRIC
ME10PCLE	TESTER, CIRCUIT, OPEN OR CLOSED	ELECTRIC

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
CONSTRUCTION SUPPORT GROUP
2010 SMALL TOOLS
Small Tools Under $1,000 Value

IT1 PROBE	TESTER, CONTOUR PROBE	ELECTRIC
IT5HARDE	TESTER, HARDNESS (MANUAL)	MANUAL
IT1TOOLE	TESTER, TOOL, ELECTRIC	ELECTRIC
IT1TEMPE	THERMOMETER, DIGITAL, THERMOCOUPLE JORK	ELECTRIC
TP5MUL4N	THREADER, PIPE — MANUAL 2 1/2" — 4" #14	MANUAL
ET1PONYE	THREADER, PIPE — POWER PONY	ELECTRIC
TP5DIE4N	THREADER, PIPE 2" — 4" COLLINS	MANUAL
TP5STUDE	THREADER, STUD	MANUAL
LT10BOXE	TRANSFORMER, BOX, 120V/12V	ELECTRIC
SM125KVE	TRANSFORMER, POWER 25KVA	ELECTRIC
FP50TRIE	TRIPOD, ROSE PORTABLE (ROPOD) #506213	MANUAL
IB50001T	TROLLEY, I-BEAM 1 TON	MANUAL
IB51000B	TROLLEY, I-BEAM 1/2 TON	MANUAL
IB50002T	TROLLEY, I-BEAM 2 TON	MANUAL
IB50003T	TROLLEY, I-BEAM 3 TON	MANUAL
IB50004T	TROLLEY, I-BEAM 4 TON	MANUAL
IB50005T	TROLLEY, I-BEAM 5 TON	MANUAL
IB5A205T	TROLLEY, I-BEAM AUTO LOCK, CLAMP A2	MANUAL
TH10000E	TUGGER, ELECTRIC	ELECTRIC
VC1BRRLE	VACUUM, CLEANER BARREL W/ADAPTER	ELECTRIC
VC1SHOPE	VACUUM, CLEANER SHOP	ELECTRIC
VC1WETDE	VACUUM, CLEANER WET OR DRY	ELECTRIC
VC80AIRE	VACUUM, CLEANER, DRUM, AIR	PNEUMATIC
VC10390E	VACUUM, GNL 390 W/FISHTAPE KIT	ELECTRIC
VC1INSUE	VACUUM, INSULATION SAW DRUM COVER	ELECTRIC
VC1INSME	VACUUM, INSULATION SAW MOTOR	ELECTRIC
VC10690E	VACUUM, W/FISHTAPE KIT GREENLEE / 690	ELECTRIC
VA80106Z	VIBRATOR, AIR 1 3/4"	PNEUMATIC
VA80205Z	VIBRATOR, AIR 2 5/8"	PNEUMATIC
VA80003N	VIBRATOR, AIR 3"	PNEUMATIC
VE10001N	VIBRATOR, ELECTRIC 1 1/16"	ELECTRIC
VE10106Z	VIBRATOR, ELECTRIC 1 3/4"	ELECTRIC
VE10102Z	VIBRATOR, ELECTRIC 1 5/16"	ELECTRIC
VE10104Z	VIBRATOR, ELECTRIC 1 9/16"	ELECTRIC
VE10204Z	VIBRATOR, ELECTRIC 2 1/2"	ELECTRIC
VE10002N	VIBRATOR, ELECTRIC 2"	ELECTRIC
XR1VIEWE	VIEWER, X-RAY (4X17)	ELECTRIC
VV50B35N	VISE, BENCH 3 1/2"	MANUAL
VV50B45N	VISE, BENCH 4 1/2"	MANUAL
VV500B4N	VISE, BENCH 4"	MANUAL
VV500B5N	VISE, BENCH 5"	MANUAL
VV500B6N	VISE, BENCH 6"	MANUAL
VV500B8N	VISE, BENCH 8"	MANUAL
VV5BC05N	VISE, BENCH CHAIN — 5"	MANUAL
VV5BC12N	VISE, BENCH CHAIN 12"	MANUAL
VV5BC04N	VISE, BENCH CHAIN 4"	MANUAL
VV5BC06N	VISE, BENCH CHAIN 6"	MANUAL
VV5BC08N	VISE, BENCH CHAIN 8"	MANUAL
VV5BOY2N	VISE, BENCH YOKE (OPEN) 2"	MANUAL
VV5BOY4N	VISE, BENCH YOKE (OPEN) 4"	MANUAL

KiOR, inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
CONSTRUCTION SUPPORT GROUP
2010 SMALL TOOLS
Small Tools Under $1,000 Value

VV5BY03N	VISE, BENCH YOKE 3"	MANUAL
VV5BY04N	VISE, BENCH YOKE 4"	MANUAL
VV5BY06N	VISE, BENCH YOKE 6"	MANUAL
VV5BY08N	VISE, BENCH YOKE 8"	MANUAL
VV5P035N	VISE, COMBINATION 3 1/2"	MANUAL
VV5P045N	VISE, COMBINATION 4 1/2"	MANUAL
VV5P004N	VISE, COMBINATION 4"	MANUAL
VV5P005N	VISE, COMBINATION 5"	MANUAL
VV5P006N	VISE, COMBINATION 6"	MANUAL
VV500DPE	VISE, DRILL PRESS	MANUAL
VV5PLASE	VISE, PLASTIBOND YOKE	MANUAL
VV5SAFEE	VISE, POWER PONY — SAFVISE	MANUAL
VV50450E	VISE, TRIPOD CHAIN MOD #450	MANUAL
VV5PLATE	VISE, TRIPOD PLASTIBOND KEE SMALL ONLY	MANUAL
VV5040AE	VISE, TRIPOD YOKE MOD #40A	MANUAL
VV5WW12N	VISE, WOOD WORKER’S 12"	MANUAL
MQ3WEEDE	WEED EATER, GASOLINE	FUEL
MQ5TAPEE	WHEEL, MEASURING, SURVEYORS	MANUAL
WA8TIREE	WRENCH, AIR EXTENDED ANVIL	PNEUMATIC
WA8PL08X	WRENCH, AIR IMPACT 1" PISTOL	PNEUMATIC
WA8STD8X	WRENCH, AIR IMPACT 1" STD	PNEUMATIC
WA80004X	WRENCH, AIR IMPACT 1/2"	PNEUMATIC
WA80006X	WRENCH, AIR IMPACT 3/4"	PNEUMATIC
WA80003X	WRENCH, AIR IMPACT 3/8"	PNEUMATIC
WE1CDIWE	WRENCH, ELECTRIC CORDLESS	ELECTRIC
WE10004X	WRENCH, IMPACT-ELECT, 1/2"	ELECTRIC
WE10006X	WRENCH, IMPACT-ELECT, 3/4"	ELECTRIC
WE10003X	WRENCH, IMPACT-ELECT, 3/8"	ELECTRIC
TW50008X	WRENCH, TORQUE 1"	MANUAL
TW50004X	WRENCH, TORQUE 1/2"	MANUAL
TW50006X	WRENCH, TORQUE 3/4"	MANUAL
TW50003X	WRENCH, TORQUE 3/8"	MANUAL

KiOR, Inc. Biomass to BioCrude EPC Columbus, MS	E-2G67 December 2010
EXHIBIT B — ATTACHMENT F-2
CONSTRUCTION SUPPORT GROUP
2010 SMALL TOOLS EXTERNAL CATALOG
Small Tools Over $1,000 Value

				Client
Stock Number	Description	Type	Acq Cost	Monthly Rate
MA10012N	AIR MOVER, ELECTRIC 12"	ELECTRIC	$1,788.03	$303.97
MA10008N	AIR MOVER, ELECTRIC 8"	ELECTRIC	$1,549.13	$263.35
MA800TBE	AIR MOVER, TURBINE BLOWER	PNEUMATIC	$2,047.92	$348.15
AF8FLOTE	AIRFLOAT, AIR SKID	PNEUMATIC	$1,112.40	$189.11
GM74GASE	ANALYZER, COMBINATION 4 GAS	METER	$1,960.40	$333.27
GM75GASE	ANALYZER, COMBINATION 5 GAS	METER	$2,423.54	$412.00
MQ1FERRE	ANALYZER, FERRITSCOPE	ELECTRIC	$3,800.00	$646.00
MQ8BNDGE	BANDING TOOL, AIR	PNEUMATIC	$2,219.29	$377.28
PB52MANE	BASKET, PERSONNEL 2 MAN	MANUAL	$1,298.97	$220.82
PB54MANE	BASKET, PERSONNEL 4 MAN	MANUAL	$1,559.26	$265.07
PB56MANE	BASKET, PERSONNEL 6 MAN	MANUAL	$2,574.32	$437.63
BE10PVCE	BENDER, ELECTRIC - PVC (848)	ELECTRIC	$1,035.49	$176.03
BE1PVC4E	BENDER, ELECTRIC - PVC (851) 1/2-4"	ELECTRIC	$1,078.01	$183.26
BE1METLE	BENDER, ELECTRIC W/SHOES 1/2 - 2" (555), PICK W/RB57935E, RB57937E, RB57979E, RB57984E	ELECTRIC	$2,678.80	$455.40
BH2BNDRE	BENDER, FRAME W/SHOES (777)	HYDRAULIC	$1,286.52	$218.71
BH2BND4E	BENDER, FRAME W/SHOES 1 1/4 -4"	HYDRAULIC	$2,183.86	$371.26
BH2BND5E	BENDER, FRAME W/SHOES 1 1/4 - 5"	HYDRAULIC	$2,697.32	$458.54
BH2BND2E	BENDER, FRAME W/SHOES 1/2-2"	HYDRAULIC	$1,108.11	$188.38
BH2PLA2N	BENDER, PLASTIBOND W/SHOES 2"	HYDRAULIC	$1,382.56	$235.04
BH2PLA4N	BENDER, PLASTIBOND W/SHOES 4"	HYDRAULIC	$1,653.58	$281.11
BH1RB10X	BENDER, REBAR 1 1/8" (9) ELECTRIC	ELECTRIC	$6,103.38	$732.41
BH2TUBEE	BENDER, TUBING (PARKER #420)	HYDRAULIC	$1,846.12	$313.84
BH2HTUBE	BENDER, TUBING HYDRAULIC (HB632)	HYDRAULIC	$2,385.03	$286.20
BV504SAE	BEVEL, MACHINE 22" - 26" 4SA	MANUAL	$1,243.89	$211.46
BV505SAE	BEVEL, MACHINE 26" - 30" 5SA	MANUAL	$1,620.00	$275.40
BV506SAE	BEVEL, MACHINE 30" - 36" 6SA	MANUAL	$2,492.50	$423.73
BV507SAE	BEVEL, MACHINE 36" - 42" 7SA	MANUAL	$2,976.75	$506.05
RB5LG24E	BLOCK RADIUS 1 1/2 PARKER 870149	MANUAL	$1,413.74	$240.34
RB5HD28E	BLOCK RADIUS 1 3/4 PARKER 631057	MANUAL	$1,380.19	$234.63
RB5HD32E	BLOCK RADIUS 2 PARKER 631060	MANUAL	$1,284.45	$218.36
RH51100T	BLOCK, SNATCH 100 TON	MANUAL	$3,453.72	$587.13
RH51040T	BLOCK, SNATCH 40 TON 1 /SHEAVE	MANUAL	$3,200.00	$544.00
RH51060T	BLOCK, SNATCH 60 TON 1/SHEAVE	MANUAL	$3,900.00	$663.00
LA6MAGNE	BRACKET, MAGNETIC	SURVEY	$1,284.29	$218.33
BK50010L	BREAK, SHEET METAL - 10'	MANUAL	$3,208.67	$545.47
BK50008L	BREAK, SHEET METAL- 8'	MANUAL	$3,020.66	$513.51
BP1ELECE	BREAKER, PAVEMENT - ELEC	ELECTRIC	$1,382.96	$235.10
TX5B100Y	BUCKET, CONCRT - BOTTOM 1 YD	MANUAL	$1,284.22	$218.32
TX5B004Y	BUCKET, CONCRT - BOTTOM 1/2 YD	MANUAL	$1,227.20	$208.62
TX5B006Y	BUCKET, CONCRT - BOTTOM 3/4 YD	MANUAL	$1,265.85	$215.19
ME1HWFCE	CALIBRATOR, COMMUNICATOR FIELD HONEYWELL	ELECTRIC	$1,308.27	$222.41
IT1DCADE	CALIBRATOR, DECADE BOX	ELECTRIC	$1,248.69	$212.28
IT1PRESE	CALIBRATOR, DIGITAL W/HAND PUMP	ELECTRIC	$1,899.90	$322.98
IT1OVENE	CALIBRATOR, OVEN, TEMP.	ELECTRIC	$3,701.12	$629.19
IT8DGTLE	CALIBRATOR, PNEUMATIC - DIGITAL	PNEUMATIC	$2,151.51	$365.76
IT8WALLE	CALIBRATOR, PNEUMATIC - WALLY	PNEUMATIC	$1,839.04	$312.64
IT8DRUKE	CALIBRATOR, PRESSURE DIGITAL DPI601-300	PNEUMATIC	$1,976.44	$335.99
IT8BETAE	CALIBRATOR, PRESSURE/VACUUM 300 PSI	PNEUMATIC	$2,155.29	$366.40
IT1FLIFE	CALIBRATOR, PROCESS W/PC INTERFACE	ELECTRIC	$4,159.94	$707.19
IT1CESSE	CALIBRATOR, PROCESS, MULTI FUNCTION	ELECTRIC	$1,541.75	$262.10
IT11040E	CALIBRATOR, VOLTAGE MODEL 1040	ELECTRIC	$1,253.24	$213.05
IT11080E	CALIBRATOR, VOLTAGE MODEL 1080	ELECTRIC	$1,814.28	$308.43
IT1CABLE	CHECKER, CABLE LENGTH	ELECTRIC	$1,027.43	$174.66
IT1FIOPE	CHECKER, CABLE, FIBER OPTICS, KIT	ELECTRIC	$2,113.82	$359.35
LC51012R	CLAMP, LINE UP, RIM 10"-12"	MANUAL	$1,052.80	$178.98
LC51214R	CLAMP, LINE UP, RIM 12"-14"	MANUAL	$1,234.80	$209.92

KiOR, Inc. Biomass to BioCrude EPC Columbus, MS	E-2G67 December 2010
CONSTRUCTION SUPPORT GROUP
2010 SMALL TOOLS EXTERNAL CATALOG
Small Tools Over $1,000 Value

				Client
Stock Number	Description	Type	Acq Cost	Monthly Rate
LC51416R	CLAMP, LINE UP, RIM 14" - 16"	MANUAL	$1,988.00	$337.96
LC51618R	CLAMP, LINE UP, RIM 16' TO 18"	MANUAL	$2,100.00	$357.00
LC51820R	CLAMP, LINE UP, RIM 18"-20"	MANUAL	$2,128.00	$361.76
LC52224R	CLAMP, LINE UP, RIM 22"-24"	MANUAL	$2,156.00	$366.52
LC51036R	CLAMP, LINE-UP DEARMAN 10" - 36"	MANUAL	$1,598.30	$271.71
LC5S136R	CLAMP, LINE-UP SS DEARMAN 10" - 36"	MANUAL	$1,983.74	$337.24
LC5PF10N	CLAMP, LINE-UP WALHONDE 10"	MANUAL	$1,603.47	$272.59
LC5PF12N	CLAMP, LINE-UP WALHONDE 12"	MANUAL	$1,916.09	$325.74
LC5PF14N	CLAMP, LINE-UP WALHONDE 14"	MANUAL	$2,028.52	$344.85
LC5PF16N	CLAMP, LINE-UP WALHONDE 16"	MANUAL	$2,004.05	$340.69
LC5PF18N	CLAMP, LINE-UP WALHONDE 18" COMBO	MANUAL	$1,708.69	$290.48
LC5PF20N	CLAMP, LINE-UP WALHONDE 20"	MANUAL	$1,732.50	$294.53
LC5PF06N	CLAMP, LINE-UP WALHONDE 6"	MANUAL	$1,203.45	$204.59
LC5PF08N	CLAMP, LINE-UP WALHONDE 8"	MANUAL	$1,329.52	$226.02
WS3PRSPE	CLEANER, HI-PRESSURE HOT WATER	FUEL	$3,179.99	$540.60
WP3PRSSE	CLEANER, HI-PRESSURE WASHER	FUEL	$2,021.58	$343.67
WS1STATE	CLEANER, STEAM - STATIONARY	ELECTRIC	$6,290.78	$754.89
IT8COMPE	COMPAPARATOR, GAUGE	PNEUMATIC	$2,763.63	$469.82
EC30010E	COMPRESSOR, AIR 10 HP FUEL	FUEL	$1,511.68	$256.99
EC1STATE	COMPRESSOR, AIR 20 TO 40 CFM, ELEC STAT	ELECTRIC	$2,453.84	$417.15
EC1FREEE	COMPRESSOR, AIR OIL FREE, ELECTRIC	ELECTRIC	$1,193.86	$202.96
TW2CNSLE	CONSOLE, HYDRAULIC TORQUE	HYDRAULIC	$3,737.86	$635.44
QC9P804Q	CONTAINER, PAINT 8'X 40'	BUILDINGS	$4,424.18	$387.12
QC9ST20Q	CONTAINER, STORAGE ONLY 20'	BUILDINGS	$2,983.85	$261.09
QC9ST40Q	CONTAINER, STORAGE ONLY 40'	BUILDINGS	$4,539.66	$397.22
QC90820Q	CONTAINER, STORAGE w/lights & shelves 8' X 20'	BUILDINGS	$3,535.01	$309.31
QC90840Q	CONTAINER, STORAGE w/lights & shelves 8' X 40'	BUILDINGS	$5,183.78	$453.58
CL1CUTAE	CUT-A-LINE	ELECTRIC	$1,319.97	$224.39
CP5CI12E	CUTTER, CAST IRON MANUAL 12"	MANUAL	$1,176.74	$200.05
CC2RBARE	CUTTER, HYD REBAR	HYDRAULIC	$1,443.31	$245.36
MQ1CABLE	DETECTOR, CABLE LOCATOR	ELECTRIC	$1,946.88	$330.97
SP1JEEPE	DETECTOR, JEEPER HOLIDAY	ELECTRIC	$1,294.79	$220.11
FP500ERE	DEVICE, EMERGENCY RESCUER	MANUAL	$1,532.65	$260.55
TP5BEV3E	DIE, HEAD, GROOVING/BEVEL 44A 2 1/2"-3"	MANUAL	$1,748.58	$297.26
TP5VIC6E	DIE, HEAD, GROOVING/BEVELING 66A 12107	MANUAL	$1,505.60	$255.95
RO5DOLLE	DOLLY, TRAILER HVY DYT TANDEM & 6 AXLE	MANUAL	$2,500.00	$425.00
DA80003M	DRILL, AIR #3 MORSE TAPER	PNEUMATIC	$1,101.15	$187.20
SD1COREE	DRILL, ELECT. CORE (NEED VACUUM PADS & PUMP ALSO)	ELECTRIC	$1,649.54	$280.42
SD1HANDE	DRILL, ELECT. CORE HAND HELD	ELECTRIC	$1,815.72	$308.67
SD80AIRE	DRILL, MAGNETIC HOUGEN (AIR)	PNEUMATIC	$3,352.17	$569.87
SD1VAFLE	DRILL, PRESS VARIABLE SPEED, FLOOR	ELECTRIC	$1,089.83	$185.27
RH5C040T	END CAP, 40 TON (PAIR)	MANUAL	$1,052.51	$178.93
RH5C085T	END CAP, 85 TON (PAIR)	MANUAL	$1,611.19	$273.90
RH5C095T	END CAP, 95 TON, (PAIR) SPREADER	MANUAL	$2,345.02	$398.65
FA1COOLE	FAN, 36" EVAPORATIVE COOLER	ELECTRIC	$1,673.41	$284.48
RO5FARME	FARM TRAILER 18'	TRAILERS	$2,195.94	$373.31
FT40750E	FASTENING TOOL, DX750	POWDER	$1,230.78	$209.23
FT40351E	FASTENING, TOOL DX351	POWDER	$1,059.98	$180.20
WR50POPE	FLANGE SPREADER, POP-IT	MANUAL	$1,314.73	$223.50
FL20000E	FLARING, PRESETTING TOOL, HYDR	HYDRAULIC	$3,373.21	$573.45
MF3FOGRE	FOGGER, MOSQUITO	FUEL	$1,167.26	$198.43
MQ5FRENE	FREON RECOVERY SYSTEM	MANUAL	$1,562.03	$265.55
ME1PTTKE	GAUGE, DIGITAL, PAINT THICKNESS	ELECTRIC	$1,804.19	$306.71
GM7CGASE	GENERATOR, TEST GAS CL02	METER	$2,131.17	$362.30
GB1TUNGE	GRINDER, BENCH, SCHWEISSTECHNIK	ELECTRIC	$1,678.99	$285.43
HD8TE22E	HAMMER, ROTO HILTI TE22 AIR	PNEUMATIC	$1,386.56	$235.72
HC8BREAK	HAMMER, DEMOLITION	ELECTRIC	$1,396.52	$237.41
PH10350U	HEATER, SPACE 350,000 BTU	ELECTRIC	$1,051.62	$178.78
FP5AHOIE	HOIST, AIR DRIVE	MANUAL	$1,742.71	$296.26
HH81000B	HOIST, CHAIN - AIR 1/2 TON	PNEUMATIC	$1,394.24	$237.02
HH80002T	HOIST, CHAIN - AIR 2 TON	PNEUMATIC	$2,865.44	$487.12

KiOR, Inc. Biomass to BioCrude EPC Columbus, MS	E-2G67 December 2010
CONSTRUCTION SUPPORT GROUP
2010 SMALL TOOLS EXTERNAL CATALOG
Small Tools Over $1,000 Value

				Client
Stock Number	Description	Type	Acq Cost	Monthly Rate
HH80003T	HOIST, CHAIN - AIR 3 TON	PNEUMATIC	$3,635.85	$618.09
HH80006T	HOIST, CHAIN - AIR 6 TON	PNEUMATIC	$4,959.82	$595.18
HH12000B	HOIST, CHAIN - ELECTRIC 1 TON	ELECTRIC	$1,038.52	$176.55
HH11000B	HOIST, CHAIN - ELECTRIC 1/2 TON	ELECTRIC	$1,244.09	$211.50
HH50010T	HOIST, CHAIN 10 TON STD	MANUAL	$1,234.03	$209.79
HH50012T	HOIST, CHAIN 12 TON STD	MANUAL	$1,942.19	$330.17
HH50020T	HOIST, CHAIN 20 TON STD	MANUAL	$1,597.00	$271.49
HH50030T	HOIST, CHAIN 30 TON STD	MANUAL	$3,625.00	$435.00
HH50006T	HOIST, CHAIN 6 TON STD	MANUAL	$1,456.06	$247.53
ME1HYPTE	HYPOT	ELECTRIC	$4,029.37	$483.52
MQ2PLUGE	INSULATION PLUG TOOL	HYDRAULIC	$1,006.36	$171.08
ME1RSFIE	INTERFACE ROSEMOUNT OR HART COMM.	ELECTRIC	$2,184.68	$371.40
JH2FL10T	JACK, HYDR. - FLOOR 10 TON	HYDRAULIC	$1,298.27	$220.71
LW5BASKE	LIFT, WORK BASKET 1 MAN	MANUAL	$2,178.86	$370.41
LW5LIFTE	LIFT, WORK PLATFORM	MANUAL	$1,657.66	$281.80
LP32000W	LIGHT PLANT, 20 KW	FUEL	$11,022.84	$1,322.74
LP33500W	LIGHT PLANT, 3.5 KW	FUEL	$1,180.40	$200.67
LP36000W	LIGHT PLANT, 6 KW	FUEL	$3,293.27	$559.86
LT1SLITE	LIGHT, STRING EXPLOSION PROOF 8 LIGHT	ELECTRIC	$3,346.04	$568.83
LF10014A	LOCKFORMER, 14 GAUGE	ELECTRIC	$2,521.54	$302.58
LF10024A	LOCKFORMER, 24 GAUGE	ELECTRIC	$1,097.61	$186.59
LG2HANDE	LUGGING TOOL, HAND	HYDRAULIC	$1,008.11	$171.38
LG2HD15T	LUGGING TOOL, HYDRAULIC 15 TON	HYDRAULIC	$1,228.73	$208.88
LG2HD40T	LUGGING TOOL, HYDRAULIC 40 TON	HYDRAULIC	$1,060.20	$180.23
LG2DILSE	LUGGING TOOL, HYDRAULIC DIELESS	HYDRAULIC	$1,091.64	$185.58
HT50TAPE	MACHINE, HOT TAP W/AIR MOTOR	MANUAL	$3,950.50	$671.59
LA6MECHE	MECHANICAL, ALIGNMENT DEVICE	SURVEY	$1,698.33	$288.72
IT5MNTRE	METER, MANOMETER	MANUAL	$1,131.63	$192.38
ME15000V	METER, MEGGER - 5000 VOLT	ELECTRIC	$2,582.43	$439.01
IT1SCOPE	METER, OSCILLOSCOPE	ELECTRIC	$2,327.91	$395.74
IT22050B	METER, TENSION 50,000 LB	HYDRAULIC	$2,039.88	$346.78
ME1DIGDE	METER, TESTER, GROUND FAULT - DIGITAL	ELECTRIC	$1,969.05	$334.74
MQ0MISCE	MISC. MQ’S	MISCELLANEOUS	$1,106.11	$132.73
MQ5MISCE	MISC. SHOP EQUIP.	MANUAL	$1,343.82	$161.26
MM30006C	MIXER, MORTAR 6 CU. FT.	FUEL	$1,750.30	$297.55
IT80P06E	MODULE, PRESSURE, 100 PSI	PNEUMATIC	$1,018.39	$173.13
GM7CARBE	MONITOR, ANALYZER, CARBON MONOXIDE	METER	$1,038.75	$176.59
GM7SUITE	MONITOR, W/PURIFIER CARBON MONOXIDE	METER	$2,469.32	$419.78
TM518X1E	MULTIPLIER, 18:1 RATIO 1" O.P.D.	MANUAL	$1,113.75	$189.34
TM5PR12X	MULTIPLIER, TORQUE PLATE	MANUAL	$3,776.28	$641.97
NB80014A	NIBBLER, AIR, 14 GA.	PNEUMATIC	$1,066.80	$181.36
QB90606Q	OFFICE BRASS SHACK 6 X 6	BUILDINGS	$1,007.66	$75.57
QB91020Q	OFFICE BUILDING 10 X 20	BUILDINGS	$3,056.87	$229.27
QB91224Q	OFFICE BUILDING 12 X 24	BUILDINGS	$4,286.89	$321.52
QB90816Q	OFFICE BUILDING 8 X 16	BUILDINGS	$2,332.44	$174.93
QB90808Q	OFFICE BUILDING 8 X 8	BUILDINGS	$1,818.72	$136.40
QT91264Q	OFFICE TRAILER 12 X 64	BUILDINGS	$10,023.89	$751.79
OR10900B	OVEN, ROD 900 LB.	ELECTRIC	$1,092.63	$185.75
PP3STRPE	PAINT STRIPER - GAS	FUEL	$3,230.50	$549.19
PP1ARIGE	PAINT, SPRAY RIG-ELECT. AIRLESS	ELECTRIC	$1,321.99	$224.74
AA1LS20E	PERMATIZER, BRADY	ELECTRIC	$1,401.95	$238.33
AA1BRADE	PERMATIZER, BRADY	ELECTRIC	$2,559.33	$435.09
FP5HOISE	PERSONNEL/MATERIAL HOIST	MANUAL	$1,219.55	$207.32
RH2P150T	PIN EXTRACTOR, HYD, 150 TON	HYDRAULIC	$10,623.47	$1,274.82
RH2P300T	PIN EXTRACTOR, HYD, 300 TON	HYDRAULIC	$26,067.40	$3,128.09
RH5P035T	PIN EXTRACTOR, MANUAL, 35 TON	MANUAL	$1,819.17	$309.26
LB1DISTE	POWER DISTRIBUTION CENTER	ELECTRIC	$2,982.44	$357.89
PL16001E	PULLER, CABLE MOTOR (6001)	ELECTRIC	$2,123.83	$361.05
PL10640E	PULLER, CABLE MOTOR (640)	ELECTRIC	$1,105.76	$187.98
PL10SETE	PULLER, CABLE SET (686)	ELECTRIC	$1,271.60	$216.17
HP2BURHE	PUMP, BURNDY - HAND	HYDRAULIC	$1,054.57	$179.28

KiOR, Inc. Biomass to BioCrude EPC Columbus, MS	E-2G67 December 2010
CONSTRUCTION SUPPORT GROUP
2010 SMALL TOOLS EXTERNAL CATALOG
Small Tools Over $1,000 Value

				Client
Stock Number	Description	Type	Acq Cost	Monthly Rate
PS8DIAPE	PUMP, DIAPHRAM - AIR 2" SS	PNEUMATIC	$2,074.37	$352.64
EP2DUBLE	PUMP, HYDRAULIC - ELECT. DBL. ACTION	HYDRAULIC	$1,304.92	$221.84
EP2SNGLE	PUMP, HYDRAULIC - ELECT. SNGLE. ACTION	HYDRAULIC	$1,076.28	$182.97
EP10ROPE	PUMP, HYDRAULIC. ELECTRIC. 2 HOSE 4800 PS	ELECTRIC	$1,047.32	$178.04
PS8CTRFE	PUMP, SUMP - AIR, CENTRIFUGAL	PNEUMATIC	$1,071.58	$182.17
PS10003N	PUMP, SUMP - ELECTRIC 3"	ELECTRIC	$1,265.43	$215.12
PT8HASKE	PUMP, TEST - AIR	PNEUMATIC	$1,513.52	$257.30
PT80500P	PUMP, TEST - AIR (0- 5,000 PSI)HORIZANTAL	PNEUMATIC	$2,382.33	$405.00
PT8PDQ6P	PUMP, TEST - AIR (0- 8,000 PSI) PDQ	PNEUMATIC	$2,271.09	$386.09
PT8100QP	PUMP, TEST - AIR (0-10,000 PSI) PDQ	PNEUMATIC	$3,984.34	$478.12
PT81000P	PUMP, TEST - AIR (0-10,000 PSI), MAC 28	PNEUMATIC	$5,327.56	$639.31
PT8PDQ2P	PUMP, TEST - AIR (0-12,000 PSI) PDQ	PNEUMATIC	$4,244.86	$721.63
PT8Q500P	PUMP, TEST - AIR (0-5,000 PSI) PDQ	PNEUMATIC	$2,248.41	$382.23
PT82100P	PUMP, TEST- AIR (0-21,000 PSI) MCFARLAND	PNEUMATIC	$7,129.42	$855.53
PG3DIESE	PUMP, WATER - DIESEL ENGINE	FUEL	$2,688.10	$456.98
PG3DIAPE	PUMP, WATER - GAS DIAPHRAGM 3"	FUEL	$1,253.56	$213.11
PW2PNCHE	PUNCH, SHEET METAL - HYDR.	HYDRAULIC	$1,419.67	$241.34
RC2SHOPE	RAM, SHOP PRESS	HYDRAULIC	$4,197.72	$503.73
RP5DOCKE	RAMP, PORTABLE DOCK	MANUAL	$10,767.68	$1,292.12
RR1P010T	ROLLER, PAYOUT, FLOOR, ELECTRIC 10 TON	ELECTRIC	$7,203.39	$864.41
RM50048N	ROLLER, SHEET METAL - 48"	MANUAL	$1,534.95	$260.94
RO5ROUSE	ROUST-A-BOUT	MANUAL	$2,028.07	$344.77
ES1SA20N	SAW, ABRASIVE CHOP, 20"	ELECTRIC	$2,381.79	$404.90
SA8FEINE	SAW, AIR - FEIN	PNEUMATIC	$1,039.05	$176.64
SA8PB07N	SAW, AIR - PORTABAND 7-1/4"	PNEUMATIC	$1,996.67	$339.43
SA8WACHE	SAW, AIR-WACH	PNEUMATIC	$10,000.00	$1,200.00
ES1DBNDE	SAW, BAND HORIZONTAL DRY	ELECTRIC	$2,057.86	$349.84
ES1WBNDE	SAW, BAND HORIZONTAL WET	ELECTRIC	$1,692.30	$287.69
ES3WB14N	SAW, CONCRETE - WALK BEHIND 14"	FUEL	$3,648.99	$437.88
ES3WB20N	SAW, CONCRETE - WALK BEHIND 20"	FUEL	$9,245.12	$1,109.41
ES1LARGE	SAW, INSULATION FITTING LARGE (230)	ELECTRIC	$2,521.33	$428.63
ES1SMALE	SAW, INSULATION FITTING SMALL (214)	ELECTRIC	$2,129.80	$362.07
ES1TA12N	SAW, TABLE 10"	ELECTRIC	$1,572.97	$267.40
ES1TA14N	SAW, TABLE 14"	ELECTRIC	$1,574.84	$267.72
SC80030B	SCABBLER, CHIPPING HEAVY DUTY	PNEUMATIC	$2,812.34	$478.10
SC8WB5HE	SCABBLER, WALK BEHIND, 5 HEAD	PNEUMATIC	$5,007.20	$600.86
RH50030N	SHACKLE, HEAVY 100 TON	MANUAL	$1,156.00	$144.50
RH50150T	SHACKLE, HEAVY 150 TON	MANUAL	$2,340.00	$292.50
RH50300T	SHACKLE, HEAVY 300 TON	MANUAL	$2,340.00	$292.50
SH10008A	SHEAR, ELECTRIC 8 GA.	ELECTRIC	$1,153.72	$196.13
SF50036N	SHEAR, FOOT (STOMP) 36"	MANUAL	$1,129.14	$191.95
SF50048N	SHEAR, FOOT (STOMP) 48"	MANUAL	$1,805.75	$306.98
SH50048N	SHEAR, JACKETING 48"	MANUAL	$1,345.28	$228.70
LF1SL16A	SLITTER, SHEET METAL 16 GA.	ELECTRIC	$1,319.20	$224.26
SW1DTSEE	SOFTWARE, DTS	ELECTRIC	$3,900.00	$319.02
SW1CRIBE	SOFTWARE, STOCK N ROLL	ELECTRIC	$3,900.00	$319.02
SW1TOSTR	SOFTWARE, TOSTR	AUDIO VISUAL	$3,900.00	$319.02
CA5SPNRE	SPINNER, CABLE	MANUAL	$2,981.54	$506.86
SM50SPME	SPM WAREHOUSE TOOL	MANUAL	$1,115.92	$139.49
ST80000E	SPYDER STAGING UNIT	PNEUMATIC	$2,863.36	$486.77
TL6DATAE	STATION, TOTAL DATA COLLECTOR	SURVEY	$2,411.72	$409.99
TE6LADJE	SURVEY, ADJUSTER LATERAL SLIDE	SURVEY	$1,549.17	$263.36
TL6GAP1E	SURVEY, AUTOCOLLIMATOR	SURVEY	$6,589.34	$790.72
TL6AUTOE	SURVEY, LEVEL, AUTOMATIC (NI2 & NA2)	SURVEY	$1,540.65	$261.91
TL6ELECE	SURVEY, LEVEL, ELECTRONIC	SURVEY	$1,991.60	$338.57
TL6TOTLE	SURVEY, TOTAL STATION	SURVEY	$10,149.08	$1,217.89
TL67405E	SURVEY, TRANSIT K & E 74-OOO5	SURVEY	$1,770.90	$301.05
TL6DKM2E	SURVEY, TRANSIT KERN	SURVEY	$7,079.75	$849.57
TL600T1E	SURVEY, TRANSIT WILD T1	SURVEY	$3,423.24	$581.95
TL60T16E	SURVEY, TRANSIT WILD T16	SURVEY	$3,321.48	$564.65
TL60T1AE	SURVEY, TRANSIT WILD T1A	SURVEY	$2,332.00	$396.44

KiOR, Inc. Biomass to BioCrude EPC Columbus, MS	E-2G67 December 2010
CONSTRUCTION SUPPORT GROUP
2010 SMALL TOOLS EXTERNAL CATALOG
Small Tools Over $1,000 Value

				Client
Stock Number	Description	Type	Acq Cost	Monthly Rate
TL600T2E	SURVEY, TRANSIT WILD T2	SURVEY	$5,962.59	$715.51
TE6TRLGE	SURVEY, TRIPOD, ROTATING LASER	SURVEY	$1,189.44	$202.20
LA6ALGNE	SURVEY/ALIGNMENT, LASER, ALIGN, DEVICE	SURVEY	$13,328.10	$1,599.37
LA6RTATE	SURVEY/ALIGNMENT, LASER, ROTATION	SURVEY	$6,398.67	$767.84
TL600N3E	SURVEY/ALIGNMENT, LEVEL, AUTOMATIC (N3)	SURVEY	$6,247.04	$749.64
TL6MICRE	SURVEY/ALIGNMENT, MICROMETER, OPTICAL	SURVEY	$1,107.57	$188.29
TL6ALGNE	SURVEY/ALIGNMENT, OPTICAL ALIGN. DEVICE	SURVEY	$1,512.69	$257.16
TL67312E	SURVEY/ALIGNMENT, TRAVERSE SET	SURVEY	$1,634.58	$277.88
TD3DS14E	TAMPER, DIESEL DS68	FUEL	$3,470.74	$590.03
TG3ASPHE	TAMPER, GAS ASPHALT	FUEL	$1,535.32	$261.00
TG30R11E	TAMPER, GAS MODEL #R11	FUEL	$2,317.81	$394.03
TG33000E	TAMPER, VIBRATORY SAND 3000	FUEL	$1,770.30	$300.95
TG35500E	TAMPER, VIBRATORY SAND 5500	FUEL	$2,249.84	$382.47
TD33000E	TAMPER, VIBRATORY SAND DIESEL	FUEL	$2,020.38	$343.46
IT8DWTOE	TESTER, DEAD WEIGHT - OIL	PNEUMATIC	$2,902.34	$348.28
IT8DWTWE	TESTER, DEAD WEIGHT - WATER	PNEUMATIC	$3,138.00	$376.56
ME1DENSE	TESTER, DENSITOMETER	ELECTRIC	$1,109.86	$188.68
IT1DMETE	TESTER, THICKNESS GAUGE	ELECTRIC	$2,608.56	$443.46
TW5TESTE	TESTER, TORQUE WRENCH	MANUAL	$1,994.38	$339.04
IT5WOBUE	TESTER, VIBRATION (WOBULATOR)	MANUAL	$1,438.35	$244.52
ME1THERE	THERMOMETER, INFRARED	ELECTRIC	$1,023.47	$173.99
ET10004N	THREADER, PIPE - ELECT 2" - 4"	ELECTRIC	$5,252.47	$630.30
ET10006N	THREADER, PIPE - ELECT. 2" - 6" COLLINS	ELECTRIC	$16,026.00	$1,923.12
TP5MUL6N	THREADER, PIPE - MANUAL 4" - 6" #16	MANUAL	$1,114.58	$189.48
ET1044AN	THREADER, PIPE, ELECTRIC 2"-4"	ELECTRIC	$7,403.25	$888.39
ET15352N	THREADER, PIPE-ELECT. 1/8"- 2" 535	ELECTRIC	$1,919.32	$326.28
QC9CRIBQ	TOOL CONTAINER 40' CRIB	BUILDINGS	$8,553.79	$748.46
QC92CRIQ	TOOL CRIB, 2 X 40' W/A.C.	BUILDINGS	$7,666.49	$574.99
QC9AC20Q	TOOLROOM W/A/C RIGGED OUT 20'	BUILDINGS	$4,818.94	$421.66
QC9AC40Q	TOOLROOM W/ A/C RIGGED OUT 40'	BUILDINGS	$4,776.32	$417.93
QC9FN40Q	TOOLROOM W/FAN - RIGGED OUT 40'	BUILDINGS	$7,453.78	$652.21
QC90816Q	TOOLROOM, BUILDING 8'X 16'	BUILDINGS	$1,715.00	$128.63
QV9TRLRE	TOOLROOM, VAN 40'	BUILDINGS	$5,633.73	$422.53
IT7SCOPE	TRACKER, SCOPE	METER	$1,307.34	$222.25
QT96X10Q	TRAILER, ENCLOSED 6' X 10', SINGLE AXL	BUILDINGS	$3,456.97	$259.27
TU5TRLRE	TRAILER, UTILITY	MANUAL	$1,212.67	$106.11
SM145KVE	TRANSFORMER, POWER 45KVA	ELECTRIC	$2,863.50	$357.94
SM175KVE	TRANSFORMER, POWER 75KVA	ELECTRIC	$1,608.70	$201.09
IB50020T	TROLLEY, I-BEAM 20 TON	MANUAL	$1,078.63	$183.37
IB5A310T	TROLLEY, I-BEAM AUTO LOCK, CLAMP A3	MANUAL	$1,059.17	$180.06
TH80010B	TUGGER, AIR 1000 LB. W/CABLE	PNEUMATIC	$1,555.81	$186.70
TH80100B	TUGGER, AIR 10000 LB. W/CABLE	PNEUMATIC	$8,484.59	$1,018.15
TH80020B	TUGGER, AIR 2000 LB. W/CABLE	PNEUMATIC	$2,368.72	$402.68
TH80040B	TUGGER, AIR 4000 LB. W/CABLE	PNEUMATIC	$3,721.30	$446.56
TH80050B	TUGGER, AIR 5000 LB. W/CABLE	PNEUMATIC	$7,859.00	$943.08
TH80070B	TUGGER, AIR 7000 LB. W/CABLE	PNEUMATIC	$12,000.00	$1,440.00
WA80005S	WRENCH, AIR IMPACT # 5 SPLINE	PNEUMATIC	$1,299.59	$220.93
WA8PL05S	WRENCH, AIR IMPACT # 5 SPLINE WSP2109B	PNEUMATIC	$1,946.67	$330.93
WA8HD12X	WRENCH, AIR IMPACT 1 1/2" H.D. (TWO-MAN	PNEUMATIC	$2,795.57	$335.47
WA8PL12X	WRENCH, AIR IMPACT 1 1/2" STD.	PNEUMATIC	$1,609.70	$273.65
WA8HD08X	WRENCH, AIR IMPACT 1" H.D.	PNEUMATIC	$1,182.04	$200.95
WA8HD20X	WRENCH, AIR IMPACT 2 1/2"	PNEUMATIC	$8,238.91	$988.67
WA8RTANE	WRENCH, AIR, RIGHT ANGLE	PNEUMATIC	$2,033.35	$345.67
TW50HD8X	WRENCH, TORQUE 2000FT LB 1" SQ DR	MANUAL	$1,287.94	$218.95

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
EXHIBIT B — ATTACHMENT G
SAFETY EQUIPMENT, SAFETY CONSUMABLES AND CONSTRUCTION CONSUMABLES
Contractor shall provide “Consumable supplies and safety equipment/consumables” on the basis specified in this Exhibit B, Item 4.6.
This list is representative and is not all-inclusive.
Any item that becomes a part of the completed project is reimbursable.

A
Acid filled solder
Acids
Acetylene
Adapters on regulators, oxygen,
Adhesives — glue, tape, etc.
Air cool attachments
Alcohol and Antiseptics of all types and Disinfectants of all types
Anti-freeze (for testing- Temporary facilities only)
All Cleaning Supplies for the Work
Awls, Brads, Chisels, Drills and Drill bits (all types)
B
Badges, brass, film protection
Bags — paper, cotton, burlap, canvas, etc.
Band — rubber for steel floor banding machine and associated materials
Barrels — trash, water (all types)
Barrier fence, incl. tape (all types)
Batteries, Flashlights (all types)
Belt extension strap lineman’s
Belts, safety — incl. harness; w/wide lanyard; w/dyna break
Best’s safety dictionary and all manuals
Bibs, welders
Bits -steel, star, auger, (all types)
Blades — hacksaw, brick, circular, rip, etc.
Blankets — asbestos, cover type
Body Harness (all types);
Boson’s chairs
Boots, rubber
Bottles, Prestolite
Bracket, fire extinguisher (all types)
Brazing and soldering flux
Bricks, rubbing
Brinnel Test Bars
Brooms, Brushes, and buckets (all types)
Bulbs (all types)
C
Cable clips
Caps, safety
Carborundum cut-off blades
Center Punches
Calibration kit for oxygen & gas sniffer, any chargers
Chains and/or Links Surveyor, Measuring, Loadbinder, etc.
Chalk (all types) incl. chalkline and box
Charts, potentiometer
Choker Slings — 1” and under, wire rope
Cleansing and/or washing powder, compound & supplies
Clip pre-filter
Clothing, protective incl. rain gear
Connections, hose, cable
Coolers, water, drinking thermos, jugs
Cord, extension, electrical (all types)
Corks and Cork Floats
Cotton filter for oxygen indicator
Cover lens, welder hoods/goggles and visor (all types)
Crayons, Marking pencils, etc.
Cutter blades — bolt, rebar
Cylinders, butane, jetline, propane
D
Dry cell batteries
Dies, bolts, pipe hand and power tools
Drum faucets
E
Ear plugs, muffs, hearing protectors (all types)
Embossers — label (all types)
Emergency lights (all types)

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
This list is representative and is not all-inclusive.
Any item that becomes a part of the completed project is reimbursable.

F
Files, tools (all types)
Fishtapes and pullers
Flashlight (all types) incl. batteries, flints, welding torch lighters
Foot guards and protectors, aluminum (all types)
Friction lighters
Funnels
Fuses
Face shield (all types) incl. holder
G
GFI breaker
Grease cups
Glasses, safety incl. side shields, goggles (all types)
Grinding compound
Grinding disc
H
Heliarc accessories
Helmets, welding
Hooks (all types)
J
Jaws, bolt cutter
K
Keys, Allen, Bottle
Kits, jetline, tape repair; knives and putty
L
Ladders, safety incl. safety devices
Lamps — flashlight, lighting and/or lanterns
Lanyards
Lime (as disinfectant)
Line, mason’s
Lighting, handheld
Liners, safety hat
Links, chain
Linseed oil, turpentine, and other solvents
Lubricant, conduit & cable, cutting
M
Magnets
Mandrels, hole saw
Markers — paint, ink, lumber, soapstone
Moil points
Mops — head, bucket, stick, wringer
N
Nails
Nozzles
O
Oakum (temporary use) and Oil Absorbant
Oilers, airline
Overboots (all types)

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
This list is representative and is not all-inclusive.
Any item that becomes a part of the completed project is reimbursable.

P
Packing and wrapping supplies
Padlocks, keys
Pails, Tubs (all types)
Paint (for temporary facilities use only); Paint brushes, etc.
Pennants, safety (all types)
Pins, drift, bull
Plumb bob tipsbull
Plumbers friend
Points, bull
Portable oxygen kits (all types)
Post driving cap
Powder, cleaning, fire extinguishers (all types) and prefilters
     (all types)
Prescolite
Protectors, pipe
Paper Towels
R
Razor blades for scrapers
Rebar caps (all sizes)
Rigging slink/shackle handbook
Rope (all types) manila, nylon, wire, etc. incl. locks
Rubber knee pads
Rulers (all types), folding, tape, circumference
S
Safety belts (all types)
Safety glasses (all types)
Safety horns, posts, traffic cones, windsocks, warning lights, flares (all types)
Sanding discs and Sandpaper
Scones, rubbing
Sealers, banding
Shellac (other than finish)
Screens, sand, etc.
Shields (all types)
Sleeves, drill, welders,
Solder (all types)
Spine board, folding or solid
Spliced eye
Sponges (all types)
Spray cans — form oil, concrete curing
Sprays, insects (all types)
Staging, chalking
Stakes, rules, etc.
Staplers, office use
Steel wool
Stencils, interlocking, adhesives steel
Stretcher, basket type or canvas type
T
Tags — material, tool shipping
Tape (all types) plastic, masking, threading
Temperature stock or pellet
Tempilsticks (temporary facilities use only)
Thimbles wire rope
Thinner (for temporary facilities use only)
Tool Boxes
Torches, cutting, welding
W
Washers — hose, cut, lock
Wheels, grinding, wire brush, cutter
Whelstone
Welding and cutting goggles, glasses, masks, gloves sleeves, stick holders, torch lighters, hose, hoods, tips, jackets, cable, back flow checks

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS

Notes:	1.	Any item not listed on the above listing is reimbursable.

	2.	The materials classified under the following account codes /description are specifically excluded from the above listings and Markup

Title	Description
Construction Material	Any materials for construction of the permanent work which are consumed or lose their separate identity when placed in the completed project. Includes freight and sales and use tax when applicable. Examples include: high-pressure hose for specific use, tie wire, tie wraps form lumber, form hardware, blasting sand, and scaffold material.

Equipment Cost — Special Rigging Materials and Supplies	Material and supply costs for field-fabricated, large, reusable rigging apparatus such as slings, spreader bars, etc. Includes purchase or rental of clamps, turnbuckles, shackles, slings, etc. for general use. Also includes crane mats.

Engineering Supplies	Surveying instruments (purchase or rental) drafting supplies, surveying supplies, blueprint or Photostat work, progress photos.

Safety and Medical Expense Material	Medical examination fees, medical supplies, special protective clothing (such as Fire Retardant Clothing {FRC’s}), safety signs and literature, first aid equipment, fire extinguisher and refills, and breathing air. Also excludes the cost of temporary barricades, orange mesh barrier fence, and signs.

Welding Supplies	All material, supplies, and tools required by a welder and not included in the above listings, i.e., acetylene, oxygen, welding gases, fire blanket, flux, welding qualification test material,.

Bottled Water	Bottled Drinking Water for employees.

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
EXHIBIT B — ATTACHMENT H
Tools, Equipment & Supplies (TE&S)
     KBR-CSG Owned Tools & Equipment Rental Rates
The purpose of this schedule is to establish the rental rate for items of Small Tools (> $1,000 per Attachment F-2), and Automotive or Construction Equipment referred to as Contractor Owned Equipment (per Attachment H-1) that may be furnished by KBR-CSG.
Assets are a combination of KBR Warehouse/Equipment locations under the direction of the Tools, Equipment & Supply Group (TE&S) to include Houston CSG and Saginaw, Alabama.
Rates
•	Applicable rental rates for Contractor Owned Equipment will be those published in the Schedule of Rental Rates for Contractor Owned Equipment or those otherwise agreed upon in the contract terms. All abuse repairs to such equipment will be invoiced to lessee at cost.

•	Daily rate is based on the acquisition value times a percentage multiplied by 12 divided by 360.
Rental Period
Rental starts on the date an item is shipped from the warehouse and ceases on the date it is received at the warehouse, unless otherwise agreed upon by the contract or purchase order terms or at the warehouse manager’s discretion.
Freight
All freight is project or client costs and is not included in the rental rate.
Operations, Maintenance and Repairs (Contractor Owned Equipment Only)
•	Major Repairs
–	Cost of all repairs on equipment will be project or lessee cost and are not included in the rental rate.
–	Major repair is defined to include any major replacement that tends to prolong the life of the equipment or repairs under warranty including the engine and main drive components will be considered as major repairs. These repairs are not project or lessee cost unless they are the result of abuse or neglect.
–	In the event a major repair is necessary on Contractor Owned Equipment while on project site, company procedure calls for jobsite to notify and get approval from KBR-CSG Management before repairs are made on the project site.
–	Rental will be reduced for time lost while a major repair is being made if such repair requires one week or longer or is not associated with abuse or neglect.

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
•	Minor Repairs
–	Minor repairs are project or client cost and are not included in the rental rate unless prior approval is received from Contractor Management. Minor repairs are defined as normal wear and tear where replacement and consumable parts for the components do not prolong the life of the equipment but are necessary to keep equipment maintained and operable.
•	Routine Service & Maintenance
–	The jobsite is responsible for routine service and maintenance of small tools, automotive and construction equipment as well as repair or replacements resulting from loss, abuse, job damage or extreme environmental conditions at the jobsite. CSG can be contacted to provide these services through 3rd party vendors for projects.
•	Miscellaneous
–	Contractor Equipment must be returned to the warehouse in a clean condition.

–	Contractor of repairs caused by extreme project conditions, including damages to serviceable tires, clutches and broken axles are project or client expenses and are not included in the rates.

–	If Contractor Equipment rental items are to be used in a caustic or other corrosive or damaging atmosphere, Contractor will determine a rental rate to be applied as project or client cost. The rate will compensate for the cost incurred for sandblasting and repainting equipment that normally must be performed for protection of equipment longevity upon return to equipment warehouse. The warehouse manager and Accounting Department will be responsible for the application of increased rates.

–	Contractor Equipment will be inspected upon its return and any of the above condition will be reported to the project or client as notification of pending charges.

–	Any Contractor Equipment that requires calibration will be charged to the project at the beginning of the rental period.

–	All costs of permits, escorts, demurrage or other shipping or transportation costs are project or client expenses,

–	All rentals are offered subject to prior rental or disposition of equipment.

–	Contractor Owned Equipment is not offered for sale and rental-purchase options are not available on Contractor Owned Equipment.

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
•	Insurance (Contractor Owned Equipment)
–	Liability insurance is carried on all licensed motor vehicles and cost of the premium is included in the rental rate. The deductable is project or lessee cost. Additional insurance coverage can be obtained through the Risk Management department.

–	Contractor’s equipment floater is supplied for all construction equipment with premiums and deductibles to be paid by the project.
•	Taxes (Contractor Owned Equipment)
–	Property taxes or applicable sales & use or other taxes are included in the rates or included as a separate charge on the monthly billing and are project or client expenses.
Consumable Supplies and Tools
The Contractor Warehouse maintains access to over 1,500 miscellaneous consumable project and workman supplies and small tools aligned through various supplier relations and automated systems. These services include such items as:
•	Safety/PPE

•	Consumable supplies

•	Welding supplies

•	Power, electrical, gas and pneumatic tools

•	Workman hand tools

•	Tool Room containers

•	Inventory Management system through KBR’s Stock & Roll program

•	Transportation — freight scheduling and hauling
Procurement Services
•	Contractor maintains a Rental Operations Group of procurement personnel dedicated to servicing Contractor

•	Proposal and bid support, research, equipment rental and pricing support

•	Contractor’s Rental Operations Group utilize preferred vendors that understand our need(s) for HSE, Quality and prompt service

KiOR, Inc.	E-2G67
Biomass to BioCrude EPC	December 2010
Columbus, MS
    Lost or Stolen Property
The jobsite is responsible for all costs associated with lost or stolen property. When company property is discovered lost or stolen the jobsite should take the following steps immediately:
1.	Contact the local law enforcement agency.

2.	Contact KBR LLC Security Investigations at (713) 753-4121.

3.	Contact TE&S — CSG Management:

Department	Manager	Telephone
TE&S — CSG Management	Steve Taylor	713-753-4214
	Randy Matthews	713-753-3340
	Doug Wilson	713-753-4678
	Joe Williams	713-753-4695
TE&S — Saginaw Management	Danny Tumbleston	205-663-4545
4.	Complete a Report of Property Loss/Recovery, SEC-4, Order No 15019 (Exhibit 2.3) with all supporting documentation and send it to KBR LLC Security Investigations with a complete copy to the responsible CSG operation manager within 10 days of the incident.

KiOR, Inc.
Biomass to BioCrude EPC	E-2G67
Columbus, MS	December 2010
EXHIBIT B — ATTACHMENT H -1
Tools, Equipment and Supplies (TE&S) — 2010 Rates

CLASS
ASSET	CLASS DESCRIPTION	2010
TYPE	AUTOMOTIVE EQUIPMENT	RATES
2RLE01	STAKE BED F-350 REG CABW/TOMMIE GATE	$1,050.00
2RLE03	STAKE BED F-350 REG CAB (DIESEL)	$1,000.00
2RLE05	STAKE BED CC F-450 4X4 GOOSENECK W/TOMMIE GATE	$1,295.00
2RQD	BOX VAN UTILITY 16’ E350/450 DIESEL W/TOMMIE	$1,125.00
2SCC	F-150 PICKUP REGULAR CAB	$580.00
2SCD01	F-250 PICKUP REGULAR CAB(GAS)	$800.00
2SCD02	F-250 PICKUP REGULAR CAB(DIESEL)	$780.00
2SCD03	F-250 PICKUP (DIESEL) EXTENDED CAB	$913.00
2SCD05	F-250 PICKUP (GAS) EXTENDED CAB	$882.00
2SCE01	F-350 CREW CAB DIESEL 4x2	$926.00
2SCE02	F150 SUPER CREW 4X2	$760.00
2SCF02	F150 SUPER CREW 4X4	$882.00
2SCE03	F-350 SUPER CAB DIESEL PICKUP	$855.00
2SCF02	F250 SUPER CAB 4X4 GAS	$882.00
2SCF04	F-150 PICKUP REG CAB 4X4	$750.00
2SCF07	F-150 SUPER CAB PICKUP 4X4	$882.00
2SCF09	F-250 CREW CAB DIESEL 4X4	$1,242.00
2SCF10	F-250 SUPER CAB 4X4 DIESEL W/TOOL BED LWB	$1,242.00
2SCG01	SUPER UTILITY VEHICLE-SUBURBAN	$1,217.00
2SCG02	SUPER UTILITY VEHICLE-EXPEDITION	$850.00
2SCI04	F-150 SUPER CAB PICKUP	$700.00
2SCJ01	COMPACT PICKUP (RANGER)	$487.00
2SCJ02	UTILITY VEHICLE (EXPLORER)	$750.00
2SCJ03	UTILITY VEHICLE (EXPLORER) 4X4	$780.00
2SCM01	FORD 15-PASSENGER VAN	$820.00
2SCM02	MINI-VAN 7 PASSENGER	$760.00
2SCM04	CLUB WAGON 8 PASSENGER	$700.00
2SCN01	E-150/ CARGO VANS	$669.00
2SCN02	E-350 CARGO VAN	$750.00
2TRA01	FLOAT TRAILER ‘45	$750.00
2VLA	SEDAN-TAURUS/CROWN VIC	$669.00
	INDUSTRIAL EQUIPMENT
2TRK01	TOOL VAN TRAILER 40-53 FT	$300.00
3WGC	WELD. MACH., ELECTRIC 8 BANK	$450.00
3WGJ	WELD. MACH., 4 BANK, XMT	$600.00
3WGI	WELD. MACH., DIESEL 300-400 AMP	$300.00
3WGK	WELDER 304 XMT	$300.00
3WIB	AIR COMP, DIESEL 185 CFM	$350.00
3WIC	AIR COMP, DIESEL 375 CFM	$750.00

NOTE:	Replacement or additional units required in 2011 and beyond require an additional 2% per year per unit escalation to be added to the 2010 rates.

KiOR, Inc.
Biomass to BioCrude EPC	E-2G67
Columbus, MS	December 2010
ATTACHMENT K
GENERAL OFFICE SUPPLIES
This list is representative and is not all-inclusive.

Binders	Pads, Letter
Boxes, Storage	Pads, Memo
Calculator	Pads, Mouse
Calculator Tape/Ribbon	Pads, Phone Message
Calendars	Pencil Sharpener
Clip, Binder	Pencils
Clip, Paper	Pens
Copy Holder	Pens, Sharpie
Copy Paper (Xerox)	Pentel Pencils
Correction Fluid	Post-It Flags
Diskettes	Post-It Pads
Dry Erase Markers	Punch; Paper 2 & 3 Hole
Dry Ink Erasable Board	Push Pins
Dry Liner	Rubber Bands
Envelops	Rulers
Erasers	Self Stick Markers
File Pocket, Legal/Letter	Shears, 8"
Folder Labels	Sort Kwik
Folder, Legal Manila	Staple Remover
Folder, Legal Pressboard	Stapler
Folder, Legal/Letter Hanging W/Frames	Stapler Heavy Duty
Folder, Letter Manila	Staples
Hi-Liters	Surge Protector
Index, Ring Binder 8 Tab Clear	Tape Dispenser
KBR Standard Forms	Tape
KBR Business Cards	Tape, Shipping
Labels	Toner Cartridge, Laser Jet/Fax Machine/Copier
Lead, 5 & 7 Mm	Transparency Film
Letter Opener	Trays, In/Out
Pads, Desk
Pads, Legal

EXHIBIT C
Health, Safety, and Environment
KBR’s objective in HSE is to provide the required services to execute the project on an incident and injury free basis. All element of our HSE management system will be applicable to each and every project scope of work regardless of whether performed on a direct hire or subcontracted approach. From the onset of the project award, appropriate personnel will be engaged to develop project specific guidelines and requirements encompassing OSHA, KBR and KiOR procedures and best practices to assist the project in achieving the desired HSE results.
Following is an overview of KBR’s HSE commitment including a brief explanation of the programs that will be implemented on the KiOR FCU Project:
KBR’s MISSION / VISION is to ensure a safe, healthy and environmentally friendly work place for all KBR employees and those who work with KBR by continually “Shaping an Accident/Incident Free” work environment for our employees on all of our projects, thus reducing accidents, injuries, illnesses and environmental incidents toward our goal of Injury/Incident-Free. Our commitment is not just mandated by our HSE Policy and Business Code of Conduct — our project history shows that higher productivity is experienced on projects with better safety records.
QHSE Management System
KBR maintains an Integrated Management System (Quality, Health, Safety & Environmental). The procedures and policies within this system shall be applicable to the execution of the KiOR FCU Project in Columbus, Ms. Following is an overview of KBR’s QHSE Management System.
Our corporate management system hierarchical structure is as follows:

Our HSE management system parallels this structure beginning with our Tier 1 QHSE Policy. In a recent internal alignment of our company management structure, the function of Quality, Health, Safety and Environment have been placed under a VP of QHSE reporting to the Sr. VP of Administration who reports directly to KBR’s President and CEO.
At Tier 2 is our HSE Reference manual and our HSE group’s Best Practices Reference Manual derived from lessons learned from our long history of project execution.
At Tier 3 are the various HSE procedures, methods, guidelines and work process maps of each functional areas.
KBR’s vision is to “Transform Resources into Value” and our goal is to ensure a safe, healthy and environmentally friendly work place for all KBR employees and those who work with KBR by continually shaping and sustaining an accident and incident free work environment on all of our projects. Our commitment is not just mandated by our QHSE Policy and Business Code of Conduct — our project history shows that higher job satisfaction and productivity are experienced on projects with better safety records.
The President & Chief Executive Officer of KBR assumes ultimate responsibility for HSE at each operating center. Implementation of the H, S & E processes however is a line management responsibility; thus managing HSE is an integral part of every project. All supervision, including subcontractors and vendors involved in company operations, are expected to uphold and implement KBR’s HSE values and policies.
The corporate HSE documents are applied to each project and together with the project specific HSE Plan and Procedures they comprise the project’s HSE management system which is a part of the project’s Quality Management System.
KBR recently received its Global Integrated Certification in Quality, Safety and Environment, making KBR the only engineering, procurement and construction (EPC) company in the world to receive this certification. In addition, the certification was completed ahead of its original target date of 2008. Lloyd’s Register Quality Assurance (LRQA) awarded KBR Global Integrated Certification in ISO 9001:2000 for Quality, ISO 14001:2004 for Environment and OHSAS 18001:1999 for Occupational Health and Safety. Presented on the following page is a copy of the KBR OHSAS 18001:1999 certificate.
KBR demonstrated the implementation of common Management System processes across the world. This global effort included KBR offices in Houston, Edmonton, Monterrey, Singapore, Jakarta, Perth, Kuala Lumpur, Leatherhead, Baku, Cairo (EBIC Project) and Johannesburg.
This integrated certification provides confidence for our current and future clients that we maintain work processes and procedures that reflect current practices, and ensures that those work practices are integrated with those of internal and external customers and suppliers. ISO 9001, ISO 14001 & OHSAS 18001 Certification is often expected by clients for major projects in the EPC industry.

CERTIFICATE OF APPROVAL

This is to certify that the Occupational Health & Safety Management System of:

Kellogg Brown & Root, Inc. (KBR)
Houston, Texas, USA

has been approved by Lloyd's Register Quality Assurance
to the following Occupational Health & Safety Management System Standard:

OHSAS 18001:1999

The Occupational Health & Safety Management System is applicable to

Worldwide Project Development, Project Management, Process Design, Consultancy Services, Engineering, Procurement, Fabrication, Construction, Installation and Commissioning, Start-Up Services and Operation of Plants for both Upstream and Downstream Energy, Chemical, Petrochemical and Oil & Gas Industries.

This certificate is valid only in association with the certificate schedule bearing the same number on which the locations applicable to this approval are listed.

Approval
Certificate No: UQA 4000128

Original Approval:	February 7, 2005
Current Certificate:	January 2, 2007
Certificate Expiry:	February 7, 2008

Issued by: LRQA, Inc. Houston

This document is subject to the provision on the reverse
1401 Enclave Parkway, Suite 200, Houston, Texas 77077, USA
[illegible]

CERTIFICATE SCHEDULE

Kellogg Brown & Root, Inc. (KBR)

Locations	Activities
Houston, Texas, USA UQA 4000012/B1	Worldwide Project Development, Project Management, Process Design, Consultancy Services, Engineering, Procurement, Fabrication, Construction, Installation and Commissioning, Start-Up Services and Operation of Plants for both Upstream and Downstream Energy, Chemical, Petrochemical and Oil & Gas Industries

Locations:

KBR (Kellogg Brown & Root)
Leatherhead, UK
UQA 4000012/B2

KBR (Kellogg Brown & Root)
Baku, Azerbaijan
UQA 4000012/B3

Kellogg Brown & Root Engineers Pte. Ltd.
Singapore, Singapore
UQA 4000012/B4

Kellogg Brown & Root
Asia Pacific Pte. Ltd.
Singapore, Singapore
UQA 4000012/B5

PT KBR Engineers Indonesia
Jakarta, Indonesia
UQA 4000012/B6

PT KBR INDONESIA
Jakarta, Indonesia
UQA 4000012/B7

KBR Monterrey S.A. de C.V.
Monterrey, Mexico
UQA 4000012/B8

KBR E&C Australia Pty. Ltd., 256 St Georges Terrace, Perth, Western Australia 6000
UQA 4000012/B9

Kellogg Brown & Root International Inc.
Johannesburg, South Africa
UQA 4000012/B10

KELLOGG BROWN & ROOT (CANADA) CO.,
3300 76 Ave, Edmonton, Alberta
T6L 4S3 Canada
UQA 4000012/B11

Activities

Project Development, Project Management, Process Design, Consultancy Services, Engineering, Procurement, Fabrication, Construction, Installation and Commissioning, Start-Up Services and Operation of Plants for both Upstream and Downstream Energy, Chemical, Petrochemical and Oil & Gas Industries

Approval Certificate No: UQA 4000012/B	Original Approval:	February 7, 005
	Current Certificate:	January 2, 2007
	Certificate Expiry:	February 7, 2008

Page 1 of 1

Approval Certificate No. UQA 4000012
[illegible]
[illegible] Parkway, Suite 200, Houston, Texas [illegible] USA
[illegible]

The safety initiatives imbedded in our project HSE Plans to continually improve HSE performance, include:
•	S.A.F.E.(Shaping an Accident Free Environment)

•	Twelve Best Practices

•	Behavioural-Based Observation Processes

•	Safety and Health Training

•	HSE Meetings and Safety Awareness

•	Leading/Lagging Indicator Program

•	Cold Eyes Reviews

•	Peer Influence Training

•	Safety Comprehension Testing (Direct Hire Only)

•	Tap Root Analysis
Details of these programs are described below.
Shaping Accident Free Environments (SAFE)
The KBR safety process is built upon the principle that in order for individuals to be responsible for safety, they must be empowered to make decisions and must be provided the knowledge, skills, and information necessary to make those decisions. Once these tools are provided, employees take on responsibility for their actions in safety.
An incident/injury free environment is entirely achievable when genuine commitment, positive reinforcement, a well-communicated vision and most importantly an atmosphere where all employees actively care for each other is fostered.
KBR’s most valuable tool for being successful is our Shaping Accident Free Environments (SAFE) program. SAFE is a behaviour-based program. Proactive is the mode of action for identifying critical positive safety behaviours as well as potential risks and hazards — promoting, reinforcing and fostering the former; eliminating, protecting against and minimizing the latter. So that, thinking about the job first for a safe outcome happens naturally, no matter how routine or non-dangerous the task may seem. Coaching or being coached for safety is accepted without threat or personal affront. In such an environment, “incident/injury free” becomes the norm. It is the product of the culture and the value system, not of the push to reach “zero injuries”. It supports those other indicators such as employee satisfaction, high profitability, high quality and social responsibility. It makes it possible to realise the goal of having each employee return home daily as healthy, functional and productive as when they came to work. It also instils attitudes and practices that will cause their off-the-job environment to be as safe and healthful as the one at work.

Twelve Best Practices
This program has been created to provide projects with basic guidelines to assure implementation of the “Twelve Best Practices”. Best practices were developed to elevate the level of consistency and uniformity in the every day operation of business. The best practices help enrich the lives of those who perform the work. They also create an atmosphere where injuries to employees and hardships to their families need not exist. Best practices coincide with the philosophy of SAFE and strengthen the morale and attitudes of all employees. Best practices are considered natural ways of conducting business rather than just another program that must be implemented. They allow for more employees to be empowered in the safety process and to make critical decisions inherent to performing work without injury/incident. The following are the HSE Twelve Best Practices:
•	The project supervisor actively participates in the HSE leadership of the project/site.

•	Methods are established to identify positive HSE performance by employees and provide recognition for such performance.

•	Total Safety Task Instruction (TSTI) is carried out in an enthusiastic and uncompromising fashion.

•	Small tool training is provided for new hire helpers.

•	The project/site will actively engage in a body mechanics program.

•	Front line supervisor training is provided (prior to initial assignment).

•	A Safety and Quality Advisory Team is established.

•	Conduct periodic surveys to gather information concerning employee’s attitudes, morale, concerns, empowerment and dignity and respect.

•	Include subcontractors in the KBR new hire orientation and all other programs.

•	Monitor quality of life issues.

•	Implement behavior observation process.

•	Hold monthly project wide HSE meetings.
The Twelve Best Practices Program has been designed to include an audit process that identifies documents that must be used to assure the compliance of the practices. It also ensures the KBR vision and philosophy on HSE performance is being carried out throughout the life cycle of the project.
Behavioural-Based Observation Processes
To achieve an incident/injury free environment, the SAFE program utilizes both person-based and behavioural-based techniques. Each is both dynamic and interactive. Changes in one will eventually impact the other. KBR has three behavioural observation processes from which to choose.
•	Total Safety Task Observation (TSTO)

•	Safety Process Observation Tracker (SPOT)

•	Behavioural Safety Technology (BST)
Typically, for most of our projects we have used TSTO. The other processes are available if specific circumstances and factors dictate their use.
All TSTO observations must include immediate feedback from the observer with those observed. Conversations about proper feedback, teaching coaching skills to the observer and obtaining permission from those that will be observed are critical before starting the process.
This has been a very effective tool to determine why employees make the decisions they do while performing work tasks. Sharing information among all of the observation teams and management has helped significantly reduce the number of unsafe conditions and unsafe acts performed by employees, thereby decreasing the number of injuries/incidents.
Safety and Health Training
In addition to craft and supervisory training, KBR practices continuing training in safety. The training ensures all employees have the necessary safety skills to perform their work assignments without injury to themselves or others working near by. The training system and tools permit assessments to be made to determine what training each employee will need. In addition, they have a validation feature to ensure employee understanding of the training material.
Records of all courses taken by each KBR employee, as well as all other employees being managed by KBR (we do not input and track these employees on the KBR system), are kept on the training network system. This system, which is accessible through our network worldwide, has the capability to create reports that flag when an employee’s safety training as well as other work- related training is out-of-date.
The system is auditable to meet standards of practice such as represented by ISO 9002. The system has proven to be excellent in meeting the requirements of documenting safety and other training records of ISO 9000,9001,9002 and OSHA 1910.119 and other OSHA and International government requirements.

HSE Meetings and Safety Awareness
Tool box safety meetings for craft level employees are held weekly at site. Monthly meetings are usually held for foremen and other supervisory personnel. Subject matter consists of reinforcement of proactive behaviour and practices, job related safety concerns and review of new or updated policies/procedures.
To maintain safety awareness, KBR uses various communication means, including
•	Special project award presentations

•	Project newsletters

•	Division bulletins

•	Safety signs and billboards throughout the project site

•	Gang box safety meetings

•	Safety awareness sessions at every daily coordination meeting

•	Total Safety Task Instruction (TSTI) Program

•	Individual safety recognition
Leading/Lagging Indicator Program
This program is designed to identify and manage leading indicators which will allow KBR to approach safety proactively by using data to rectify areas which may potentially become a problem.
KBR will use these measurements to identify areas of risk and take proactive corrective actions that will maximize the safety performance on projects.
Six Leading Indicators have been selected to be tracked. They are as follows:
•	Supervisor Effectiveness

•	Training

•	Supervisor to Crew ration

•	Actual progress vs. Schedule

•	First Aid / Near Miss severity

•	Employee perception surveys
Cold Eyes Reviews
This process is used to help projects identify areas for improvement in HSE. Typically, a small group of 3 professionals that have no association with the project will conduct an assessment of the project HSE program and provide feedback to the project management team of positives as well as areas where improvement can be made to improve HSE performance.
Peer influence Training
This program is designed to provide front-line supervisors with an examination of our peer-to-peer relationships and understand how we can use them to influence one another towards positive HSE behaviors and performance. The objectives of the program are:

•	Introduce the fundamentals principles of Peer Influence

•	Understand the power of peer relationships in the HSE process

•	Understand the elements of influence and how to use them

•	Develop a commitment to use the techniques learned in order to positively influence peers towards HSE excellence
Safety Comprehension Testing (Direct hire only)
This program provides a way to ensure that all employees working in safety-sensitive locations can comprehend safety signs, tags, literature, and both written and oral instructions. The safety comprehension test is part of KBR’s accident prevention program.
KBR requires that all prospective and incumbent employees pass a safety comprehension test if they are, or may be, assigned to a location or project covered by the U. S. Occupational Safety and Health Administration (OSHA) Process Safety Management (PSM) Standard. Applicants and former employees who have not taken the test must pass it before assignment to a PSM covered project. Employees who have not passed the test may not be transferred or reassigned to a PSM covered project until they have passed it. Applicants and employees not passing the test are not eligible to retake it for 30 days.
Tap Root Analysis
This analysis tool is used in a proactive way to identify any deficiencies KBR may have with processes and programs. The analysis tool is also effective in identifying concerns resulting from audits, observations and inspections.
Should there be an incident this analysis tool is capable of identifying true root causes and define corrective actions that will eliminate future like events. Due to the comprehensiveness of the tool, it is usually applied to significant incidents.

EXHIBIT D
Contract Schedule
***

KBR
EXHIBIT E
PROCUREMENT WORK
PROCESS
KiOR FCU PROJECT
Document No: D057-FCU-PM-GEN-WPD-0001

Revision:	0	1	2
Prepared by:
Reviewed by:	Gene Staggs
KBR Approved by:	Angle Shaikh
KiOR Approved by:	Ed Smith
Revision Date:
Issue Purpose:	IFI

KiOR FCU Project	Document No: D057-FCU-PM-GEN-WPD-0001
KBR Project No. D057	Revision: 0
Procurement Work process	Issue Purpose: IFI
SUMMARY OF DOCUMENT REVISIONS

Rev.	Date	Section
No.	Revised	Revised	Revision Description
0		All	Initial Issue

KiOR FCU Project	Document No: D057-FCU-PM-GEN-WPD-0001
KBR Project No. D057	Revision: 0
Procurement Work process	Issue Purpose: IFI
TABLE OF CONTENTS

1.0	PURPOSE:	4

2.0	SCOPE:	4

3.0	GUIDELINES	4

4.0	PROCEDURE	4

KiOR FCU Project	Document No: D057-FCU-PM-GEN-WPD-0001
KBR Project No. D057	Revision: 0
Procurement Work process	Issue Purpose: IFI
1.0	PURPOSE:
The purpose of this document is to define the procurement work process to be used on the KiOR FCU Project in order to insure that KiOR can utilize the tax exemption provided to them by the State of Mississippi. The document also provides the activities that KBR will undertake on behalf of KiOR acting as their agent.
2.0	SCOPE:
The scope includes procurement of all equipment and material for the FCU project.
3.0	GUIDELINES
•	All purchases of equipment and material will be done by KiOR on KiOR paper.

•	KBR will only act as ‘agent or on behalf of when dealing with Suppliers.

•	KBR will provide the following procurement services to KiOR acting as their agent:
-	Locating suitable Suppliers for supply of equipment and materials

-	Issuing inquiry documents

-	Reviewing quotes and bids

-	Expediting

-	Inspection Services

-	Logistic Services

-	Monitoring schedules and deliveries using the KBR IPMS (Integrated Project Management System)

-	Liaising with Suppliers as necessary
4.0	PROCEDURE
The following procedure will be followed for selecting suppliers and issuing purchase orders.
•	KBR will develop a procurement strategy for all major purchases. This strategy shall be reviewed and agreed between KBR and KiOR and appropriately documented and signed by KBR and KiOR Project Directors.

•	Upon approval of the strategy, KBR will prepare inquiry documents to be sent to the suppliers. The package shall include
-	Engineering Requisition Worksheet (ERW)

-	Supplier bid form and questionnaire

-	Instruction to Sellers

KiOR FCU Project	Document No: D057-FCU-PM-GEN-WPD-0001
KBR Project No. D057	Revision: 0
Procurement Work process	Issue Purpose: IFI
-	Terms and Conditions of Purchase

-	Terms and conditions of on-site services
Attachment -1 provides a sample package of the documents that will be included in the inquiry package.
•	The inquiry will be sent to the approved bidders via KBRsupplier.com portal.

•	Suppliers will provide their bids to KBR via KBRsupplier.com portal.

•	Once the bids are received KBR will perform technical and commercial evaluation of the quotations received. The quotation analysis form (bid tab) will be reviewed with KiOR.

•	If required, a bid conditioning meeting may be held with the Supplier.

•	KiOR will sign the quotation analysis after review and agreement with KBR.

•	KBR will issue a formal letter to KiOR with their recommendation providing all relevant information with regards to selected Supplier and attach the approved quotation analysis form. Attachment — 2 provides a template of the Recommendation Letter.

•	A pre-award meeting may be scheduled with the supplier if considered necessary. The purpose of this meeting is to finalize any remaining minor commercial issues, possibly including final price negotiations, firming up vendor data submittal dates, delivery dates, etc.

•	A draft Purchase Order (P.O) shall be generated using the KBR Integrated Project Management System (IPMS) and transmitted to KiOR. KBR has created a P.O template that clearly reflects that the P.O is from KiOR.

The KiOR P.O will include the relevant tape clauses and the following attachments:
-	ERW

-	Terms and Conditions of Purchase

-	Terms and conditions of on-site services

-	Shipping instructions

-	Marking Instructions

-	Invoicing instructions

-	Supplier Data Requirements

-	Schedule of rates for Technical Services

-	Material Movement Ticket (MMT) ship loose process
Attachment 3 provides a template of the KiOR P.O as well as sample tape clauses and other typical attachments.
•	KiOR will review the draft P.O and provide their approval and/or comments to KBR via email.

KiOR FCU Project	Document No: D057-FCU-PM-GEN-WPD-0001
KBR Project No. D057	Revision:0
Procurement Work process	Issue Purpose: IFI
•	Upon receiving KiOR approval and/or comments KBR will prepare the final P.O for issue and send the coversheet to KiOR for signature.

•	Once the signed P.O is received. KBR will issue the KiOR purchase order on behalf of KiOR.

The issuance of the purchase order formalizes all agreed scope issues and terms of the agreement. This would include price, vendor data submittal dates, shipping dates, payment terms, shipping terms, liquidated damages (if applicable), a schedule of cancellation charges and all the other technical and commercial terms of the award.

•	In the event that the issuance of the final P.O requires extended time, an interim award letter will be issued to the Supplier to formalize the commitment. The letter will be from KiOR. A template of the commitment letter is shown in Attachment- 4.

•	For most equipment orders and possibly some bulk materials, it is expected that progress or milestone payments will be required. The invoices will be submitted to KiOR for payment but KBR will verify the accuracy of the invoices and that the milestones have been met and advise KiOR when payment can be made.

•	KBR will track and monitor all activities related to purchase and delivery of the material included in the purchase order via IPMS. Reports indicating the latest shipping dates and/or status of vendor data are generated via IPMS and can be furnished on a regularly scheduled basis or produced as needed. Updates from expediting reports are loaded into the system so it reflects the latest shipment dates at all times.

•	In view of the fast track nature of this project, it is anticipated that there will be design changes that occur after the base purchase order has been issued. For this potentiality, KBR will confirm the impact of the change – cost, schedule or other – and generate an Addendum to Bid Summary. A template of this is shown in Attachment 5. The ‘Addendum to Bid Summary will require approval from KBR and KiOR Project Directors.

•	Upon receipt of the approved Addendum to Bid Summary, KBR will generate a change order for KiOR’s approval following the same procedures as described for the purchase order.

•	KBR will coordinate all logistics, inspection and expediting activities throughout the execution of each order to ensure that each order progresses smoothly and without delays.

•	Upon receipt of the purchase order, the logistics coordinator will begin developing the shipping strategy for each order. Possible shipping methods include normal trucking, heavy haul trucking, and barging. The logistics coordinator will consider the KBR and/or supplier’s drawings for dimensional information, weights, care required, etc, when planning the method and routing to the jobsite.

•	Logistics will also monitor progress to ensure that shipping arrangements are in place when the equipment or materials are ready to ship. Once the equipment or materials are released for shipment, the logistics coordinator will closely monitor the progress of each shipments to ensure there are no in transit delays. The logistics coordinator will also be in contact with the site receiving personnel so

KiOR FCU Project	Document No: D057-FCU-PM-GEN-WPD-0001
KBR Project No. D057	Revision: 0
Procurement Work process	Issue Purpose: IFI
they are aware of all incoming shipments and have any necessary preparations in order for receipt of material.

•	The project inspector will prepare an inspection assignment for all orders requiring inspection. The inspector will initiate contact with the supplier’s QC department to schedule a Pre-lnspection Meeting prior to start of fabrication.

•	Expediting will emphasize the criticality of the vendor data submittal dates as well as the equipment shipping date. Expediting will be aware of any quality issues that may impact the shipping date